As filed with the Securities and Exchange
Commission on July 20, 2007                         Registration No. 333-143025

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                          AMENDMENT NO. 1 TO FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                -----------------

                                NEW MOTION, INC.
                 (Name of Small Business Issuer in its Charter)

          DELAWARE                        8999                   06-1390025
  (State or Jurisdiction of    (Primary Standard Industrial    (I.R.S Employer
Incorporation or Organization)   Classification Code Number  Identification No.)

                          42 CORPORATE PARK, SUITE 250
                            IRVINE, CALIFORNIA 92606
                            TELEPHONE: (949) 777-3700
          (Address and Telephone Number of Principal Executive Offices)

                          42 CORPORATE PARK, SUITE 250
                            IRVINE, CALIFORNIA 92606
     (Address of Principal Place of Business or intended Place of Business)

                      BURTON KATZ, CHIEF EXECUTIVE OFFICER
                                NEW MOTION, INC.
                          42 CORPORATE PARK, SUITE 250
                            IRVINE, CALIFORNIA 92606
                            TELEPHONE: (949) 777-3700
            (Name, address and telephone number of agent for service)


                                    Copy to:
                             JONATHAN FRIEDMAN, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403
                                 (818) 444-4500


Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.


If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.   [_]



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                   Subject to Completion, Dated July 20, 2007


                                NEW MOTION, INC.
                          6,362,820 SHARES COMMON STOCK

                                -----------------

         This prospectus relates to the offer and sale from time to time of up to 6,362,820 shares of our common stock that are held by the shareholders named in the "Selling Shareholders" section of this prospectus. The prices at which the selling shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling shareholders whose shares are being registered will bear all selling and other expenses.


         Our common stock is quoted on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board" or "OTCBB") under the symbol "NWMO." On July 16, 2007, the last reported sales price of the common stock on the Over-The-Counter Bulletin Board was $16.00 per share.


         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                -----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                -----------------

                  The date of this prospectus is ______________

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

TABLE OF CONTENTS .........................................................    i

PROSPECTUS SUMMARY ........................................................    1

RISK FACTORS ..............................................................    5

RECENT CORPORATE EVENTS ...................................................   18

FORWARD-LOOKING STATEMENTS ................................................   23

USE OF PROCEEDS ...........................................................   24

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS ..................   24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS .....................................   25

BUSINESS ..................................................................   42

MANAGEMENT ................................................................   52

EXECUTIVE COMPENSATION ....................................................   56

PRINCIPAL AND SELLING SHAREHOLDERS ........................................   63

RELATED PARTY TRANSACTIONS ................................................   68

DESCRIPTION OF CAPITAL STOCK ..............................................   73

PLAN OF DISTRIBUTION ......................................................   76

LEGAL MATTERS .............................................................   78

EXPERTS ...................................................................   78

WHERE YOU CAN FIND MORE INFORMATION .......................................   78

INDEX TO FINANCIAL STATEMENTS .............................................   79



         You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

         Except as otherwise indicated, information in this prospectus reflects a 1-for-300 reverse stock split of our common stock and the conversion of 1 share of our Series A Preferred Stock, 650 shares of our Series B Preferred Stock, 500,000 shares of our Series C Preferred Stock and 8,333 shares of our Series D Preferred Stock into a total of 11,430,346 shares of our common stock, all which took effect on May 2, 2007.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. REFERENCES IN THIS PROSPECTUS TO "NEW MOTION," "MPLC" "WE," "OUR" AND "US" REFER TO NEW MOTION, INC. AND OUR CONSOLIDATED SUBSIDIARIES.

                                  OUR BUSINESS


         We publish wireless entertainment applications, including games, ringtones, images and other entertainment content which is designed to appeal to a broad range of wireless subscribers. Our customers typically purchase and download our applications through one of our websites, including Mobilesidewalk.com and RingtoneChannel.com, or through their mobile handset. Our customers are charged a one-time or monthly subscription fee for the application which appears on their mobile phone bills. Typically the carriers (such as Cingular Wireless or Verizon Wireless) keep a portion of the fee they charge to our customers, and then remit the balance to billing aggregators, who act as an intermediary between us and the carriers. The billing aggregators keep a portion of the fee for their services and then remit the balance to us, which we share with our third party content providers, if any. Generally the monthly subscription fee remitted to us through our billing aggregators, before refunds and adjustments, is between 50% and 70% of the fee charged to our end consumers. The wireless distribution of our products eliminates traditional publishing complexities, including physical production, packaging, shipping, inventory management and return processing. We are headquartered in Irvine, California.


                        THE WIRELESS ENTERTAINMENT MARKET

         The wireless entertainment market has emerged as a result of the rapid growth and significant technological advancement in the wireless communications industry. Wireless carriers are delivering new handsets to new and existing subscribers which have the capability to download rich media content. Due to the proliferation of advanced mobile phones with the capabilities to handle rich media downloads, the potential market for mobile entertainment services is expected to increase significantly in the coming years.

                       OUR HISTORY AND CONTACT INFORMATION


         New Motion, Inc. (formerly known as MPLC, Inc., and prior to MPLC, Inc. as The Millbrook Press, Inc.) was incorporated under the laws of the State of Delaware in 1994. Until 2004, we were a publisher of children's nonfiction books for the school and library market and the consumer market under various imprints. As a result of market factors, and after an unsuccessful attempt to restructure our obligations out of court, on February 6, 2004, we filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Connecticut (the "Bankruptcy Court"). After filing for bankruptcy, we sold our imprints and remaining inventory and by July 31, 2004, we had paid all secured creditors 100% of amounts owed. At this point in time, we were a "shell" company with nominal assets and no material operations. Beginning in January 2005, after the Bankruptcy Court's approval, all pre-petition unsecured creditors had been paid 100% of the amounts owed (or agreed) and all post petition administrative claims submitted had been paid. In December 2005, $0.464 per eligible share (on a pre-Reverse Split basis) was available for distribution and was distributed to our stockholders of record as of October 31, 2005. The bankruptcy proceedings were concluded in January 2006 and no additional claims were permitted to be filed after that date.

         On October 24, 2006, we, and certain of our stockholders entered into a Common Stock Purchase Agreement with Trinad Capital Master Fund, Ltd. ("Trinad"), pursuant to which we agreed to redeem 23,448,870 shares of our Common Stock from the existing stockholders of the company and sell an aggregate of 69,750,000 shares of our Common Stock (both on a pre-Reverse Split basis), representing 93% of our issued and outstanding shares of Common Stock, to Trinad in a private placement transaction for aggregate gross proceeds to us of $750,000.


         On February 12, 2007, pursuant to the closing of an exchange transaction (the "Exchange"), we acquired all of the outstanding voting securities of New Motion Mobile, Inc. (formerly called New Motion, Inc.), a Delaware corporation ("New Motion Mobile"), which became our wholly owned subsidiary. We issued to the stockholders of New Motion Mobile 500,000 shares of our Series C Convertible Preferred Stock, par value $0.10 per share, which subsequently converted into 7,263,688 shares of our common stock on May 2, 2007. In connection with the Exchange, we changed our year end for financial reporting purposes from July 31 to December 31.


         We also assumed all of the outstanding options and warrants issued by New Motion Mobile. These options and warrants now entitle their holders to purchase 1,712,778 shares of our common stock and 23,534 shares of our common stock, respectively. In addition, we assumed a convertible promissory note (the "IVG Note"), with a maximum principal amount of $2,320,000, issued by New Motion Mobile in favor of Index Visual & Games, Ltd., on substantially the same terms and conditions as set forth in the IVG Note. On July 11, 2007, IVG elected to convert the IVG Note into 172,572 shares of our common stock. For accounting purposes, the Exchange has been treated as a recapitalization of New Motion Mobile with New Motion Mobile as the accounting acquirer, and us the legal acquirer.


         In combination with the Exchange, on January 24, 2007, we entered into the Series A Convertible Preferred Stock Purchase Agreement with Trinad and received gross proceeds of $3.5 million in exchange for one share of our Series A Convertible Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"). On January 31, 2007, we entered into the Series B Convertible Preferred Stock Purchase Agreement with Watchung Road Associates, L.P., Lyrical Opportunity Partners II LP, Lyrical Opportunity Partners II Ltd. and Destar LLC and received gross proceeds of $6.5 million in exchange for 650 shares of our Series B Convertible Preferred Stock, par value $0.10 per share ("Series B Preferred Stock"). The closing of the purchase and sale of Series B Preferred Stock occurred on February 12, 2007.

         On February 28, 2007, we entered into a Securities Purchase Agreement with various accredited investors and received gross proceeds of approximately $10 million in exchange for 8,333 shares of our Series D 8% Convertible Preferred Stock, par value $0.10 per share. This financing transaction closed on March 6, 2007, when we received the net proceeds from the financing.

         In connection with the sale of our Series A and Series B Preferred Stock, we entered into a registration rights agreement with the holders of our Series A and Series B Preferred Stock pursuant to which we granted the holders certain registration rights with respect to the shares of our common stock owned by the holders, including the common stock underlying the Series A Preferred Stock and Series B Preferred Stock sold in the offering. In addition, in connection with the sale of our Series D Preferred Stock, pursuant to a registration rights agreement with the investors in the Series D financing, we granted the investors certain registration rights with respect to the shares of our common stock issuable upon conversion of the shares of our Series D Convertible Preferred Stock and upon conversion of the shares of any other series of our preferred stock owned by the investors. We are required to prepare and file with the Securities and Exchange Commission within 75 days of the closing of the Series D offering a registration statement on Form S-3, Form SB-2, or on another appropriate form, covering the resale of all of the registerable securities. In the event that we do not satisfy certain filing and other obligations in our registration rights agreement with the purchasers of our Series D Preferred Stock, we are required to pay such Series D Preferred Stock purchasers liquidated damages in an aggregate amount of up to 12% of the gross proceeds of the Series D offering. The common stock held by the former holders of our Series A, Series B, and Series D Preferred Stock are being registered for resale on this prospectus.

         Sanders Morris Harris, Inc. acted as placement agent in connection with the sale of our Series A, B and D Preferred Stock. For their services as placement agent, we paid Sanders Morris Harris a fee equal to 7.5%, or approximately $1,500,000, of the gross proceeds from the financing and five year warrants to purchase 290,909 shares of common stock at an average exercise price of $5.50 per share (on a post-Reverse Split basis). Of the $1,500,000 fee paid to Sanders Morris Harris, Inc., $939,408 was paid in cash and $560,592 of the fee was provided to Sanders Morris Harris, Inc. through the issuance of 467.16 shares of our Series D Preferred Stock.


         Effective on May 2, 2007, we changed our corporate name to New Motion, Inc. from MPLC, Inc., completed a 1-for-300 reverse split of our common stock (the "Reverse Split"), increased our authorized shares of common stock from 75,000,000 to 100,000,000 and adopted our 2007 Stock Incentive Plan. Upon the effectiveness of the Reverse Split on May 2, 2007, all classes of our preferred stock converted into common stock.

         The address of our principal executive office is 42 Corporate Park, Suite 250, Irvine, CA 92606, and our telephone number is (949) 777-3700.

                                  THE OFFERING

Common stock offered..............  6,362,820 shares by the selling shareholders


Common stock outstanding
   before this offering...........  11,965,596 shares.

Common stock to be outstanding
   after this offering............  12,425,110 shares.


Use of proceeds...................  We will not receive any of the proceeds from the sale of  shares of our  common  stock by
                                    the  selling   shareholders.   See  "Use  of
                                    Proceeds."

OTC Bulletin Board symbol.........  NWMO

Risk Factors......................  See "Risk Factors" beginning on page 5 for a
                                    discussion   of  factors   that  you  should
                                    consider   carefully   before   deciding  to
                                    purchase our common stock.


         In the table above, the number of shares to be outstanding after this offering is based on 11,965,596 shares outstanding as of July 16, 2007, and assumes the issuance to the selling stockholders of the following additional shares which are being offered for sale under the prospectus:


         o 290,909 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.50 per share; and

         o 168,605 shares issuable upon the conversion of an outstanding promissory note, at a conversion price of $3.44 per share.

         In the table above, the number of shares to be outstanding after this offering does not reflect the following shares which are not being offered for sale under this prospectus:


         o 1,452,737 shares of common stock reserved for issuance under our 2005 Stock Incentive Plan, as of July 16, 2007;


         o 23,534 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.44 per share; and


         o 1,400,000 shares of common stock reserved for issuance under our 2007 Stock Incentive Plan, as of July 16, 2007.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE UNAWARE OF, OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT US. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY IN AN EMERGING MARKET, WHICH MAY MAKE IT DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS.

         We were incorporated in March 2005 and immediately began offering entertainment products and services directly to consumers through the transfer of the RingtoneChannel Pty Limited ("RingtoneChannel") business to New Motion. These services and products are billed through wireless carriers to their subscribers. Accordingly, we have a limited history of generating revenues, and the future revenue and income potential of our business is uncertain. As a result of our short operating history in the emerging mobile entertainment industry, we have limited financial data that you can use to evaluate our business. Any evaluation of our business and our prospects must be considered in light of our limited operating history and the risks and uncertainties often encountered by companies in our stage of development. Some of these risks and uncertainties relate to our ability to do the following:

         - maintain our current and develop new wireless carrier and billing aggregator relationships upon which our business currently depends;

         -        respond effectively to competitive pressures;

         -        increase brand awareness and consumer recognition;

         -        attract and retain qualified management and employees;

         -        continue to upgrade our technology;

         -        continue to upgrade our information processing systems;

         - continue to develop and source high-quality mobile content that achieves significant market acceptance;

         - maintain and grow our off-deck distribution, including through our web sites and third-party direct-to-consumer distributors; and

         -        execute our business and marketing strategies successfully.

         If we are unable to address these risks, our operating results may not meet the expectations of investors, which would likely cause the price of our common stock to decline.

OUR BUSINESS CURRENTLY RELIES ON WIRELESS CARRIERS AND AGGREGATORS TO FACILITATE BILLING AND COLLECTIONS IN CONNECTION WITH OUR ENTERTAINMENT PRODUCTS SOLD AND SERVICES RENDERED, AND THE LOSS OF, OR A MATERIAL CHANGE IN, ANY OF THESE RELATIONSHIPS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

         We currently generate, and we expect to continue to generate, the majority of our revenues from the sale of our products and services directly to consumers which are billed through wireless aggregators and carriers. For the fiscal year ended December 31, 2006, we billed approximately 60% of our revenue through aggregation services provided by Goldpocket Wireless, Inc. ("Goldpocket Wireless") and 34% of our revenue through our aggregator Mobile Messenger Pty Ltd ("Mobile Messenger"). In 2005, we billed approximately 78% of our revenue with Buongiorno USA, Inc. ("Buongiorno") and approximately 22% of our revenue through our aggregator Mobile Messenger. In the first quarter of 2007, we billed approximately 85% of our revenue through Goldpocket Wireless and approximately 15% through Mobile Messenger. We expect that we will continue to generate a significant portion of our revenues through a limited number of aggregators for the foreseeable future, although these aggregators may vary from period to period.

         Our aggregator agreements are not exclusive and generally have a limited term of one or two years with evergreen or automatic renewal provisions upon expiration of the initial term. These agreements set out the terms of our relationships with the carriers. In addition, any party can terminate these agreements early, and in some instances, without cause.

         Many other factors outside our control could impair our carrier relationships, including a carrier's:

         - preference for or decision to provision delivery of our products and services to their customer base;

         -        decision   to   offer   its   own   competing    entertainment
                  applications, products and services;

         - decision to offer similar entertainment applications, products and services to its subscribers for free;

         - network encountering technical problems that disrupt the delivery of or billing for our applications; or

         -        decision  to  increase  the  fees it  charges  to  market  and
                  distribute  our  applications,   thereby  increasing  its  own
                  revenue and decreasing our share of revenue.

         If one or more of these wireless carriers decides not to offer off-deck applications we may be unable to replace the revenue source with an acceptable alternative, causing us to lose access to the subscribers covered by that wireless carrier, which could materially harm our business, operating results and financial condition. The off-deck arena refers primarily to services delivered through the Internet, which is independent of the carriers.

THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN WE DO.

         The development, distribution and sale of wireless entertainment applications is a highly competitive business. We compete primarily on the basis of marketing acquisition cost, brand awareness, and carrier and distribution breadth. We also compete for experienced and talented employees.

         Currently,   we  consider  our  primary   competitors  to  be  Jamster,
Buongiorno, Flycell, Thumbplay and Dada Mobile. In the future, likely competitors may include other major media companies, traditional video game publishers, content aggregators, wireless software providers and other pure-play wireless entertainment publishers. Wireless carriers may also decide to develop and distribute their own similar wireless entertainment applications, products and services and as such they might refuse to distribute some or all of our applications or may deny us access to all or part of their networks.

         Some of our competitors' advantages over us include the following:

         -        substantially greater revenues and financial resources;

         -        stronger brand names and consumer recognition;

         - the capacity to leverage their marketing expenditures across a broader portfolio of wireless and non-wireless products;

         -        pre-existing relationships with brand holders;

         -        more resources to make acquisitions; and

         -        broader geographic presence.

         If we are not as successful as our competitors in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business.

OUR SUCCESS DEPENDS ON OUR ABILITY TO DEVELOP NEW APPLICATIONS PRODUCTS AND SERVICES THAT OUR CUSTOMERS WILL CONTINUE TO BUY.

         Our success depends on providing applications, products and services that offer our customers a high-quality entertainment experience. We must continue to invest significant resources in research and development to enhance our offering of wireless applications and introduce new applications that our customers will continue to buy. Our operating results would suffer if our applications are not responsive to the preferences of our customers or are not effectively brought to market.

         The planned timing or introduction of new applications is subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution, carrier approval, or other problems could delay or prevent the introduction of new applications, which could result in a loss of, or delay in, revenues or damage to our reputation and brand. If any of our applications is introduced with defects, errors or failures, we could experience decreased sales, loss of customers and damage to our reputation and brand. In addition, new applications may not achieve sufficient market acceptance to offset the costs of development. Our success depends, in part, on unpredictable and volatile factors beyond our control, including customer preferences, competing applications and the availability of other entertainment activities. A shift in mobile phone usage or the entertainment preferences of our customers could cause a decline in our applications' popularity that could materially reduce our revenues and harm our business.

         We continuously develop and introduce new applications for use on next-generation mobile phones. We must make product development decisions and commit significant resources well in advance of the anticipated introduction of a new mobile phone model. New mobile phone models for which we are developing applications may be delayed, may not be commercially successful, may have a shorter life cycle than anticipated or may not be adequately promoted by wireless carriers or the mobile phone manufacturer. If the mobile phone models for which we are developing applications are not released when expected or do not achieve broad market penetration, our potential revenues will be limited and our business will suffer.

WE DEPEND ON A LIMITED NUMBER OF APPLICATIONS, PRODUCTS AND SERVICES FOR A SIGNIFICANT PORTION OF OUR REVENUE.

         We derive a significant portion of our revenue from a limited number of applications. In fiscal 2005 and 2006, we generated approximately 67% and 26%, respectively, of our revenue from our Ringtone applications and approximately 33% and 70%, respectively of our revenue from our Trivia applications. In the first quarter 2006 and 2007, we generated approximately 13% and 12%, respectively of our revenue from our Ringtone applications, approximately 87% and 71%, respectively of our revenue from our Trivia applications, approximately 0% and 9%, respectively of our revenue from our Bid4Prizes application and approximately 0% and 8% respectively of our revenue from our White Label services. We expect to continue to derive a substantial portion of our revenues from Ringtone and Trivia applications and a limited number of other applications in the foreseeable future. Due to this dependence on a limited number of applications, the failure to achieve anticipated results with any one of these key applications may harm our business. Additionally, if we cannot develop new applications that are as successful as our Trivia application, our future revenues could be limited and our business will suffer.

WE RELY ON INDEPENDENT THIRD PARTIES FOR THE DEVELOPMENT OF MANY OF OUR APPLICATIONS, PRODUCTS AND SERVICES.

         We rely on independent third-party developers to develop many of our entertainment applications, products and services, which subjects us to the following risks:

         - key developers who worked for us in the past may choose to work for our competitors;

         - developers currently under contract may try to renegotiate our agreements with them on terms less favorable to us; and

         -        our   developers  may  be  unable  or  unwilling  to  allocate
                  sufficient resources to complete our applications on a timely or satisfactory basis or at all.

WE FACE CHALLENGES IN MANAGING THE RAPID GROWTH OF OUR BUSINESS.

         We have experienced, and continue to experience, rapid growth in our business. This growth has placed, and may continue to place, significant demands on our management and our operational and financial infrastructure. To manage our growth effectively, we must continue to improve and enhance our operational, financial and management controls in order to maintain efficiency and innovation in our growing organization. We must also enhance our reporting systems and procedures to ensure timely and accurate periodic public disclosure of our operations and we will need to hire additional personnel. These systems enhancements and improvements will require significant expenditures and allocation of valuable management resources. If we fail to maintain the efficiency of our organization as it grows, our profit margins will decline and our earnings could be materially diminished.


         In order to meet competitive challenges or take advantage of market opportunities, we may expand our technology, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:


         - expand our systems effectively or efficiently or in a timely manner;

         -        allocate our human resources optimally;

         -        meet our capital needs;

         -        identify  and  hire  qualified   employees  or  retain  valued
                  employees; or

         - incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

         Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

WE  MAY  NEED   ADDITIONAL   FUNDING  TO  SUPPORT  OUR  OPERATIONS  AND  CAPITAL
EXPENDITURES, WHICH MAY NOT BE AVAILABLE TO US AND WHICH LACK OF AVAILABILITY COULD ADVERSELY AFFECT OUR BUSINESS.

         We expect we may need additional capital to continue to expand our operations, and to make strategic or necessary product or business acquisitions. As part of our planned growth and expansion, we will be required to make expenditures necessary to expand and improve our operating and management infrastructure. We also plan to invest more heavily in research and development of new products and services. In addition, we may need additional funds to pursue business opportunities (such as acquisitions of complementary businesses), to react to unforeseen difficulties or to respond to competitive pressures.

         If our capital resources are insufficient, we will need to raise additional funds. While we will continue to seek out additional debt and equity financing, we currently have no committed sources of additional capital, and there can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in additional dilution to existing stockholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy. This limitation could substantially harm our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

         We rely in part on trade secret, unfair competition, trade dress and trademark law to protect our rights to certain aspects of our product offerings, including our software technologies, domain names and recognized trademarks, all of which we believe are important to the success of our products and our competitive position. There can be no assurance that any of our trademark applications will result in the issuance of a registered trademark, or that any trademark granted will be effective in thwarting competition or be held valid if subsequently challenged. In addition, there can be no assurance that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, that our proprietary information will not become known to competitors, that we can meaningfully protect our rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights. We could be required to devote substantial resources to enforce and protect our intellectual property, which could divert our resources and result in increased expenses. In addition, an adverse determination in litigation could subject us to the loss of our rights to particular intellectual property, could require us to grant licenses to third parties, could prevent us from selling or using certain aspects of our products or could subject us to substantial liability, any of which could harm our business.

WE MAY BECOME SUBJECT TO LITIGATION FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         Others may initiate claims against us for infringing on their intellectual property rights. We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation. In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us. We also may be required to cease offering the affected products while a determination as to infringement is considered. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business and cause our stock price to decline.

IF WE FAIL TO DELIVER OUR APPLICATIONS TO CORRESPOND WITH THE COMMERCIAL INTRODUCTION OF NEW MOBILE PHONE MODELS, OUR SALES MAY SUFFER.

         Our business is tied, in part, to the commercial introduction of new mobile phone models with enhanced features, including color screens and greater processing power. Many new mobile phone models are released in the final quarter of the year to coincide with the holiday shopping season. We cannot control the timing of these mobile phone launches. Some of our customers download our applications soon after they purchase their new mobile phones in order to experience the new features of those phones. If we miss the opportunity to sell applications when our customers upgrade to a new mobile phone due to application launch delays, our sales may suffer. In addition, if we miss the key holiday selling period, either because the introduction of a new mobile phone model is delayed or we do not successfully deploy our applications in time for the holiday selling season, our sales may suffer.

OUR BUSINESS AND GROWTH MAY SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL WHO ARE IN HIGH DEMAND.


         We depend on the continued contributions of our senior management and other key personnel, many of whom may be difficult to replace. In particular, we are dependant on the continued service of Burton Katz, our Chief Executive Officer. The loss of the services of any of our executive officers or other key employees could harm our business. Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance, marketing and creative personnel. Qualified individuals are in high demand, and we may incur significant costs to attract them. If we are unable to attract or retain the personnel we need to succeed, our business may suffer.


         Many of our senior management personnel and other key employees have become, or will soon become, substantially vested in their initial stock option grants. Employees may be more likely to leave us if their owned shares or the shares underlying their options have significantly appreciated in value relative to the original purchase price of the shares or the option exercise price.

OUR SENIOR MANAGEMENT'S LIMITED EXPERIENCE MANAGING A PUBLICLY TRADED COMPANY MAY DIVERT MANAGEMENT'S ATTENTION FROM OPERATIONS AND HARM OUR BUSINESS.

         Our management team has relatively limited recent experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

SYSTEM OR NETWORK FAILURES COULD REDUCE OUR SALES, INCREASE COSTS OR RESULT IN A LOSS OF CUSTOMERS.

         Any disruption to the carriers' or our services, billing systems, information systems or communications networks could result in the inability of our customers to download our applications. If any of these systems fail, there is an interruption in the supply of power, an earthquake, fire, flood or other natural disaster, or an act of war or terrorism, our customers may be unable to access our applications. Any disruption to the carriers' or our systems could cause us to lose customers or revenue or incur substantial repair costs and distract management from operating our business.

THE ACQUISITION OF OTHER COMPANIES, BUSINESSES OR TECHNOLOGIES COULD RESULT IN OPERATING DIFFICULTIES, DILUTION AND OTHER HARMFUL CONSEQUENCES.

         We may selectively pursue strategic acquisitions, any of which could be material to our business, operating results and financial condition. Future acquisitions could divert management's time and focus from operating our business. In addition, integrating an acquired company, business or technology is risky and may result in unforeseen operating difficulties and expenditures associated with integrating employees from the acquired company into our organization and integrating each company's accounting, management information, human resources and other administrative systems to permit effective management. Foreign acquisitions might involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

THE ANTICIPATED BENEFITS OF OUR FUTURE ACQUISITIONS MAY NOT MATERIALIZE. FUTURE ACQUISITIONS OR DISPOSITIONS COULD RESULT IN POTENTIALLY DILUTIVE ISSUANCES OF OUR EQUITY SECURITIES, INCLUDING OUR COMMON STOCK, THE INCURRENCE OF DEBT, CONTINGENT LIABILITIES OR AMORTIZATION EXPENSES, OR WRITE-OFFS OF GOODWILL, ANY OF WHICH COULD HARM OUR FINANCIAL CONDITION. FUTURE ACQUISITIONS MAY ALSO REQUIRE US TO OBTAIN ADDITIONAL FINANCING, WHICH MAY NOT BE AVAILABLE ON FAVORABLE TERMS OR AT ALL.

EXPANSION INTO INTERNATIONAL MARKETS IS A COMPONENT OF OUR LONG-TERM STRATEGY, AND OUR LIMITED EXPERIENCE IN THE OPERATION OF AN INTERNATIONAL BUSINESSES MAY BE A RISK TO OUR SUCCESS.

         An element of our business strategy is international expansion. Risks associated with growing our international business include:

         - expand our systems effectively or efficiently or in a timely manner;

         -        challenges   caused  by   distance,   language   and  cultural
                  differences;

         - multiple, conflicting and changing laws and regulations, including difficulties enforcing intellectual property rights;

         -        foreign   exchange   controls   that  might  prevent  us  from
                  repatriating income earned in countries outside the United States;

         -        political and economic instability;

         -        higher costs associated with doing business internationally;

         -        currency exchange rate fluctuations;

         -        restrictions on the export or import of technology;

         -        difficulties   in   staffing   and   managing    international
                  operations;

         -        variations  in  tariffs,   quotas,   taxes  and  other  market
                  barriers; and

         -        greater  fluctuations  in sales  to  customers  in  developing
                  countries,   including   longer  payment  cycles  and  greater
                  difficulty collecting accounts receivable.

         These risks could harm our international expansion efforts, which could in turn materially and adversely affect our business, operating results and financial condition.

OUR FINANCIAL RESULTS COULD VARY SIGNIFICANTLY FROM QUARTER TO QUARTER AND ARE DIFFICULT TO PREDICT.

         Our revenues and operating results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition, we may not be able to predict our future revenues or results of operations. We base our current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. Products and carrier relationships may represent meaningful portions of our revenues and net income in any quarter. We may incur significant or unanticipated expenses when licenses are renewed. In addition, any payments due to us from carriers may be delayed because of changes or issues with those carriers' processes.

         In addition to other risk factors discussed in this section, factors that may contribute to the variability of our quarterly results include:

         - the timing of charges related to impairments of goodwill, intangible assets, prepaid royalties and guarantees;

         - changes in pricing policies by us, our competitors or our carriers and other distributors;

         - changes in the mix of original and licensed content, which have varying gross margins;

         -        the timing of successful mobile handset launches;

         - fluctuations in the size and rate of growth of overall consumer demand for mobile related content;

         -        strategic  decisions  by  us  or  our  competitors,   such  as
                  acquisitions,   divestitures,   spin-offs,   joint   ventures,
                  strategic investments or changes in business strategy;

         - charges related to our acquisition of certain assets of Mobliss, and other acquisitions;

         -        accounting rules governing recognition of revenue;

         - the timing of compensation expense associated with equity compensation grants; and

         -        decisions  by  us  to  incur  additional  expenses,   such  as
                  increases in marketing or research and development.

         As a result of these and other factors, our operating results may not meet the expectations of investors or public market analysts who choose to follow our company. Failure to meet market expectations would likely result in decreases in the trading price of our common stock.

                          RISKS RELATED TO OUR INDUSTRY

WIRELESS COMMUNICATIONS TECHNOLOGY IS CHANGING RAPIDLY, AND WE MAY NOT BE SUCCESSFUL IN WORKING WITH THESE NEW TECHNOLOGIES.

         Wireless network and mobile phone technologies are undergoing rapid innovation. New mobile phones with more advanced processors and supporting advanced programming languages continue to be introduced in the market. We have no control over the demand for, or success of, these products. However, if we fail to anticipate and adapt to these and other technological changes, our market share and our operating results may suffer. Our future success will depend on our ability to adapt to rapidly changing technologies, develop applications to accommodate evolving industry standards and improve the performance and reliability of our applications. In addition, the widespread adoption of networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our entertainment applications.

         The markets for our applications, products and services are also characterized by frequent new mobile phone model introductions and shortening mobile phone model life cycles. The development of new, technologically advanced applications to match the advancements in mobile phone technology is a complex process requiring significant research and development expense, as well as the accurate anticipation of technological and market trends. As the life cycle of mobile phone models and other wireless devices shortens, we will be required to develop and adapt our existing applications and create new applications more quickly. These efforts may not be successful. Any failure or delay in anticipating technological advances or developing and marketing new applications that respond to any significant change in technology or customer demand could limit the available channels for our applications and limit or reduce our sales.

OUR SUCCESS DEPENDS ON THE CONTINUING ADOPTION OF ENTERTAINMENT APPLICATIONS BY WIRELESS SUBSCRIBERS.

         We operate in a developing industry. Currently, only a limited number of wireless subscribers download entertainment applications, products and services to their mobile phones. Our success depends on growth in the number of wireless subscribers who use their mobile phones to access data services and, in particular, entertainment applications, products and services. If this market does not continue to grow or we are unable to acquire new customers, our business growth, operating results and financial condition could be materially and adversely affected.

ACTUAL OR PERCEIVED SECURITY VULNERABILITIES IN MOBILE PHONES COULD ADVERSELY AFFECT OUR REVENUES.


         Maintaining the security of mobile phones and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other malicious software programs that may attack wireless networks and mobile phones. Recently, security experts identified what appears to be the first computer "worm" program targeted specifically at mobile phones. The worm, entitled "Cabir," targets mobile phones running the Symbian(R) operating system. While the "Cabir" worm has not been widely released and presents little immediate risk to our business, we have distributed our products to phones running the Symbian operating system and believe future threats could lead some customers to seek to return our applications, reduce or delay future purchases or reduce or delay the use of their mobile phones. Wireless carriers and mobile phone manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new mobile phone models. Any of these activities could adversely affect our revenues.


CHANGES IN GOVERNMENT REGULATION OF THE MEDIA AND WIRELESS COMMUNICATIONS INDUSTRIES MAY ADVERSELY AFFECT OUR BUSINESS.

         It is possible that a number of laws and regulations may be adopted in the United States and elsewhere which could restrict the media and wireless communications industries, including laws and regulations relating to customer privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our applications.

A DECLINE IN, OR LIMITATION ON, THE USE OF MOBILE PHONES WOULD NEGATIVELY IMPACT OUR BUSINESS.

         A number of public and private entities have begun to restrict the use of mobile phones on their premises. For example, many places of worship, restaurants, hospitals, medical offices, libraries, museums, concert halls and other private and public businesses restrict the use of mobile phones due to privacy concerns, the inconvenience caused by mobile phone users to other patrons and the disruption mobile phones may cause to other electronic equipment at these locations.

         Legislation has also been proposed in the U.S. Congress and by many states and municipalities to restrict or prohibit the use of mobile phones while driving motor vehicles. Some states and municipalities in the United States have already passed laws restricting the use of mobile phones while driving, and similar laws have been enacted in other countries. These laws and other potential laws prohibiting or restricting the use of mobile phones could reduce demand for mobile phones generally and, accordingly, the demand for our applications, which could reduce our ability to increase or maintain sales of our applications.

         A number of studies have examined the health effects of mobile phone use and the results of some of the studies have been interpreted as evidence that mobile phone use causes adverse health effects. The establishment of a link between the use of mobile phone services and health problems, and any media reports suggesting such a link, could reduce demand for mobile phones and, accordingly, the demand for our applications.

OUR BUSINESS DEPENDS ON THE GROWTH AND MAINTENANCE OF WIRELESS COMMUNICATIONS INFRASTRUCTURE.

         Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States and around the world. This includes deployment and maintenance of reliable next-generation digital networks with the necessary speed, data capacity and security for providing reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of customers continues to increase, or if existing or future customers increase their bandwidth requirements. In addition, viruses, worms and similar break-ins and disruptions from illicit code or unauthorized tampering may harm the performance of wireless communications. If a well-publicized breach of security were to occur, general mobile phone usage could decline, which could reduce the demand for and use of our applications. Wireless communications experience a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our applications successfully.

                        RISKS RELATED TO OUR COMMON STOCK

THE  LIQUIDITY  OF OUR COMMON  STOCK WILL BE  AFFECTED  BY ITS  LIMITED  TRADING
MARKET.

         Bid and ask prices for shares of our common stock are quoted on the OTC Bulletin Board under the symbol NWMO. There is currently no broadly followed, established trading market for our common stock and an established trading market for our shares of common stock may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our common stock. As a result of the lack of trading activity, the quoted price for our common stock on the OTCBB is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders of our common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

IF AND WHEN A TRADING MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND YOU MAY BE UNABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

         -        quarterly variations in our revenues and operating expenses;

         - developments in the financial markets, and the worldwide or regional economies;

         - announcements of innovations or new products or services by us or our competitors;

         -        fluctuations in merchant credit card interest rates;

         - significant sales of our common stock or other securities in the open market; and

         -        changes in accounting principles.

         In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company's securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL.

         Upon the effectiveness of this registration statement and any others that we may file with respect to the resale of shares held by certain stockholders, a significant number of our shares of common stock may become eligible for sale. Sales of a significant number of shares of our common stock in the open market could harm the market price of our common stock. A reduced market price for our shares could make it more difficult to raise funds through future offering of common stock.

         Moreover, as additional shares of our common stock become available for resale in the open market (including shares issued upon the exercise of our outstanding warrants), the supply of our publicly traded shares will increase, which could decrease its price.

         Some of our shares may also be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market shares up to an amount equal to 1% of the outstanding shares. Currently, 6,198 of our issued restricted securities are eligible for resale under Rule 144.


THE SALE OF SECURITIES BY US IN ANY EQUITY OR DEBT FINANCING COULD RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR EARNINGS.

         Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders' stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

IF SECURITIES OR INDUSTRY ANALYSTS DO NOT PUBLISH RESEARCH OR REPORTS ABOUT OUR BUSINESS, OR IF THEY DOWNGRADE THEIR RECOMMENDATIONS REGARDING OUR COMMON STOCK, OUR STOCK PRICE AND TRADING VOLUME COULD DECLINE.

         The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

THE TRADING OF OUR COMMON STOCK ON THE OTC BULLETIN BOARD AND THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS A "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our securities, as traded on the OTCBB, may be subject to SEC rules that impose special sales practice requirements on broker-dealers who sell these securities to persons other than established customers or accredited investors. For the purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction before the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefore.

         In addition, the SEC has adopted a number of rules to regulate "penny stock" that restrict transactions involving these securities. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. "Penny stocks" generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities.

         Stockholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE  REQUIREMENTS  OF  THE  SARBANES-OXLEY   ACT,  INCLUDING  SECTION  404,  ARE
BURDENSOME, AND OUR FAILURE TO COMPLY WITH THEM COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS AND STOCK PRICE.

         Effective internal control over financial reporting is necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal control over financial reporting beginning with our annual report on Form 10-KSB for the fiscal year ending December 31, 2007. Our independent registered public accounting firm will need to annually attest to our evaluation, and issue their own opinion on our internal control over financial reporting beginning with our annual report on Form 10-KSB for the fiscal year ending December 31, 2008. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal control over financial reporting to provide the basis for our report. The process of strengthening our internal control over financial reporting and complying with
Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any substantial efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal control over financial reporting that we will need will become more complex, and significantly more resources  will be  required  to ensure  our  internal  control  over  financial reporting remains effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal control over financial reporting, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors' confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR COMMON STOCK.

         We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER US AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

         Collectively, our officers, directors and principal stockholders (greater than 5% stockholders) beneficially own approximately 88% of our outstanding common stock. As a result, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

ANTI-TAKEOVER PROVISIONS MAY LIMIT THE ABILITY OF ANOTHER PARTY TO ACQUIRE US, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

         Our restated certificate of incorporation, as amended, our bylaws and Delaware law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

                             RECENT CORPORATE EVENTS

BACKGROUND


         New Motion, Inc. (formerly known as MPLC, Inc., and prior to MPLC, Inc. as The Millbrook Press, Inc.) was incorporated under the laws of the State of Delaware in 1994. Until 2004, we were a publisher of children's nonfiction books for the school and library market and the consumer market under various imprints. As a result of market factors, and after an unsuccessful attempt to restructure our obligations out of court, on February 6, 2004, we filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Connecticut (the "Bankruptcy Court"). After filing for bankruptcy, we sold our imprints and remaining inventory and by July 31, 2004, we had paid all secured creditors 100% of amounts owed. At this point in time, we were a "shell" company with nominal assets and no material operations. Beginning in January 2005, after the Bankruptcy Court's approval, all pre-petition unsecured creditors had been paid 100% of the amounts owed (or agreed) and all post petition administrative claims submitted had been paid. In December 2005, $0.464 per eligible share (on a pre-Reverse Split basis) was available for distribution and was distributed to our stockholders of record as of October 31, 2005. The bankruptcy proceedings were concluded in January 2006 and no additional claims were permitted to be filed after that date.

         On October 24, 2006, we, and certain of our stockholders entered into a Common Stock Purchase Agreement with Trinad Capital Master Fund, Ltd. ("Trinad"), pursuant to which we agreed to redeem 23,448,870 shares of our Common Stock (on a pre-reverse stock split basis) from the existing stockholders of the company and sell an aggregate of 69,750,000 shares of our Common Stock (on a pre-reverse stock split basis), representing 93% of our issued and outstanding shares of Common Stock, to Trinad in a private placement transaction for aggregate gross proceeds to us of $750,000.


         On November 22, 2006, we executed a letter of intent regarding the proposed acquisition of New Motion Mobile, Inc. (a Delaware company formerly known as New Motion, Inc.), whereby we would acquire all of the outstanding capital stock of New Motion Mobile, and in exchange, the stockholders of New Motion Mobile would acquire approximately 83% of our outstanding capital stock.

EXCHANGE TRANSACTION AND CAPITALIZATION

         On January 31, 2007, we entered into an exchange agreement ("Exchange Agreement") with New Motion Mobile, the stockholders of New Motion Mobile and Trinad. The closing of the transactions contemplated by the Exchange Agreement (the "Exchange") occurred on February 12, 2007. At the Closing, we acquired all of the outstanding shares of the capital stock of New Motion Mobile from the Stockholders in exchange for 500,000 of our Series C Convertible Preferred Stock, par value $0.10 per share (the "Series C Preferred Stock"), which was subsequently converted into 7,263,688 shares of our common stock on May 2, 2007, immediately and automatically upon the effectiveness of a 1-for-300 reverse stock split (the "Reverse Split").


         We also assumed all of the outstanding options and warrants issued by New Motion Mobile. These options and warrants now entitle their holders to purchase 1,712,778 shares of Common Stock and 23,534 shares of Common Stock, respectively. In addition, we assumed a convertible promissory note (the "IVG Note"), with a maximum principal amount of $2,320,000, issued by New Motion Mobile in favor of Index Visual & Games, Ltd., on substantially the same terms and conditions as set forth in the IVG Note. On July 11, 2007, IVG elected to convert the IVG Note into 172,572 shares of our common stock.

         As a condition to the closing of the Exchange, Trinad, our majority stockholder immediately prior to the Closing, and certain stockholders of New Motion Mobile entered into a voting agreement whereby they agreed to vote their shares of our voting securities: (i) to elect one member to our board of directors to be designated by Trinad (the "Trinad Designate") for a period of one year following the Closing and to vote for such other persons that may be designated by the Stockholders to fill any vacant position on our board of directors (other than the Trinad Designate), and to approve (ii) the "Reverse Split, (iii) an increase our authorized shares of common stock from 75,000,000 shares to 100,000,000 shares, (iv) the adoption of a stock incentive plan, and
(v) the change of our corporate name. On March 15, 2007, we obtained the requisite vote from our stockholders to facilitate these corporate transactions.

         For accounting purposes the Exchange was treated as a recapitalization of New Motion Mobile with New Motion Mobile as the acquirer. The historical financial statements prior to the merger are those of New Motion Mobile. For purposes of the Exchange, the cost of the acquisition reflected on New Motion Mobile's balance sheet was the value our net tangible assets. No goodwill or other intangible assets were recorded and no pro forma information is presented because the recapitalization is not considered to be a business combination.

         In combination with the Exchange, on January 24, 2007, we entered into the Series A Convertible Preferred Stock Purchase Agreement with Trinad and received gross proceeds of $3.5 million in exchange for one share of our Series A Convertible Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"). On January 31, 2007, we entered into the Series B Convertible Preferred Stock Purchase Agreement with Watchung Road Associates, L.P., Lyrical Opportunity Partners II LP, Lyrical Opportunity Partners II Ltd. and Destar LLC and received gross proceeds of $6.5 million in exchange for 650 shares of our Series B Convertible Preferred Stock, par value $0.10 per share ("Series B Preferred Stock"). The closing of the purchase and sale of Series B Preferred Stock occurred on February 12, 2007. On May 2, 2007, the effective date of the Reverse Split, immediately and automatically upon the effectiveness of the Reverse Split, all issued and outstanding Series A Preferred Stock and Series B Preferred Stock converted into 1,200,000 and 1,300,000 shares of our common stock, respectively.

         On February 28, 2007, we entered into a Securities Purchase Agreement with various accredited investors and received gross proceeds of approximately $10 million in exchange for 8,333 shares of our Series D 8% Convertible Preferred Stock, par value $0.10 per share (the "Series D Preferred Stock"). This financing transaction closed on March 6, 2007, when we received the net proceeds from the financing. Upon the effectiveness of the Reverse Split on May 2, 2007, all issued and outstanding Series D Preferred Stock immediately and automatically converted into 1,666,658 shares of our common stock.

         In connection with the sale of our Series A and Series B Preferred Stock, we entered into a registration rights agreement with the holders of our Series A and Series B Preferred Stock pursuant to which we granted the holders certain registration rights with respect to the shares of our common stock owned by the holders, including the common stock underlying the Series A Preferred Stock and Series B Preferred Stock sold in the offering. In addition, in connection with the sale of our Series D Preferred Stock, pursuant to a registration rights agreement with the investors in the Series D financing, we granted the investors certain registration rights with respect to the shares of our common stock issuable upon conversion of the shares of our Series D Convertible Preferred Stock and upon conversion of the shares of any other series of our preferred stock owned by the investors. We are required to prepare and file with the Securities and Exchange Commission within 75 days of the closing of the Series D offering a registration statement on Form S-3, Form SB-2, or on another appropriate form, covering the resale of all of the registerable securities. In the event that we do not satisfy certain filing and other obligations in our registration rights agreement with the purchasers of our Series D Preferred Stock, we are required to pay such Series D Preferred Stock purchasers liquidated damages in an aggregate amount of up to 12% of the gross proceeds of the Series D offering. The common stock held by the former holders of our Series A, Series B, and Series D Preferred Stock are being registered for resale on this prospectus.

         Sanders Morris Harris, Inc. acted as placement agent in connection with the sale of our Series A, B and D Preferred Stock. For their services as placement agent, we paid Sanders Morris Harris, Inc. a fee equal to 7.5%, or approximately $1,500,000, of the gross proceeds from the financing and issued a five year warrant to Sanders Morris Harris, Inc. to purchase 290,909 shares of our common stock. The warrant is fully vested and has a per share exercise price of $5.50. Of the $1,500,000 fee paid to Sanders Morris Harris, Inc., $939,408 was paid in cash and $560,592 of the fee was provided to Sanders Morris Harris, Inc. through the issuance of 467.16 shares of our Series D Preferred Stock.


         On May 2, 2007, we amended our restated certificate of incorporation to provide for an increase in our authorized shares of common stock from 75,000,000 to 100,000,000 and to effect the Reverse Split. On the same date, immediately after the effectiveness of the Reverse Split and as described above, all of our outstanding shares of preferred stock were converted into shares of our common stock. Concurrent with the Reverse Split, we also changed our name to New Motion, Inc.

PURCHASE OF CERTAIN MOBLISS ASSETS

         On January 19, 2007, we entered into an Asset Purchase Agreement with Index Visual & Games, Ltd. ("IVG"), pursuant to which we purchased from IVG certain specified assets of Mobliss, a Washington corporation affiliated with IVG. Mobliss is involved in mobile marketing and messaging, mobile gaming, and mobile content delivery, and offers brand owners a spectrum of proprietary applications, delivery systems, and platforms to capitalize on the growing capabilities of wireless devices. Mobliss technology powered the SMS campaigns for the television phenomenon American Idol and it is among the very few companies that have direct networking and billing connectivity with carriers for executing large-scale SMS campaigns and distributing mobile content to an array of mobile devices across multiple carrier networks in the US and Canada.


         The assets we acquired from IVG include a message delivery and billing system and a messaging and connectivity agreement with Cingular Wireless. The message delivery and billing system primarily consists of Mobliss software source code and computer hardware and networking equipment (including a number of application and database servers). The Cingular Wireless messaging and connectivity agreement we acquired allows us to directly interconnect to Cingular's network. As part of our purchase price allocation, we assigned a value of $500,000 to the hardware and networking equipment purchased from IVG and $580,000 to the Cingular contract.

         Our strategy with the acquired IVG assets is to leverage the message delivery and billing system and Cingular connectivity agreement to directly deliver our products to subscribers of Cingular Wireless and to bill those subscribers efficiently, without having to utilize the services of a third party aggregator.

         In exchange for the assets specified in the Asset Purchase Agreement, we issued IVG a convertible promissory note with an aggregate maximum principal amount of up to $2,320,000 (the "IVG Note"). The IVG Note bore interest at the rate of five percent per annum accruing from the initial issuance of the IVG Note and matured on the earlier of November 30, 2007 or 30 days after delivery by IVG of written notice to us demanding payment.


         On January 19, 2007, we consummated the initial closing of the acquisition and issued the IVG Note in the principal amount of $500,000 and received hardware and software assets to be purchased under the Asset Purchase Agreement. As a result of the assignment of one of the cellular carrier connection contracts listed in the Asset Purchase Agreement, on January 26, 2007, we increased the principal amount of the IVG Note by $580,000 to $1,080,000. On February 26, 2007, we repaid $500,000 of the IVG Note. Unless requested by us, we have no further obligation to purchase any cellular carrier connection contracts listed in the Asset Purchase Agreement.


         On July 11, 2007, IVG converted all outstanding principal and accrued interest on the IVG Note into 172,572 shares of common stock at a conversion price of $3.44 per share, the fair market value of our common stock on the date of issuance of the IVG Note.


MOBILE ENTERTAINMENT CHANNEL JOINT VENTURE


         Concurrent with the signing of the Asset Purchase Agreement with IVG, we also entered into a Heads of Agreement with IVG, setting forth the terms of a joint venture with IVG to distribute IVG content within North America and to manage and service the assets acquired under the Asset Purchase Agreement. The joint venture, The Mobile Entertainment Channel Corporation ("MEC"), is a Nevada corporation in which we will own a 49% stake and IVG will own a 51% stake. In accordance with the terms of the Heads of Agreement, we will split evenly (on a 50/50 basis) any revenue, dividends or other distributions made by the joint venture to its shareholders. The joint venture is to be managed by a three-member board, with each party designating one member and both parties mutually designating the third member of the board. We will enter into a management services agreement with the joint venture pursuant to which we will pay to the joint venture a management fee equal to the purchase price paid under the Asset Purchase Agreement, with a maximum fee of $2,320,000, for management services rendered by the joint venture. The Heads of Agreement does not have a clause pertaining to contract termination, and thus the agreement does not contemplate any penalty associated with its termination. We made an advance payment on the management fee of $500,000 on March 12, 2007, with the remainder of the management fee payable in quarterly installments, through June 30, 2008. Beyond the advance payments, each quarterly management fee payment made by us to the joint venture will equal 10% of the revenue generated from the assets we acquired from IVG. The joint venture has been established and the Company is in the process of evaluating, with IVG, various Asian-themed content for placement in the joint venture.


         See "Note 4 - The Mobile Entertainment Channel Corporation Joint Venture," for more information concerning the accounting treatment of this consolidated joint venture.

SUMMARY COMMON STOCK, OPTIONS AND WARRANTS OUTSTANDING


         The following table sets forth the approximate number of shares of common stock and common stock equivalents as of July 16, 2007, after giving effect to the Reverse Split and the conversion of all of our issued and outstanding shares of preferred stock into common stock, which occurred on May 2, 2007:

                                                         COMMON STOCK, OPTIONS &
                                                          WARRANTS OUTSTANDING
                                                         -----------------------
New Motion Stockholders ..............................                  250,000*
Former Series A Preferred Stock Holders ..............                1,200,000
Former Series B Preferred Stock Holders ..............                1,300,000
Former New Motion Mobile Stockholders (Former
    Series C Preferred Stock Holders) ................                7,263,688
Former Series D Preferred Stock Holders ..............                1,666,700
Placement Agent Warrants .............................                  290,909
Convertible Debt .....................................                  172,572
Assumed New Motion Mobile Options ....................                1,575,383
Assumed New Motion Mobile Warrants ...................                   23,534
                                                         -----------------------
Total (fully diluted) ................................               13,742,786*


* This number is an estimate as a result of the special treatment afforded to certain stockholders in the Reverse Split.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         o        our limited operating history;

         o        our  reliance  on  wireless   carriers  and   aggregators   to
                  facilitate billing and collections;

         o        the highly competitive market in which we operate;

         o        the rapidly changing wireless marketplace;

         o        our ability to develop new applications and services;

         o        protection of our intellectual property rights;

         o        hiring and retaining key employees;

         o        successful   completion,   and   integration   of,   potential
                  acquisitions;

         o        increased costs and requirements as a public company;

         o        limited trading and liquidity of our common stock; and

         o        other factors  discussed  under the headings  "Risk  Factors,"
                  "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. The proceeds from the sale of each selling shareholder's common stock will belong to that selling shareholder.

                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

COMMON STOCK

         Our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "NWMO.OB" The following table sets forth, for the periods indicated, the high and low bid information for our common stock, as determined from sporadic quotations on the OTCBB. The information has been adjusted to reflect a 1-for-300 reverse stock split of our common stock which took effect on May 2, 2007, after the periods presented. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                                            HIGH         LOW
                                                         ----------   ----------
     First Quarter ended March 31, 2007 ..............   $   114.11   $    15.02

YEAR ENDED DECEMBER 31, 2006
     First Quarter ...................................   $    75.00   $    12.00
     Second Quarter ..................................   $    15.00   $    12.00
     Third Quarter ...................................   $    30.00   $    15.00
     Fourth Quarter ..................................   $   120.12   $    12.01

YEAR ENDED DECEMBER 31, 2005
     First Quarter ...................................   $    66.00   $    54.00
     Second Quarter ..................................   $    90.00   $    54.00
     Third Quarter ...................................   $   105.00   $    90.00
     Fourth Quarter ..................................   $   165.00   $     6.00


         On July 16, 2007, the closing sales price of our common stock as reported on the OTCBB was $16.00 per share. As of July 16, 2007, there were approximately 81 record holders of our common stock. Our transfer agent is Continental Stock Transfer & Trust Company and their phone number is (212) 509-4000.


DIVIDENDS

         In December 2005, we paid a one-time dividend of $0.46 (on a pre Reverse Split basis) per eligible share of common stock as directed by the Bankruptcy Administrator.

         We do not anticipate paying any dividends on our common stock for the foreseeable future. We intend to retain our future earnings to re-invest in our ongoing business. The declaration of cash dividends in the future will be determined by our board of directors based upon our earnings, financial condition, capital requirements and other relevant factors.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

         THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING THE OPERATING RESULTS, FINANCIAL CONDITION AND LIQUIDITY AND CASH FLOWS OF NEW MOTION MOBILE AND ITS SUBSIDIARY (WHICH INCLUDES THE OPERATING RESULTS OF
RINGTONECHANNEL PRIOR TO ITS ACQUISITION BY NEW MOTION MOBILE, INC. FROM A COMPANY WITH COMMON OWNERSHIP, AS DISCUSSED HEREAFTER) FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006, AND FOR THE FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2006. THE DISCUSSION AND ANALYSIS THAT FOLLOWS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF NEW MOTION MOBILE AND THE NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED UPON JUDGMENTS CONCERNING VARIOUS FACTORS THAT ARE BEYOND OUR CONTROL. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN ANY FORWARD LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS," AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW


         We provide a wide range of digital entertainment products and services, using the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies. We design our products and services to be fun and innovative. We believe product quality and diversity, customer and carrier support, and brand recognition are the key components of a publisher's success. We focus on selectively increasing our application portfolio with high-quality, innovative applications. The monthly end user subscription fees for our wireless entertainment products and services generally range from $3.99 to $9.99. Across all of our applications, the median subscription term of our users is approximately three and a half months. Premium downloads offered on an a-la-carte basis range from $0.99 to $5.99. We generate 95% of our revenue on a subscription basis versus 5% on an a-la-carte basis. Our product and service portfolio includes games, ringtones, screensavers and wallpapers, trivia applications, fan clubs and voting services, blogs and information services.

         We have three major product lines: MobileSidewalk(TM), RingtoneChannel and Bid4Prizes. MobileSidewalk(TM) is a U.S.-based mobile entertainment company, RingtoneChannel is a mobile storefront provider, and Bid4Prizes is a low-bid mobile auction game. Other products include, among others, "MobileSidewalk's Music Trivia," "Ringtone Club" and "Gator Arcade." Our growing portfolio of applications and services are based primarily on internally generated content, such as MobileSidewalk's Music Trivia and Bid4Prizes. We also license some identifiable content, such as ringtones, wallpapers and images from third parties to whom we generally pay a licensing fee on a per-download basis. The majority of our revenue is derived from internally generated content.


         New Motion was formed in March 2005 and subsequently acquired the business of RingtoneChannel, an Australian aggregator of ringtones in June 2005. Ringtone Channel was originally incorporated on February 23, 2004. In 2004 RingtoneChannel began to sell ringtones internationally and then launched its first ringtone subscription service in the U.S. in February 2005. In August 2005, we launched our first successful text message campaign incorporating music trivia. In March of 2006, we partnered with GoldPocket Wireless, a leading provider of mobile technology solutions for media and entertainment companies, to enhance the proficiency and performance of our mobile service offering.

         On January 19, 2007, we entered into an agreement with IVG to purchase certain specified assets of Mobliss, a provider of proprietary applications, delivery systems, and platforms for wireless devices. Mobliss has direct networking and billing connectivity with carriers for executing large-scale SMS campaigns and distributing mobile content to a wide array of mobile devices across multiple carrier networks in the US and Canada. The primary strategic objective of this purchase is to allow us to more efficiently manage our business and operations by enabling us to directly bill and collect from mobile carriers, thus eliminating the fees associated with using third party billing processors and expediting the collection of open carrier receivables. This purchase will also enable us to better serve our customers and end users by expediting the time in which we react to changes in the marketplace.

         Also on January 19, 2007, we entered into an agreement with IVG to create an Asian-themed mobile entertainment portal, the first major endeavor of its kind in the North American off-deck arena. This new direct-to-consumer service provides an opportunity for New Motion to tap into a new market with Asian-themed content, delivering sophisticated mobile products. The joint venture is to be registered under the name The Mobile Entertainment Channel Corporation and will assist New Motion in expanding its service offerings by partnering with IVG, a leading global player in the interactive games and mobile space.

         In February, 2007, we completed an exchange transaction pursuant to which we merged with a publicly traded company, MPLC, Inc., so that New Motion Mobile became a publicly traded company, trading under the ticker "MPNC" on the OTC Bulletin Board. In connection with the Exchange, we raised gross proceeds of approximately $20 million in equity financing through the sale of our Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock.

         After receiving approval by written consent of holders of a majority of all classes of our common and preferred stock voting together and as a single class, on May 2, 2007, we filed a certificate of amendment to our restated certificate of incorporation with the Delaware Secretary of State to effect the following corporate actions: (i) increase the authorized number of shares of our common stock from 75,000,000 to 100,000,000, (ii) change our corporate name to New Motion, Inc. from MPLC, Inc., and (iii) effect a 1-for-300 reverse split. In connection with these corporate actions, we also changed our ticker to "NWMO" on the OTC Bulletin Board.

KEY BUSINESS FACTORS

         In managing and evaluating our business, we consider, among other factors the following:

         CONSISTENT MONITORING OF OPERATIONAL METRICS. Our business model, regardless of the product sold, is primarily a subscription based business. To that end, we frequently monitor a range of key metrics that have a direct impact on our ability to retain existing subscribers and our efficiency in acquiring new subscribers. These metrics include: cost per acquisition, churn rate of existing subscribers, churn rate of recurring subscribers, average revenue per user, billability of new subscribers, billability of existing subscribers and refund rates among others. Our ability to receive daily, weekly, and monthly information accurately, in essence, supplying data inputs to our operational metrics, is critical to successfully running our business.

         COMPOSITION OF OUR PRODUCTS AND SERVICES. Our strategy is to publish a diversified and balanced portfolio of high-quality products and services based on both New Motion brands and brands that we license from third parties. We aim to provide a range of products that leverage the fixed Internet, where U.S. consumers increasingly purchase and redeem our services, alongside mobile delivery. We believe that creating innovative Internet storefronts where online content is wrapped around mobile products provides a richer experience to the consumer and a higher retention rate.

         Our third party license agreements for third-party brands typically require that we pay a small advance or guaranteed payment. However, the majority of our licensed content deals are based on revenue share so that our exposure to high priced, up front licenses is limited. We generally recoup all of the advances we have paid from royalties earned from sales of the application before the licensor receives any further royalty payments from us. We also distribute applications for other publishers, developers and licensors. When we distribute applications, we generally do not assume the cost or responsibility associated with application development, which ultimately results in a higher royalty payment to the third party and therefore a lower gross margin for us on distributed products.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         We have identified the policies below as critical to our business operations and understanding of our financial results. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results may differ from these estimates under different assumptions or conditions.

         REVENUE RECOGNITION AND RECEIVABLES. We recognize revenue from the sale or subscription of our applications to wireless subscribers under distribution agreements with wireless carriers and aggregators in the period in which the applications are purchased, or over the period in which the applications are subscribed, assuming that: fees are fixed and determinable; we have no significant obligations remaining; and collection of the related receivable is reasonably assured.

         We principally derive revenues from the licensing of our products and services to wireless subscribers for a one-time purchase fee or a monthly subscription fee. Substantially all of these fees appear on our customers' monthly mobile phone bill. In accordance with our third-party aggregators and carrier agreements, the aggregators and carriers, collectively, perform billing and collection functions and remit a percentage of the fees to us. We recognize the net amount of revenues due to us from the wireless carrier net of any fees or other charges. In addition, we make estimates on chargebacks and returns based on historical trends and book this amount as a reduction in gross revenue. Our customers initiate the purchase of our products and services from our website (www.mobilesidewalk.com), various Internet portal sites or through other delivery mechanisms and carriers are responsible for billing, collecting and remitting to us a percentage of those fees. We also generate limited revenues from third-party brands who wish to leverage the mobile channel.

         In accordance with Emerging Issues Task Force, EITF, No 99-19, "Reporting Revenue Gross as a Principal Versus Net As an Agent," we recognize the net amount the wireless carrier or distributor pays to us upon the sale of applications, net of any service or other fees earned and deducted by the wireless carrier or aggregator. We have evaluated our wireless carrier and aggregator agreements and have determined that we are acting as an agent, not as principal when selling our applications through wireless carriers.

         We estimate revenues from carriers and aggregators in the current period when reasonable estimates of these amounts can be made. Several carriers and aggregators provide reliable sales data within a reasonable time frame following the end of each month, both of which allow us to make reasonable estimates of revenues and therefore to recognize revenues during the reporting period when the end user subscribes to our service. Determination of the appropriate amount of revenue recognized involves judgments and estimates that we believe are reasonable, but it is possible that actual results may differ from our estimates. When we receive the final aggregator reports broken out by carrier, to the extent these reports were not received within a reasonable time frame following the end of each month, we record any differences between estimated revenues and actual revenues in the next reporting period once we determine the actual amounts.

         Revenues earned from certain carriers may not be reasonably estimated. If we are unable to reasonably estimate the amount of revenue to be recognized in the current period, we recognize revenues upon the receipt of a carrier revenue report. In order to mitigate the risk of a material misstatement, our management reviews the revenues by carrier on a monthly basis and gross billings on a daily basis to identify unusual trends that could indicate operational, carrier or market issues which could lead to a material misstatement in any reporting period. Additionally, on a weekly basis, management monitors cash settlements made by carriers to our aggregators.

         We make estimates for future refunds, charge backs or credits, and create reserves netted against recorded revenue, in the period for which the sale occurs based on analyses of previous rates and trends which have historically varied between 10% and 17% of Gross Revenue. This reserve is reconciled once a carrier remits total payment to our aggregator, who subsequently remits payment to us usually between 90-180 days after billing.

         Reserves recorded based on this estimation process for the years ended December 31, 2005 and 2006, amounted to 15% and 13% of gross revenue, respectively. Reserves recorded as of March 31, 2007 amounted to 5% of gross revenue. The improvement in our reserves is due to more accurate and timely billing information received from our aggregator customers. Historically, differences between our estimates and actual revenues have not been materially different and, as a private company, we had adequate time to adjust our estimated revenues to actual results once we receive final sales data. On a going forward basis, our quarterly revenues will include a reserve allowance based on historical trends regarding chargebacks.

         IMPAIRMENT OF LONG-LIVED ASSETS. We assess impairment of our long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets." An impairment review is performed whenever events or changes in circumstances indicate that the carrying value may not be recoverable.
Factors considered by us include significant underperformances relative to expected historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for our overall business; and significant negative industry or economic trends. When we determine that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, we estimate the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, we recognize an impairment loss. We report an impairment loss in the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair market value if available, or discounted cash flows if not. To date, we have not had an impairment of long-lived assets.

         For each of the periods reported herein, the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products or services will continue which could result in impairment of long-lived assets in the future.

         INCOME TAXES. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

         We provide a valuation allowance against a portion of its deferred tax assets. In assessing the realization of deferred tax assets, we weigh the positive and negative evidence to determine if it is more likely than not that some or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the appropriate tax jurisdiction. A decrease in our valuation allowance would result in an immediate material income tax benefit, an increase in total assets and stockholder's equity and could have a significant impact on earnings in future periods.

         Our estimate of the value of its tax reserves contains assumptions based on past experiences and judgments about the interpretation of statutes, rules and regulations by taxing jurisdictions. It is possible that the ultimate resolution of these matters may be greater or less than the amount estimated. If payment of these amounts proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period in which it is determined that the liabilities are no longer necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

         The Company and its subsidiaries file income tax returns in the U.S. and Australian federal jurisdictions and the state of California jurisdiction. The Company is subject to U.S. and Australia federal examinations and California state examinations by tax authorities. The statute of limitations for 2005 and 2006 in all jurisdictions remains open and are subject to examination by tax authorities.

         The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of Interpretation 48, the Company recognized approximately $0 increase in the liability for unrecognized tax benefits, which was accounted for as a reduction to the January 1, 2007, balance of retained earnings. The amount of unrecognized tax benefits as of January 1, 2007, and March 31, 2007, are $0 and $0, respectively.

         Included in the balance at January 1, 2007, are $0 of tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to taxing authorities to an earlier period. Also included in the balance at January 1, 2007, are $0 of unrecognized tax benefits that, if recognized, would impact the effective tax rate. The Company expects no adjustment to its amount of unrecognized tax benefits during 2007.

         The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense. The Company had no amount accrued for the payment of interest and penalties at March 31, 2007.

         ACCOUNTING FOR STOCK-BASED COMPENSATION. We have historically utilized the fair value method of recording stock-based compensation as contained in SFAS No. 123, "Accounting for Stock-Based Compensation," as amended. Compensation expense is measured at the grant dated based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value of stock options is estimated on the grant date using the Black-Scholes option pricing model.

         In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," (SFAS No. 123(R)"), which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and amends SFAS No. 95, "Statement of Cash Flows." Generally, the approach in SFAS No.123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. One such change was the elimination of the minimum value method, which under SFAS No. 123 permitted the use of zero volatility when performing Black-Scholes valuations.

Under SFAS No. 123(R), companies are required to use expected volatilities derived from the historical volatility of the company's stock, implied volatilities from traded options on the company's stock and other factors. SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature.

         The provisions of SFAS No. 123(R) were effective for and adopted by us as of January 1, 2006. As we were using the fair market value accounting for stock based compensation pursuant to SFAS No. 123, the adoption of SFAS No. 123(R) was under the modified prospective method. Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated under SFAS No. 123.

         Since we had previously recorded stock compensation expense under the fair value method prescribed by SFAS No. 123, the adoption of SFAS No. 123(R) did not have a significant impact on our results of operations.

         PRODUCT DEVELOPMENT COSTS. We expense product development costs, which consist primarily of software development costs, as they are incurred. We account for software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." We expense software development costs that we incur in the research and development of software products and enhancements to existing software products until the time when we establish technological feasibility, and we capitalize costs from that time until the product is available for general release to customers. Under our current practice of developing new applications, the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model. As a result, to date, we have not capitalized any costs relating to our application development because the costs incurred after the establishment of technological feasibility of our applications have not been significant. In addition, in the future, we will consider the following factors in determining whether costs can be capitalized: the emerging nature of the wireless entertainment market; the rapid evolution of the platforms and mobile phones on which we develop; the lack of pre-orders or sales history for our applications; the uncertainty regarding an application's revenue-generating potential; our lack of control over the sales channel resulting in uncertainty as to when an application will be available for sale, if at all; and our historical practice of canceling applications throughout each stage of the development process. The Company does not consider the amount of the Company's software development costs to be material for the periods presented.

         CONSOLIDATION. We have consolidated the accounts of the Company's Mobile Entertainment Channel Corporation ("MEC") joint venture, in accordance with FASB Interpretation No. 46(R), "Consolidation of Variable Interest Entities (revised December 2003) - an interpretation of ARB No. 51." The results of MEC have been consolidated with the Company's accounts because the Company (i) currently controls the joint venture's activities, (ii) will share equally in any dividends or other distributions made by the joint venture, and (iii) expects to fund the joint venture for the foreseeable future. The Company owns a 49% stake and IVG owns a 51% stake in the joint venture.

         The consolidation of MEC reflects the elimination of all intercompany transactions. MEC is reflected with the following balances in the Company's consolidated balance sheet at March 31, 2007: current assets of $500,000 and current liabilities of $190,000. MEC's results of operations are reflected in the Company's consolidated statement of operations for the three months ended March 31, 2007 as minority interest of $155,000, net of tax of $80,000. The $500,000 management fee paid to MEC has been eliminated in the consolidation. The minority interest reflects our joint venture partner's portion of MEC's net income for the period.

         In the future, we will consider the following factors in determining whether this joint venture entity, or other entities should be consolidated: (i) whether the variable interest entity ("VIE") has sufficient equity investment risk and (ii) whether equity investors in the VIE lack any of the three characteristics of controlling financial interest. (Investors with such interest
(a) participate in decision-making processes by voting their shares, (b) expect to shsare in returns generated by the entity and (c) absorb any losses the entity may incur.)

RESULTS OF OPERATIONS

         The following table presents selected combined statements of operations data, for each of the periods indicated, as a percentage of net sales.

                                                        YEARS ENDED               THREE MONTHS ENDED
                                                        DECEMBER 31,                  MARCH 31,
                                                  ------------------------    -------------------------
                                                     2006          2005          2007           2006
                                                  ----------    ----------    ----------     ----------
Net sales .....................................          100%          100%          100%           100%
Cost of sales .................................            3             5            13              2
                                                  ----------    ----------    ----------     ----------
Gross profit ..................................           97            95            87             98
Selling and marketing .........................           64            62            53             17
General and administrative expenses ...........           25            22            39             29
                                                  ----------    ----------    ----------     ----------
Income before provision for income taxes ......            7            11            (4)            52
Provision for income taxes ....................            4             5          --               13
                                                  ----------    ----------    ----------     ----------
Net income ....................................            4%            7%           (7)%           39%
                                                  ==========    ==========    ==========     ==========


         COMPARISON OF THREE MONTHS ENDED MARCH 31, 2007 AND THREE MONTHS ENDED MARCH 31, 2006

         The following analysis and discussion pertains to our results of operations for the three months ended March 31, 2007, compared to our results of operations for the three months ended March 31, 2006.

NET SALES

                                 THREE MONTHS ENDED MARCH 31,
                                 ----------------------------         PERCENT
                                     2007             2006             CHANGE
                                 ----------        ----------        ----------
Net sales ...............        $5,642,000        $3,078,000               83%

         Net sales increased 83% to $5,642,000 for the three months ended March 31, 2007, compared to $3,078,000 for the three months ended March 31, 2006. This increase in net sales over the prior period was the combined result of several factors, including (i) a 59% increase in our first quarter 2007 average monthly billable customer base, which was due to a more extensive and more consistent marketing program in the current and preceding quarters, (ii) a 15% increase in our first quarter 2007 average monthly revenue per user, which was due to a modification in our product mix, and (iii) the benefit of a lower returns and allowances reserve due to more efficient aggregator billing through Goldpocket Wireless for the entire first quarter 2007, whereas during the first quarter of 2006, we were just beginning to establish our new aggregator partnership with Goldpocket.

         Our first quarter 2007 product mix includes a relatively diverse product offering, consisting of Music Trivia, Ringtones, Bid4Prizes and our White Label service, which compares favorably to our less diversified first quarter 2006 product offering which consisted of Music Trivia and Ringtones. Our White Label services typically represent partnerships with well known and respected brands, where we offer a managed mobile solution through which our partners offer their content, with enhancements provided by us. This change in our product offering composition reflects our strategy of targeting our marketing expenditures on our Music Trivia and other new product offerings that present more favorable customer acquisition economics and a higher average revenue per user over the subscription term.

COST OF SALES

                                 THREE MONTHS ENDED MARCH 31,
                                 ----------------------------         PERCENT
                                     2007             2006             CHANGE
                                 ----------        ----------        ----------
Cost of sales ...........        $  726,000        $   63,000            1,052%

         Cost of sales increased 1,052% to $726,000 for the three months ended March 31, 2007, from $63,000 for the three months ended March 31, 2006. The increase in cost of sales is attributable to costs relating to our White Label products, which we just started to market, and generate revenue from, this quarter. These White Label cost of sales represent fixed fee payments to our partners for subscribers acquired during the first quarter 2007. The increase in cost of sales is also attributable to higher expenses related to managed hosting, prize procurement and content license fees, all a result of our higher general level of sales activity for the three months ended March 31, 2007 compared to the three months ended March 31, 2006.

GROSS PROFIT

                                 THREE MONTHS ENDED MARCH 31,
                                 ----------------------------         PERCENT
                                     2007             2006             CHANGE
                                 ----------        ----------        ----------
Gross profit ............        $4,916,000        $3,015,000               63%

         Gross profit increased 63% to $4,916,000 for the three months ended March 31, 2007, from $3,015,000 for the three months ended March 31, 2006. Our gross profit margin decreased to 87% for the three months ended March 31, 2007, from 98% for the three months ended March 31, 2006. This decrease in our gross profit margin was principally due to fixed fee payments to our White Label partners for the first quarter 2007, which didn't exist in the year ago period. Although these White Label fees impact our cost of sales and resulting gross profit margin, we incur substantially less selling and marketing expense associated with these White Label sales and thus a much larger proportion of our White Label gross profit contributes to net income. The decrease in our gross profit margin was offset by higher average revenue per customer and economies of scale resulting from a larger subscriber base for the first quarter 2007. We expect that sales of our White Label products will continue to grow and thus expect our future gross margins will be impacted by these sales.

SELLING AND MARKETING EXPENSE

                                 THREE MONTHS ENDED MARCH 31,
                                 ----------------------------         PERCENT
                                     2007             2006             CHANGE
                                 ----------        ----------        ----------
Selling and marketing ...        $2,987,000        $  514,000              481%

         Selling and marketing expense increased 481% to $2,987,000 for the three months ended March 31, 2007, from $514,000 for the three months ended March 31, 2006. As a percentage of net sales, selling and marketing expense increased to 53% for the three months ended March 31, 2007 compared to 17% for the three months ended March 31, 2006. This increase in selling and marketing expense and higher selling and marketing expense as a percentage of net sales, was due to the anticipation of a new aggregator relationship during the first quarter of 2006, which resulted in a significant curtailment of our selling and marketing spending during that quarter. The increase was also attributable to higher overall advertising and marketing expense spending during the fist quarter of 2007, primarily through our online direct marketing partners.

GENERAL AND ADMINISTRATIVE EXPENSE

                                 THREE MONTHS ENDED MARCH 31,
                                 ----------------------------         PERCENT
                                     2007             2006             CHANGE
                                 ----------        ----------        ----------
General and administrative ...   $2,200,000        $  880,000              150%


         General and administrative expense increased 150% to $2,200,000 for the three months ended March 31, 2007, from $880,000 for the three months ended March 31, 2006. As a percentage of net sales, general and administrative expense increased to 39% for the three months ended March 31, 2007 compared to 29% for the three months ended March 31, 2006. This increase in general and administrative expense and higher general and administrative expense as a percentage of net sales, is a result of a scaling up in our operations and the addition of 20 employees compared to the previous period, and also reflects higher expenditure on consulting costs and office and rent expense. Also included in first quarter 2007 general and administrative expense was non-cash amortization and stock compensation expense of approximately $344,000 which did not exist in the previous period. We expect that the rate of growth in our general and administrative expenditures will begin to slow over subsequent quarters, as we reach a more normalized level of general and administrative expenses. This normalization of general and administrative expenses is expected to result in a modest decline in our general and administrative expense, as a percentage of net sales, in the coming quarters.


INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES

                                 THREE MONTHS ENDED MARCH 31,
                                 ----------------------------         PERCENT
                                     2007             2006             CHANGE
                                 ----------        ----------        ----------
Income (loss) before provision
  for income taxes ......        $ (213,000)       $1,593,000             (113)%

         Income (loss) before provision for income taxes decreased 113% to a loss of $213,000 for the three months ended March 31,

2007, from income of $1,593,000 for the three months ended March 31, 2006. Our income (loss) before provision for income taxes margin decreased to negative 4% for the three months ended March 31, 2007 compared to 52% for the three months ended March 31, 2006. This decline in our pretax income is a result of higher levels of selling and marketing expense in the first quarter 2007 and greater general and administrative expense, which is directly attributable to the build out of our operating infrastructure and adding new employees required to keep pace with our current and expected sales growth.

NET INCOME (LOSS)

                                 THREE MONTHS ENDED MARCH 31,
                                 ----------------------------         PERCENT
                                     2007             2006             CHANGE
                                 ----------        ----------        ----------
Net income (loss) .......        $ (372,000)       $1,197,000             (131)%

         Net income (loss) decreased 131% to a loss of $372,000 for the three months ended March 31, 2007, from net income of $1,197,000 for the three months ended March 31, 2006. Our net income (loss) margin decreased to negative 4% for the three months ended March 31, 2007 compared to 39% for the three months ended March 31, 2006. Our provision for income taxes was $4,000 for the three months ended March 31, 2007, compared to provision for income taxes of $396,000 for the three months ended March 31, 2006. Minority interest of $155,000 for the three months ended March 31, 2007 represents our joint venture partner's claim on first quarter 2007 net income of our consolidated subsidiary, The Mobile Entertainment Channel. This joint venture was formed in January, 2007. On a per share basis, basic and diluted net income (loss) per share decreased to a loss of $0.04 per share for the three months ended March 31, 2007, compared to basic net income of $0.16 per share and diluted net income of $0.15 per share, for the three months ended March 31, 2006.

COMPARISON OF YEARS ENDED DECEMBER 31, 2006 AND 2005

NET SALES

                                    YEARS ENDED DECEMBER 31,
                                 -----------------------------        PERCENT
                                     2006             2005             CHANGE
                                 -----------       -----------       ----------
Net sales ...............        $18,721,000       $ 5,867,000             219%

         Net sales increased 219% to $18,721,000 for the year ended December 31, 2006, from $5,867,000 for the year ended December 31, 2005. The increase in sales was due to 12-months of sales of our Music Trivia application in 2006, compared to only six months in 2005, and higher average monthly marketing expense in 2006, which directly translates into a larger pool of subscribers. This sales increase was offset by a higher allowance for returns for the year ended December 31, 2006 compared to the year ended December 31, 2005. The increase in returns directly correlated with our higher sales volume for the year ended December 31, 2006. Our full year 2006 returns and allowances reserve, as a percentage of gross revenue, decreased when compared to the 2005 reserve percentage. During the year ended December 31, 2006, our average monthly billable customer base increased 103% compared to our average monthly billable customer base during the year ended December 31, 2005. Notwithstanding this increase in our billable customer base, our average revenue per customer increased by 57% for the year ended December 31, 2006 when compared to average revenue per customer for the year ended December 31, 2005. These dual benefits were the result of greater rates of customer acquisition and a change in our billing cycle, whereby we billed subscribers on a full-month subscription-basis (billing $9.99 once per month) starting in late 2005, from a partial-month subscription-basis (billing $0.99 approximately 10-times per month). Thus, for the full year of 2006, we experienced the compounding effect of a larger number of users under the full-month subscription model, compared to only nine months of activity in 2005, most of which was billed under the partial-month subscription model.

COST OF SALES

                                   YEARS ENDED DECEMBER 31,
                                 ----------------------------         PERCENT
                                     2006             2005             CHANGE
                                 ----------        ----------        ----------
Cost of sales ...........        $  597,000        $  267,000              124%

         Cost of sales increased 124% to $597,000 for the year ended December 31, 2006, from $267,000 for the year ended December 31, 2005. The increase in cost of sales is primarily attributable to an increase in content licensing fees
- a direct result of higher sales of licensed content - and higher managed hosting fees, a result of our comparatively larger customer base in 2006 compared to 2005.

GROSS PROFIT

                                    YEARS ENDED DECEMBER 31,
                                 -----------------------------        PERCENT
                                     2006             2005             CHANGE
                                 -----------       -----------       ----------
Gross profit ............        $18,124,000       $ 5,600,000             224%

         Gross profit increased 224% to $18,124,000 for the year ended December 31, 2006, from $5,600,000 for the year ended December 31, 2005. Our gross profit margin increased to 97% for the year ended December 31, 2006, from 95% for the year ended December 31, 2005. This increase in gross profit margin was due to several factors, including a relatively larger subscriber base for the year ended December 31, 2006 compared to the year ended December 31, 2005, allowing us to spread our cost of sales over a larger number of subscribers and higher average revenue per customer for the year ended December 31, 2006 compared to the year ended December 31, 2005 as well as a relatively constant low level of cost of sales.

SELLING AND MARKETING

                                    YEARS ENDED DECEMBER 31,
                                 -----------------------------        PERCENT
                                     2006             2005             CHANGE
                                 -----------       -----------       ----------
Selling and marketing ...        $11,971,000       $ 3,618,000             231%

         Total selling and marketing expense increased 231% to $11,971,000 for the year ended December 31, 2006 from $3,618,000 for the year ended December 31, 2005. We launched our U.S. text services in July of 2005 and marketed very sparingly as we evaluated our product offerings. The substantial increase was due to having a full year of concentrated marketing in 2006 versus only eight months in 2005. As a percentage of net sales, selling and marketing expense increased to 64% for the year ended December 31, 2006 compared to 62% for the year ended December 31, 2005.

GENERAL AND ADMINISTRATIVE

                                   YEARS ENDED DECEMBER 31,
                                 ----------------------------         PERCENT
                                     2006             2005             CHANGE
                                 ----------        ----------        ----------
General and administrative ...   $4,679,000        $1,289,000              263%

         Our total general and administrative expenses include product development, customer technical support and general expenses. General and administrative expense increased 263% to $4,679,000 for the year ended December 31, 2006 from $1,289,000 for the year ended December 31, 2005. This increase in general and administrative expense was due to our larger headcount and associated payroll and consulting fees, higher accounting and legal fees, higher travel and entertainment expense, higher telecommunications expense, and bad debt expense in 2006, compared to no bad debt expense in 2005. As a percentage of net sales, general and administrative expense increased to 25% for the year ended December 31, 2006 compared to 22% for the year ended December 31, 2005.

INCOME BEFORE PROVISION FOR INCOME TAXES

                                   YEARS ENDED DECEMBER 31,
                                 ----------------------------         PERCENT
                                     2006             2005             CHANGE
                                 ----------        ----------        ----------
Income before provision
  for income taxes ...........   $1,385,000        $  657,000              111%

         Income before provision for income taxes increased 111% to $1,385,000 for the year ended December 31, 2006 from $657,000 for the year ended December 31, 2005. Our income before provision for income taxes margin decreased to 7% for the year ended December 31, 2006 compared to 11% for the year ended December 31, 2005. This decrease in pretax income as a percentage of net sales is the result of a scaling up of our operations to meet anticipated future demand for our products and meet anticipated sales growth. In particular, while our 2006 sales grew 219% over 2005, selling and marketing and general and administrative expense both grew at a faster rate over the same period.

NET INCOME

                                   YEARS ENDED DECEMBER 31,
                                 ----------------------------         PERCENT
                                     2006             2005             CHANGE
                                 ----------        ----------        ----------
Net income ..............        $  677,000        $  387,000               75%

         Net income increased 75% to $677,000, or $0.09 per share, for the year ended December 31, 2006, compared to $387,000, or $0.05 per share, for the year ended December 31, 2005. Our net income margin decreased to 4% for the year ended December 31, 2006 compared to 7% for the year ended December 31, 2005 as a result of the combination of the factors discussed above.

         We believe that as we continue to grow our sales, over time the rate of our sales growth will moderate in line with the growth in the overall U.S. mobile entertainment market. In the future, we do not expect that we will increase our sales at our historical growth rate and furthermore, there is no assurance that we will continue to meet our sales growth objectives, or those of the overall mobile entertainment market.

LIQUIDITY AND CAPITAL RESOURCES

         As of March 31, 2007, we had cash and cash equivalents of approximately $17,720,000 and a working capital balance of approximately $17,739,000. As of December 31, 2006, we had cash and cash equivalents of approximately $544,000 and a working capital balance of approximately $694,000. Our positive cash balance results primarily from financing activities. In the first quarter of 2007, we received gross proceeds of $20 million from the sale of capital stock to institutional investors and other accredited investors.


         We believe that our existing cash and cash equivalents and anticipated cash flows from our operating activities will be sufficient to fund our minimum working capital and capital expenditure needs for at least the next twelve months. In order to expand and improve our operating and management infrastructure, we expect to incur approximately $250,000 of expenses over the next twelve months relating to improving our internal controls and procedures, which includes expenses related to training and hiring additional staff, implementing a new accounting system and consulting fees relating to Sarbanes-Oxley Act compliance. The extent of our future capital requirements will depend on many factors, including our results of operations. If our cash from operations is less than anticipated or our working capital requirements or capital expenditures are greater than we expect, or if we expand our business by acquiring or investing in additional technologies, we may need to raise additional debt or equity financing. We are continually evaluating various financing strategies to be used to expand our business and fund future growth. There can be no assurance that additional debt or equity financing will be available on acceptable terms or at all.


         CASH FLOWS

         We currently satisfy our working capital requirements primarily through the issuance of debt and equity securities, supplemented by cash from operations. Cash flows provided by (used in) operating, investing and financing activities for the years ended December 31, 2006 and 2005, and for the three months ended March 31, 2007 and 2006 are summarized in the following table:

                              YEARS ENDED DECEMBER 31,      THREE MONTHS ENDED MARCH 31,
                                                                     (unaudited)
                            ----------------------------    ----------------------------
                                2006            2005            2007            2006
                            ------------    ------------    ------------    ------------
Operating Activities ....   $    931,000    $    426,000    $   (367,000)   $  1,206,000
Investing Activities ....       (200,000)       (103,000)        (92,000)           --
Financing Activities ....       (537,000)         24,000      17,635,000         (54,000)
                            ------------    ------------    ------------    ------------
     Net increase in cash   $    194,000    $    347,000    $ 17,176,000    $  1,152,000
                            ============    ============    ============    ============


         CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

         New Motion's cash requirements are principally for working capital. For the three months ended March 31, 2007, cash used in operating activities was $367,000, compared to cash provided by operating activities of $1,206,000 for the three months ended March 31, 2006. In fiscal year 2006, net cash provided by operating activities was $931,000. Our operating cash flows result primarily from cash received from our aggregator customers, offset by cash payments we make for products and services, including sales and marketing expenses, employee compensation and consulting fees. Cash received from our aggregator customers generally corresponds to our net sales.

         CASH USED IN INVESTING ACTIVITIES

         For the three months ended March 31, 2007, cash used in investing activities was $92,000, compared to zero for the three months ended March 31, 2006. Our investing cash flows correspond with purchases of fixed assets for cash and cash flows related to acquisitions. In the first quarter 2007, our purchase of the Mobliss assets was financed through the issuance of the IVG Note. During the quarter, we also made capital expenditures relating to investment in our technology infrastructure, computer equipment and furniture for new employees. Investing activities during fiscal year 2006 were the result of capital expenditures, primarily for office, computer and video equipment and $123,000 of expenditures related to the subsequent event acquisition of certain assets of Mobliss. Net cash used in investing activities was $200,000 for fiscal year 2006.

         CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES

         For the three months ended March 31, 2007, cash provided by financing activities was $17,635,000, compared to cash used in financing activities of $54,000 for the three months ended March 31, 2006. Cash from financing activities result from issuances of stock, issuance and repayment of notes payable and payments on capital lease obligations. Financing activities during the year ended December 31, 2006 included a cash payment of $213,000 for expenses related to the February 12, 2007 Exchange with MPLC and related financing transactions.

         We had Secured Convertible Promissory Notes outstanding in 2006, in the principal amounts of $15,000, $100,000 and $50,000, which were issued to Scott Walker, our then Chief Executive Officer and President and our current Chief Marketing Officer. In addition, in 2006, we had Secured Convertible Notes in the principal amounts of $35,000, $50,000 and $20,000 which were issued to SGE, a fictitious business name for SGTI, Inc., a corporation owned by Allan Legator, our then and current Chief Financial Officer and Secretary. All notes to both Scott Walker and SGE were repaid in full with interest in September 2006. Pursuant to the terms of the Secured Convertible Notes, each of Scott Walker and SGE were granted a right to receive a warrant to purchase a number of shares in a qualified financing. On January 26, 2007, New Motion agreed with each of Scott Walker and SGE that the warrants would entitle Scott Walker to purchase 9,900 and SGE to purchase 6,300 shares, respectively, of New Motion's common stock at an exercise price of $5.00 per share. After the Exchange and on a post-Reverse Split basis, Scott Walker's warrant and SGE's warrant entitle them to purchase 14,384 and 9,153 shares, respectively, of common stock at an exercise price of $3.44 per share.

         On September 7, 2006 we loaned our Chief Executive Officer, Burton Katz, $286,000 under a secured promissory note for the purpose of helping Mr. Katz acquire stock options vested in a prior employer. This amount was fully repaid, with interest, on November 21, 2006.

         In January 2007, we sold one share of our Series A Preferred Stock to Trinad Capital Management, Ltd. for aggregate gross proceeds of $3.5 million. In February 2007, we sold 650 shares of our Series B Preferred Stock to the Series B Investors for aggregate gross proceeds of $6.5 million. Also in February 2007, we sold 8,333 shares of our Series D Preferred Stock to institutional and accredited investors for aggregate gross proceeds of approximately $10 million. These funds will be used for general working capital purposes and for the growth of our business.


         In connection with the Series A, B and D Preferred Stock financings, Sanders Morris Harris, Inc. acted as placement agent. For their services, the Company paid Sanders Morris Harris a fee equal to 7.5% of the gross proceeds from the financing, or $1.5 million, and five year warrants to purchase 290,909 shares of common stock at an average exercise price of $5.50 per share (post-Reverse Split), which was equivalent to the average per share valuation of the Company for the Series A, B and D

Preferred Stock financings. Of the $1,500,000 fee paid to Sanders Morris Harris, Inc., $939,408 was paid in cash and $560,592 of the fee was provided to Sanders Morris Harris, Inc. through the issuance of 467.16 shares of our Series D Preferred Stock.

         On January 19, 2007, we entered into an Asset Purchase Agreement with IVG, pursuant to which we purchased from IVG certain specified assets of Mobliss. In exchange for the assets specified in the Asset Purchase Agreement, we issued IVG a convertible promissory note in the initial principal amount of $500,000 and with an aggregate maximum principal amount of up to $2,320,000 (the "IVG Note"). The IVG Note bore interest at the rate of five percent per annum accruing from the initial issuance of the IVG Note and matured on the earlier of November 30, 2007 or 30 days after delivery by IVG of written notice to us demanding payment. As a result of the assignment of one of the cellular carrier connection contracts listed in the Asset Purchase Agreement, on January 26, 2007, we increased the principal amount of the IVG Note by $580,000 to $1,080,000. On February 26, 2007, we repaid $500,000 of the IVG Note. Unless requested by us, we will have no obligation to purchase any cellular carrier connection contracts listed in the Asset Purchase Agreement and not assigned to us by February 28, 2007. On July 11, 2007, IVG converted all outstanding principal and accrued interest on the IVG Note into 172,572 shares of common stock at a conversion price of $3.44 per share, the fair market value of our common stock on the date of issuance of the IVG Note.

         In connection with The Mobile Entertainment Channel Corporation joint venture with IVG, we are obligated to pay the joint venture a management fee equal to the purchase price paid for hardware and software assets we acquired from IVG, up to a maximum fee of $2,320,000, for management services rendered to us by the joint venture. We made an advance payment on the management fee of $500,000 on March 12, 2007, with the remainder of the management fee payable in quarterly installments, through June 30, 2008. The $500,000 management fee payment on March 12, 2007 was eliminated in the consolidation of MEC. Beyond the advance payments, each quarterly management fee payment made by us to the joint venture will equal 10% of the revenue generated from the assets we acquired from IVG.


CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

         See "Note 10 - Commitments and Contingencies" to our Consolidated Financial Statements included elsewhere in this prospectus for details of our future contractual obligations. At March 31, 2007, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

         Our factoring arrangements may subject us to off-balance sheet risk. Due to the payment terms of the carriers requiring in excess of 90 days from the date of billing or sale, we utilize factoring facilities offered by our aggregators. This factoring feature allows for payment of 70% of the prior month's billings 15 to 20 days after the end of the month. For this feature, we pay an additional fee of 2.5% to 5% of the amount factored. For the three months ended March 31, 2007, the gross amount of invoices subject to factoring totals approximately $5,718,000. The total factored amount of these invoices equals approximately $3,901,000. As of March 31, 2007, we had reserves and allowances of approximately $270,000 against these factored amounts. This compares to $1,853,000 of gross invoices subject to factoring and the total factored amount of these invoices of $1,337,000 for the three months ended March 31, 2006. This factoring facility is offered to us on a recourse basis. Our gross sales for each month are reported net of any of these factoring fees. We continually evaluate the best use of our cash assets relating to our factoring facility or to alternative uses of cash, such as enhancing our infrastructure and making selective acquisitions.

         We have operating leases with future minimum lease payments of $298,000 in 2007 and $188,000 in 2008.

         Pursuant to a registration rights agreement entered into on February 28, 2007, the Company is required to file a registration statement with the SEC to register the common stock issued in connection with the conversion of the Series D Preferred Stock. The Company is subject to payment of liquidated damages of one percent of the Series D aggregate purchase price if the registration statement is not filed within 75 days of the Series D financing, which closed on March 6, 2007, the date the Company received the cash proceeds of the Series D financing. The Company is subject to a further 1% liquidated damages payment for each 30-day period in which the registration statement has not been filed, up to a maximum of 12% of the Series D aggregate purchase price.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes --an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. This Interpretation prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financials statements uncertain tax positions that it has taken or expects to take on a tax return, including a decision whether to file or not to file a return in a particular jurisdiction. Under the Interpretation, the financial statements must reflect expected future tax consequences of these positions presuming the taxing authorities' full knowledge of the position and all relevant facts. The Interpretation also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. This Interpretation is effective for fiscal years beginning after December 15, 2006. We adopted this interpretation in the first quarter of 2007 and have determined that it has not had a material impact on our consolidated financial position, results of operations or cash flows.

         In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards that permit, or in some cases require, estimates of fair market value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. We are currently in the process of evaluating the impact of SFAS No. 157 on our consolidated financial statements.

         In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, or SAB No. 108, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. We adopted the provisions of SAB No. 108 in our fiscal year 2006. To date, the adoption of SAB No. 108 has not had a material impact on our consolidated financial position, results of operations or cash flows.

         In December 2006, the FASB issued FASB Staff Position EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS

No. 5, "Accounting for Contingencies." FSP EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable GAAP without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. FSP EITF 00-19-2 is effective for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of FSP EITF 00-19-2, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. Early adoption for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The adoption of FSP EITF 00-19-2 has not had a material impact on the Company's consolidated results of operations or financial position.

         In February 2007, FASB issued FAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("FAS 159"), which gives companies the option to measure eligible financial assets, financial liabilities and firm commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or liability or upon entering into a firm commitment. Subsequent changes in fair value must be recorded in earnings. FAS 159 is effective for financial statements issued for fiscal year beginning after November 15, 2007. The Company does not expect adoption of FAS 159 will have a material impact on our consolidated results of operations or financial position.

                                    BUSINESS

OVERVIEW


         We publish wireless entertainment applications, including games, ringtones, images and other entertainment content which is designed to appeal to a broad range of wireless subscribers. Our customers typically purchase and download our applications through one of our websites, including Mobilesidewalk.com and RingtoneChannel.com, or through their mobile handset. Our customers are charged a one-time or monthly subscription fee for the application which appears on their mobile phone bills. Typically, the carriers (such as Cingular Wireless or Verizon Wireless) keep a portion of the fee they charge to our customers, and then remit the balance to billing aggregators, who act as an intermediary between us and the carriers. The billing aggregators keep a portion of the fee for their services and then remit the balance to us, which we share with our third party content providers, if any. Generally the monthly subscription fee remitted to us through our billing aggregators, before refunds and adjustments, is between 50% and 70% of the fee charged to our end consumers. The wireless distribution of our products eliminates traditional publishing complexities, including physical production, packaging, shipping, inventory management and return processing. We are headquartered in Irvine, California and our corporate website address is www.newmotioninc.com.


OUR PRODUCTS AND SERVICES


         We have two wholly owned subsidiaries called RingtoneChannel Pty Limited, which is inactive, and New Motion Mobile, Inc. Through New Motion Mobile, Inc., we provide a wide range of digital entertainment products and services, using the power of the Internet, the latest in mobile technology, and traditional marketing and advertising methodologies. We design our products and services to be fun and innovative. We believe product quality and diversity, customer and carrier support, and brand recognition are the key components of a publisher's success. We focus on selectively increasing our application portfolio with high-quality, innovative applications. The monthly end user subscription fees for our wireless entertainment products and services generally range from $3.99 to $9.99. Across all of our applications, the median subscription term of our users is approximately three and a half months. Premium downloads offered on an a-la-carte basis range from $0.99 to $5.99 and represent less than 5% of our revenue. Our product and service portfolio includes games, ringtones, screensavers and wallpapers, trivia applications, fan clubs and voting services, blogs and information services. Our entertainment products and services are compatible with most modern cell phone operating systems of which we are aware.

         We have three major product lines: MobileSidewalk, RingtoneChannel and Bid4Prizes. Other products include, among others, "Ringtone Club" and "Gator Arcade." Our growing portfolio of applications and services are based primarily on internally generated content, which we offer through MobileSidewalk and
Bid4Prizes. We also license some identifiable content, such as ringtones, wallpapers and images from third parties to whom we generally pay a licensing fee on a per-download basis. However, the majority of our revenue is derived from internally generated content. As a percentage of our total revenue,
Bid4Prizes currently generates approximately 30% of our total revenue, RingtoneChannel 24%, and MobileSidewalk 20%. The remaining 26% of our revenue is generated from several smaller sources, including Gator Arcade and our White Label business. Our White Label services typically represent partnerships with well known and respected brands, where we offer a managed mobile solution through which our partners offer their content, with enhancements provided by us. The following is a brief description of our product lines:

         o MOBILESIDEWALK(TM). MobileSidewalk (www.mobilesidewalk.com) is a leading U.S.-based mobile entertainment company. Using state-of-the-art applications, MobileSidewalk provides highly targeted direct-to-consumer mobile content, including sports, entertainment, games, lifestyle interests, ringtones and wallpapers, as well as exclusive fan clubs, promotions and licenses. Content provided through MobileSidewalk includes content from the following partners, among others:

                  o SIGALERT. Provides general and personalized traffic, including travel times, via the Web, email, or phone.

                  o RESTAURANTROW.COM. RestaurantRow.com, Inc. operates a "go to" destination for restaurant information and services with over 170,000 restaurants covering over 13,000 cities and towns worldwide. The company is the on-line and handheld/wireless site of convenience where customers (consumers and businesses) review proprietary content (menus, customer reviews, survey results and digital images providing a virtual restaurant tour) and ultimately point and click to make an on-line reservation (real-time and concierge style), order food on-line for delivery or take-out and conveniently order products from the restaurant branded product e-commerce mall.

                  o THESPORTSPAGE(R). TheSportsPage(R) is a provider of sports information via pager, including scores, breaking news, injury and weather reports, time changes and starting pitchers. The service provides data on pro football, college football, pro basketball, college basketball, baseball, hockey, Nascar, golf and boxing.

         o RINGTONECHANNEL. RingtoneChannel (www.ringtonechannel.com) is a storefront service for companies that want to sell their own content, and / or earn revenue from the sale of content from New Motion's library. By leveraging New Motion's in-house capabilities, RingtoneChannel is able to offer a customizable, turnkey solution to businesses of any size, from large private-labeled storefronts for major consumer brands to smaller niche companies that want to add additional revenue stream.

         o BID4PRIZES. Bid4Prizes (www.bid4prizes.com) is a brand-new concept in auction games, where the lowest unique bid wins. Using their cell phone, or from their desktop, participants "bid" on a wide range of products, including automobiles, consumer electronics, apparel, trips, games and mobile content. Bidders can play for free on the web or sign up for a premium monthly plan that provides them with multiple bid opportunities. Mobile tips direct them in their bidding decisions, letting them know if their current bid is unique or the lowest, and helping them navigate their way to win cash and prizes.

         o MOBLISS MOBILE MESSAGING ASSETS. The acquisition of certain of the mobile messaging assets of Mobliss provides New Motion with a proven and scalable interactive messaging platform. This expanded capability will provide New Motion with the ability to offer a broader range of interactive mobile services to media and entertainment companies.

         o MOBILE ENTERTAINMENT CHANNEL. The joint venture between IVG, an Internet, mobile technology and digital media holding company, and New Motion, will form The Mobile Entertainment
                  Channel Corporation, an Asian-themed mobile entertainment Portal. We believe this joint venture will be unique in the North American off-deck arena and will operate under a consumer brand name to be announced at a later date. This new direct-to-consumer service provides a unique opportunity for New Motion to tap into a new market with Asian-themed content, delivering some of the most sophisticated mobile products in the world.

         New Motion was formed in 2005 by the stockholders of BroadSpring, Inc., a Delaware corporation ("Broadspring") with the intent of exploring mobile opportunities in the U.S. and the eventual possibility of transferring the mobile business out of BroadSpring. In June 2005, BroadSpring transferred the business of RingtoneChannel to New Motion and RingtoneChannel continued operations as a legal subsidiary of New Motion. RingtoneChannel was originally incorporated on February 23, 2004 and was acquired by BroadSpring in June 2004 as a wholly-owned subsidiary to explore mobile opportunities in the United States market. This transition was deemed a continuation of an existing business controlled by common ownership and the historical operating results of RingtoneChannel from its inception in February 2004 to the date of the transition are therefore included in the financial statements of New Motion. All expenditures by BroadSpring on behalf of RingtoneChannel during the period in which it was a subsidiary of BroadSpring were recorded in the historical operating results of RingtoneChannel and thus were included in the financial statements of the combined New Motion-RingtoneChannel entity. The assets and liabilities of RingtoneChannel were recorded at their historical cost basis at that time of the transition and not marked to fair value by either BroadSpring or New Motion. In 2004, RingtoneChannel began to sell ringtones internationally and then launched its first ringtone subscription service in the U.S. in February 2005. In August 2005, we launched our first successful text message campaign incorporating music trivia. In March of 2006, we partnered with GoldPocket Wireless, a leading provider of mobile technology solutions for media and entertainment companies, to enhance the proficiency and performance of our mobile service offering.

THE WIRELESS ENTERTAINMENT MARKET

         The wireless entertainment market has emerged as a result of the rapid growth and significant technological advancement in the wireless communications industry. Wireless carriers are delivering new handsets to new and existing subscribers which have the capability to download rich media content. Due to the increase in advanced mobile phones with the capabilities to handle rich media downloads, the potential market for mobile entertainment services will increase significantly in the coming years.

         We believe that growth in the wireless entertainment market has been positively influenced by a number of key factors and trends that we expect to continue in the near future, including:


         o GROWTH IN WIRELESS SUBSCRIBERS. In 2005, the number of global wireless subscribers surpassed two billion and subscriber growth is expected to continue as wireless communications increase in emerging markets, including China and India.
                  According to ITFacts Mobile Usage, the number of global wireless subscribers will grow from approximately 2 billion in 2005 to 2.3 billion in 2009. According to CITA, the U.S. wireless subscriber base currently exceeds 219 million. New handset delivery and adoption is expected to continue to accelerate in the U.S. market as current and new subscribers embrace newer mobile technology and media.


         o DEPLOYMENT OF ADVANCED WIRELESS NETWORKS. Wireless carriers are deploying high-speed, next-generation digital networks to enhance wireless voice and data transmission. These advanced networks have enabled the provisioning and billing of data applications and have increased the ability of wireless subscribers to quickly download large amounts of data, including games, music and video.

         o        AVAILABILITY  OF MOBILE PHONES WITH  MULTIMEDIA  CAPABILITIES.
                  Annual  mobile  phone  sales  are  expected  to grow  from 520 million units in 2003 to over one billion units in 2009, according to Gartner Inc. In recent years, the mobile phone has evolved from a voice-only device to a personal data and voice communications device that enables access to wireless content and data services. Mobile phone manufacturers are competing for consumers by designing next-generation mobile phones with enhanced features including built-in digital cameras, color screens, music and data connectivity. Manufacturers are also embedding application environments such as BREW, Java and Symbian into mobile phones to enable multimedia applications, including gaming. We believe the availability of these next-generation mobile phones is driving demand for wireless entertainment applications taking advantage of these advanced multimedia capabilities.

         o OFF PORTAL DIRECT TO CONSUMER MARKET DYNAMICS. Prior to November 2004, all U.S. carriers maintained a "walled garden" approach that prevented any direct to consumer off portal sites from succeeding, while in Europe and Asia, a large percentage of mobile entertainment revenue was generated by off deck direct to consumer portals. Witnessing the huge success of direct to consumer portals in those regions, specific U.S. carriers opened their walled gardens in late 2004 and early 2005. By allowing premium SMS billing to direct-to-consumer off portal sites, the carriers opened up a potential multi-billion dollar industry opportunity.


         o DEMAND FOR WIRELESS ENTERTAINMENT. Wireless carriers and other off-deck content providers are increasingly launching and promoting wireless entertainment applications to differentiate their services and increase average revenue per user. The delivery of games, ringtones, images and other entertainment content to subscribers enables wireless carriers to leverage both the increasing installed base of next-generation mobile phones and their investment in high-bandwidth wireless networks. Consumers are downloading and paying for wireless entertainment content offered by the carriers and off-deck providers. According to Juniper Research, total mobile entertainment revenue in North America will grow from $1.9 billion in 2005 to $11.3 billion in 2009, representing a compound annual growth rate of 56%.


         o GROWTH IN OUR CORE MARKET - NORTH AMERICA. According to IDC, the wireless messaging market is forecast to grow from 54.6 billion messages in 2004 to 387.9 billion messages exchanged in 2009, and Juniper Research expects the North American user base to increase steadily with a compounded growth rate of around 28%, which is roughly twice that of Europe. Even though Asia and Europe are expected to remain the largest market for mobile entertainment, the North American market will represent the highest growth potential. According to Juniper Research, North America will represent a total of 12% of the mobile entertainment industry in 2006 and growing to 19% in 2009.

WIRELESS ENTERTAINMENT PUBLISHER CHALLENGES

         We believe the major challenges faced by wireless entertainment publishers, like us, include:

         o DEPENDENCE ON WIRELESS CARRIERS. Wireless entertainment publishers are highly reliant on wireless carriers for the successful delivery, billing and revenue collection for their products and services. Many factors outside our control could impair our ability to deliver our applications and services through wireless carriers. Wireless carriers heavily influence and control our ability to create, promote and price our products and services to consumers. In addition, wireless carriers directly determine the amount of revenue share and subsequent margin for alternative retail price points.
                  Cultivating strong relationships with wireless carriers is critical to the success of a publisher's business.

         o DEPENDENCE ON AGGREGATORS. Wireless entertainment companies are frequently reliant on third-party aggregators (i.e., billing service providers) to successfully report, bill and collect revenue for their products and services.

         o NEED TO CREATE COMPELLING CONTENT. Customers are demanding increasingly sophisticated and compelling applications. Publishers must be able to develop or license content that can satisfy ever-changing customer needs. To meet these demands for new and compelling content, publishers must license or acquire externally developed applications, including brands, or if they have the necessary resources, invest in research and development in order to enhance their current offerings and internally develop new applications.

         o RAPIDLY EVOLVING MARKET. The wireless entertainment market is evolving rapidly and publishers must have the management and technical expertise to respond adequately to the increasing technological sophistication and complexity of mobile phones and wireless networks. To succeed, publishers must possess not only technological skills but also the ability to manage large, technically complex application development, deployment and distribution efforts.

         o INTENSE COMPETITION. It is critical to a publisher's ability to effectively compete in the wireless entertainment market that it establishes efficient media buying capabilities, adequate working capital and differentiated applications targeted at unique market segments.

         o SALES, MARKETING AND SUPPORT REQUIREMENTS. The size and complexity of the global wireless entertainment market requires publishers to have sophisticated business development, marketing and customer support organizations. To succeed in this market, publishers must develop and maintain strong relationships with wireless carriers. The publisher's business development and marketing teams must have the resources to track and understand customers and competitors, and successfully reach a large customer base while ensuring the cost per acquisition is within an efficient price range to ensure profitability. In addition, off deck marketers such as us will continue to assume the majority share of the marketing cost of wireless entertainment applications to consumers.

OUR COMPETITIVE STRENGTHS

         We believe that our competitive strengths include:


         o        IN DEPTH KNOWLEDGE OF ACQUIRING CUSTOMERS  EFFECTIVELY ONLINE.
                  Our primary medium for acquiring customers is online. Over the past two years, we have continued to effectively acquire customers online at what we believe is a relatively low cost per acquisition. During the year ended December 31, 2006, our average monthly billable customer base increased 103% compared to our average monthly billable customer base during the year ended December 31, 2005, primarily as a result of our on-line activities. During the first quarter of 2007, we experienced a 59% increase in our average monthly billable customer base, compared to the first quarter of 2006, also as a result of our on-line marketing efforts. We have continued to maintain what we believe is a relatively low cost per acquisition in the face of growing competition within our industry and other online media advertisers.


         o        EARLY  STAGE  INNOVATIVE   MOBILE  CONTENT.   We  develop  our
                  applications with an emphasis on innovation, quality, and speed to market. We were one of the first companies to bring mobile trivia applications to U.S. consumers.

         o DIVERSE PORTFOLIO OF ORIGINAL AND LICENSED PROPERTIES. We initially focused on licensing lower cost content for our subscription services. In anticipation of consumer tastes shifting towards higher quality mobile content, we initiated a new licensing strategy to acquire branded content. Recent signings include Sigalert realtime traffic alerts, TheSportsPage real time sports and odds information service and RestaurantRow restaurant information service. We publish a diverse portfolio of wireless entertainment applications. During the period from our inception through March 31, 2007, we derived the majority of our revenues from New Motion-branded applications, including MobileSidewalk's Music Trivia and Scavenger Hunt. Our licensors include Music Publishers, RestaurantRow, Sigalert and TheSportsPage.


         o EXISTING SUBSCRIBER BASE. We believe that the time, complexity and working capital necessary to build a broad distribution network and large subscriber base, such as ours, forms an entry barrier for prospective competitors.

         o EXPERIENCED MANAGEMENT TEAM. Our senior management team and advisors bring deep digital experience and a history of substantial success in accelerating electronic content businesses. This broad expertise allows us to design, develop and deliver increasingly advanced applications that satisfy the demands of all the key constituents in our market, including wireless carriers, brand licensors and our customers. We believe our management team's expertise and continuity is a significant competitive advantage in the increasingly complex wireless entertainment publishing market.

OUR STRATEGY

         Our business strategy involves increasing our profitability by offering a large number of diverse, segmented products through a unique distribution network in the most cost effective manner possible. To achieve this goal, we plan to:

         PUBLISH HIGH-QUALITY ENTERTAINMENT APPLICATIONS

         We believe that publishing a diversified portfolio of the highest quality, most innovative applications is critical to our business. We intend to:

         DEVELOP INNOVATIVE APPLICATIONS. We will continue to devote significant resources to the development of high-quality, innovative products, services and Internet storefronts. The U.S. consumer's propensity to use the fixed internet to acquire, redeem and use mobile entertainment products is unique. In this regard, we aim to provide complementary services between these two high-growth media channels.

         EMPHASIZE NEW MOTION BRANDED APPLICATIONS. We plan to emphasize the creation of New Motion branded applications which typically generate higher margins for us. We intend to develop sequels to our more successful New Motion applications, such as Music Trivia. These types of products and services differentiate us from our competitors, particularly those acting as aggregators or distributors, who generally do not own or control intellectual properties.

         LICENSE WORLD CLASS BRANDS. We will continue to license well-known, third-party brands and collaborate with major media companies, professional sports leagues and other brand holders to introduce third-party branded products and services. We believe that familiar titles facilitate the adoption of our products and services by wireless subscribers and wireless carriers, and create strong marketing opportunities.

         ENHANCE OUR DISTRIBUTION CHANNEL

         Strengthening and expanding our distribution channels is critical to our business. We will continue to:

         STRENGTHEN OUR WIRELESS CARRIER RELATIONSHIPS. We plan to strengthen our existing relationships with wireless carriers by continuing to support their strategic needs and by launching new, high-quality, innovative products and services. We also intend to build relationships with additional wireless carriers to reach a larger subscriber base. Where appropriate, we intend to enter new markets to leverage our expertise, brands, product and service portfolio and technologies.

         EXPAND CURRENT SALES AND MARKETING CHANNELS. We intend to expand our existing channels to market and sell our products and services online and explore alternative marketing mediums. Our own Internet storefronts also enable us to market and sell our applications directly to wireless customers.

         BUILD WHOLLY-OWNED DISTRIBUTION CHANNELS. Leveraging our unique online affiliate management system, we intend to drive a portion of our consumer traffic directly to our products and services without the use of third-party media outlets and media publishers.

         BUILD NEW MOTION BRANDS. We intend to build the family of New Motion properties into widely recognized brands within the wireless entertainment market. We believe that the decisions of wireless carriers and our customers are influenced by brand recognition. We intend to continue building our brands through product and service quality, customer and carrier support, advertising campaigns, public relations and other marketing efforts.

         GAIN SCALE THROUGH SELECT ACQUISITIONS

         We believe there may be future opportunities to acquire content developers and publishers in the mobile entertainment or complementary industries and we intend, where appropriate, to take advantage of these opportunities.

DISTRIBUTION CHANNELS

         We currently distribute the majority of our entertainment products and services directly to consumers, or "off-deck," primarily through the Internet, which is independent of the carriers. We bill and collect revenues for our products and services through third-party aggregators who are connected to the majority of U.S. wireless carriers and their customers. We have agreements through multiple aggregators who have direct access to U.S. carriers for billing. Our customers download products or subscribe to services on their mobile phones and are billed monthly through their wireless carrier. Through our aggregators, the carrier agreements establish the fees to be retained by the carrier for access and billing our products and services to their customer base. Our aggregator agreements are not exclusive and generally have a limited term of one or two years, with evergreen or automatic renewal provisions upon expiration of the initial term. The agreements generally do not obligate the carriers or aggregators to market or distribute any of our products and services. In addition, any party can terminate these agreements early and, in some instances, without cause.

         For the year ended December 31, 2006, we received indirectly through our aggregators approximately 30% of our revenue from subscribers of Cingular / AT&T and 25% of our revenue from subscribers of Sprint. In 2005, we received approximately 52% of our revenue from subscribers of Cingular / AT&T and 16% of our revenue from subscribers of Verizon.

         For the fiscal year ended December 31, 2006, we billed approximately 60% of our revenue through aggregation services provided by Goldpocket Wireless, Inc. ("Goldpocket Wireless") and 34% of our revenue through our aggregator Mobile Messenger Pty Ltd ("Mobile Messenger"). In 2005, we billed approximately 78% of our revenue from a partnership with Buongiorno USA, Inc. ("Buongiorno") and approximately 22% of our revenue through our aggregator Mobile Messenger. In the first quarter of 2007, we billed approximately 85% of our revenue through Goldpocket Wireless and approximately 15% through Mobile Messenger.


         Pursuant to the Company's Master Agreement for Products and Services dated December 29, 2005, between New Motion Mobile, Inc. and Goldpocket Wireless, Inc., Goldpocket provides to New Motion products and services that create, manage, and deliver digital media content to subscribers of all major U.S. wireless carriers. Under the terms of the agreement, New Motion is required to pay Goldpocket an annual license fee, payable quarterly, and 5% to 10% of the fees received from end user payments, net of carrier fees, in accordance with the agreement's rate schedule. Unless materially breached, the agreement is effective until either party provides three weeks written notice of termination to the other party.


SALES AND MARKETING

         Our sales and marketing organization works closely with our development and media teams to ensure the best possible product and service offering is deployed. Their primary focus is creating specific media campaigns to market and sell our offering through our network of websites and search engine channels. Further, the team is focused on creating viable alternative distribution channels for our products and services. Our sales and marketing organization works closely with our development, creative and licensing teams to identify and evaluate wireless distribution opportunities for new products and services.

TECHNOLOGY

         We have developed a tool which allows us to monitor and analyze in real time our marketing costs associated with any advertising campaign. This allows us to be more efficient and effective in our media buys. We believe we have one of the lowest cost per acquisition rates in the industry in large part due to this software. The software measures, in real time, our effective buys on a per campaign basis which allows us to adjust our marketing efforts immediately towards the most effective campaigns and mediums.

COMPETITION

         The development, distribution and sale of wireless entertainment applications is a highly competitive business. We compete primarily on the basis of marketing acquisition costs, brand strength, and carrier and distribution breadth. We also compete for experienced and talented individuals to support our growth.

         The wireless entertainment applications market is highly competitive and characterized by frequent product introductions, evolving wireless platforms and new technologies. As demand for applications continues to increase, we expect new competitors to enter the market and existing competitors to allocate more resources to develop and market applications. As a result, we expect competition in the wireless entertainment market to intensify.

         The current and potential competition in the wireless entertainment applications market includes major media companies, traditional video game publishing companies, wireless carriers, wireless software providers and other pure-play wireless entertainment companies. Larger, more established companies are increasingly focused on developing and distributing wireless applications that directly compete with us.


         Currently, we consider our primary competitors in the U.S. off deck mobile market to be Jamster, Buongiorno / Blinko, Flycell, Thumbplay and Dada Mobile. We believe that our extensive experience in Internet marketing, our existing subscriber base, our strong relationships with wireless carriers, our range of products and services and what we believe is a relatively low cost per acquisition of new customers enables us to compete effectively in the mobile entertainment market.


INTELLECTUAL PROPERTY

         Other than proprietary software code, we do not possess any material intellectual property. During the course of operations, we have filed trademark applications for the following marks: Life For Your Phone, MobileSidewalk and the RingtoneChannel.

GOVERNMENT REGULATION

         Our products and services are accessible on mobile phones and the Internet and as a result, we are exposed to legal and regulatory developments affecting either Internet or telecommunications services in general. Due to the increasing popularity and use of the Internet, a number of laws and regulations have been adopted at the international, federal, state and local levels with respect to the Internet. Many of these laws cover issues such as privacy, freedom of expression, pricing, online products and services, taxation, advertising, intellectual property, information security and the convergence of traditional telecommunications services with Internet communications. Moreover, a number of laws and regulations have been proposed and are currently being considered by federal, state, local and foreign legislatures with respect to these issues. The nature of any new laws and regulations and the manner in which existing and new laws and regulations may be interpreted and enforced cannot be fully determined.

         There is substantial uncertainty as to the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, defamation, obscenity and privacy. The vast majority of these laws were adopted prior to the advent of the Internet and, as a result, did not contemplate the unique issues of the Internet. In addition, there have been various regulations and court cases relating to companies' online business activities, including in the areas of data protection, trademark, copyright, fraud, indecency, obscenity and defamation. Future developments in the law might decrease the growth of the Internet, impose taxes or other costly technical requirements, create uncertainty in the market or in some other manner have an adverse effect on the Internet. These developments could, in turn, have a material adverse effect on our business, prospects, financial condition and results of operations.

         We provide many of our our services through carriers' networks. These networks are subject to regulation by the U.S. Federal Communications Commission ("FCC"), state public utility commissions and foreign governmental authorities. However, in our capacity of providing services via the Internet, we are generally not subject to direct regulation by the FCC or any other governmental agency in the U.S., other than regulations applicable to businesses generally. Nevertheless, as Internet services and telecommunications services converge or the services we offer expand, there may be increased regulation of our business including regulation by agencies having jurisdiction over telecommunications services.

         Future developments in laws that govern online activities (for example, new laws that impose Internet taxes or require costly technical requirements) might inhibit the growth of the Internet and create uncertainty in the market, or in some other manner have an adverse effect on the Internet. These developments could, in turn, increasingly have a material adverse effect on our business, prospects, financial condition and results of operations.

EMPLOYEES

         As of May 10, 2007, we had 38 employees and full-time consultants in the United States. We have never had a work stoppage and none of our employees is represented by a labor organization or under any collective bargaining arrangements. We consider our employee relations to be good.

DESCRIPTION OF PROPERTY


         Our corporate headquarters is located at 42 Corporate Park, Suite 250, Irvine, California 92606, where we lease approximately 5,176 square feet under a lease that expires in September 2008. We also lease approximately 2,190 square feet located in Suite 100 of the same building where we have our corporate headquarters under a sublease that expires in August 2008. In addition, we lease approximately 500 square feet in Los Angeles under a short term lease agreement. We believe our space is adequate for our current needs and that suitable additional or substitute space will be available to accommodate the foreseeable expansion of our operations. Our telephone number is (949) 777-3700. Our corporate website address is www.newmotioninc.com.


LEGAL PROCEEDINGS

         On August 24, 2006, New Motion and Burton Katz, our Chief Executive Officer, filed an action against Buongiorno in the Superior Court of California, County of Orange, seeking a declaration that the non-competition, non-solicitation and non-interference provisions of the Employment Agreement dated April 11, 2005, between Burton Katz and Buongiorno, are void and unenforceable under the California Business and Professions Code. The action also sought an order permanently enjoining Buongiorno from enforcing the above referenced provisions, reasonable attorneys' fees, and other costs related to the action. Subsequent to filing, Buongiorno threatened to withhold payments due to New Motion for previous sales totaling approximately $340,000.


         On October 24, 2006, New Motion filed a Demand for Arbitration with the American Arbitration Association against Buongiorno, pursuant to the terms of the Marketing Agreement dated January 10, 2006, between New Motion and Buongiorno, whereby New Motion agreed to market certain of Buongiorno's services and the parties agreed to share revenue generated from such services. New Motion sought payment of revenues in excess of $340,000 and attorneys' fees and other costs related to the action. Subsequently, New Motion settled the dispute with Buongiorno for $384,000, which was received in the first quarter of 2007. In February 2007, New Motion filed a request for dismissal of the action with the Superior Court of California and also filed a request for dismissal of the arbitration with the American Arbitration Association. New Motion is not liable for any additional costs related to this dispute.


         In addition to the  foregoing,  from time to time we may be involved in other litigation relating to claims of alleged infringement, misuse or misappropriation of intellectual property rights of third parties. We may also be subject to claims arising out of our operations in the normal course of business. As of this date, we are not a party to any such other litigation that would have a material adverse effect on us.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


         The following table sets forth the name, age and position of each of our executive officers and directors as of July 16, 2007.


     NAME                 AGE             POSITION HELD

Burton Katz                35             Chief Executive Officer and Director
Raymond Musci              46             President and Director
Allan Legator              36             Chief Financial Officer and Secretary
Scott Walker               45             Chief Marketing Officer
Drew Larner                42             Director
Robert S. Ellin            42             Director
Barry I Regenstein         50             Director
Jerome Chazen              79             Director


         BURTON KATZ. Mr. Katz became our Chief Executive Officer and a Director on February 12, 2007. Mr. Katz also serves as the Chief Executive Officer of New Motion Mobile and has served in such capacity since September 2006. Mr. Katz has been involved in the mobile industry since its inception. Since 2001, Mr. Katz was with Buongiorno S.p.A., where he was president of Buongiorno's North American operations and past executive of its U.K. operations. Mr. Katz oversaw strategic planning and implementation of both Buongiorno's B2B business and the successful U.S. launch of their consumer brand. Prior to joining Buongiorno in 2001, Mr. Katz was a principal in PriceWaterhouseCooper's E-Business Division, where he advised global telecom and media clients on pioneering new products and developing digital distribution channels. Mr. Katz holds a masters of business administration degree in marketing and interactive technologies from the University of Southern California.

         RAYMOND MUSCI. Mr. Musci became our President and a Director on February 12, 2007. Mr. Musci also serves as President and Chief Operating Officer of New Motion Mobile and has served in this capacity since August 2006. Mr. Musci was a consultant to New Motion Mobile from January through August 2006 prior to joining the organization. Mr. Musci brings over 25 years of high tech, media, entertainment and consumer product experience to us. From 1999 to 2006, Mr. Musci was Chief Executive Officer of Bam! Entertainment, Inc., a company he founded in 1999 that published and distributed movie, sports and cartoon video games to a wide range of retailers. Prior to Bam!, from 1996 to 1999, Mr. Musci was president and chief executive officer of the U.S. subsidiary of Infograms Entertainment, Inc., now better known as Atari, Inc. In that position, he oversaw all aspects of the company's North American unit, was responsible for 250 employees, and grew global revenues from $60 million to $300 million, and U.S. revenues from $80 million to $150 million. Before joining Infograms/Atari, Mr. Musci was founder, president and chief executive officer of Ocean Of America, Inc., a publisher and distributor of entertainment software. Founded in 1990, Mr. Musci built the company to annual revenues of $50 million, and sold it to Infograms/Atari in 1996. Mr. Musci holds a degree in criminal justice with a minor in business administration from Western New Mexico University. Mr. Musci is a director of publicly traded Tag-It Pacific, Inc.

         ALLAN LEGATOR. Mr. Legator became our Chief Financial Officer and Secretary on February 12, 2007. Mr. Legator also serves as the Chief Financial Officer and Secretary of New Motion Mobile and has served in this capacity since March 2005. After a brief stint as chief financial officer of BroadSpring, Inc., he joined Scott Walker to launch New Motion Mobile in June 2005. From 2000 to 2005, Mr. Legator served as director of finance for Sega Japan Gaming Division, where he helped to structure the company's Las Vegas gaming strategy. Sega subsequently named him chief of operations for the newly formed Sega Gaming Technologies. Mr. Legator began his career in the early 1990s in the biotech area, and then in 1994 began working in the audit practice of KPMG Peat Marwick, specializing in the technology sector. Mr. Legator has a BS in Accounting from San Diego State University and is licensed as a CPA in the State of California.

         SCOTT WALKER. Mr. Walker became our Chief Marketing Officer on February 12, 2007. Mr. Walker is also the Chief Marketing Officer of New Motion Mobile and has been with New Motion Mobile since 2005 when he founded the Company. Mr. Walker has been a leader in new media and emerging technologies for over two decades. Prior to becoming Chief Executive Officer of New Motion Mobile and MobileSidewalk(TM) in 2005, from 2004 to 2005, Mr. Walker was with BroadSpring Inc., a multi-million dollar new media company, which he helped form. From 1997 to 2004, Mr. Walker headed up Mindset Interactive, Inc., known throughout the industry for its PC planner, which featured brands such as the N.Y. Yankees and various Warner Bros. properties. In 1995, he founded and built one of the first Internet web hosting companies, NetPage Communications, which he sold in 1997. Mr. Walker founded his first company in 1986 - World Travel, which was valued at $15 million when sold.

         DREW LARNER. Mr. Larner became a Director of the company on February 12, 2007. Mr. Larner is currently a Managing Director at Europlay Capital Advisors, a Los Angeles-based merchant bank and advisory firm specializing in entertainment, media and technology companies, and has held this position since May of 2003. Prior to Europlay, Mr. Larner spent over twelve years as an executive in the motion picture industry, most recently as Executive Vice-President at Spyglass Entertainment Group. In that role, he was involved in all operations of Spyglass with specific oversight of business development, international distribution and business and legal affairs. Prior to Spyglass, Mr. Larner spent a total of five years at Morgan Creek Productions during which time he headed up the business and legal affairs department and then moved on to run Morgan Creek International, the company's international distribution subsidiary. Additionally, Mr. Larner spent two years as Vice President/Business Affairs at Twentieth Century Fox. Mr. Larner began his career as an attorney in the Century City office of O'Melveny & Myers. Mr. Larner currently serves on the Board of Directors of BroadSpring, Inc., an online search and advertising company. Mr. Larner graduated with a B.A. from Wesleyan University, after which he earned a J.D. from Columbia Law School.

         ROBERT S. ELLIN. Robert S. Ellin is a Managing Member of Trinad, which is a hedge fund dedicated to investing in micro-cap public companies, and served as our Chief Executive Officer and President from October 24, 2006 to February 12, 2007. Mr. Ellin has served as one of our directors since October 24, 2006. Mr. Ellin currently sits on the board of Command Security Corporation (CMMD), ProLink Holdings Corporation (PLKH), U.S. Wireless Data, Inc. (USWI) and Mediavest, Inc (MVSI). Prior to joining Trinad Capital LP in 2004, Mr. Ellin was the founder and President of Atlantis Equities, Inc., a personal investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public company as well as select private company investments. Mr. Ellin frequently played an active role in Atlantis investee companies including Board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies Mr. Ellin spearheaded investments into ThQ, Inc. (OTC:THQI), Grand Toys (OTC: GRIN), Forward Industries, Inc. (OTC: FORD) and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and prior to that he was the Manager of Retail Operations at Lombard Securities. Mr. Ellin received a Bachelor of Arts from Pace University.

         BARRY I. REGENSTEIN. Barry I. Regenstein is the President and Chief Financial Officer of Command Security Corporation and has served as one of our directors since October 24, 2006. Trinad is a significant shareholder of Command Security Corporation and Mr. Regenstein has formerly served as a consultant for Trinad. Mr. Regenstein has over 28 years of experience with 23 years of such experience in the aviation services industry. Mr. Regenstein was formerly Senior Vice President and Chief Financial Officer of Globe Ground North America (previously Hudson General Corporation), and previously served as the Corporation's Controller and as a Vice President. Prior to joining Hudson General Corporation in 1982, he had been with Coopers & Lybrand in Washington, D.C. since 1978. Mr. Regenstein currently sits of the boards of GTJ Co., Inc., ProLink Corporation (PLKH), U.S. Wireless Data, Inc.
(USWI) and Mediavest, Inc. (MVSI). Mr. Regenstein is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.

         JEROME A. CHAZEN. Jerome A. Chazen has served as one of our directors since April 2005. Mr. Chazen is also Chairman of Chazen Capital Partners, a private investment company and has held this position since 1996. Prior to Chazen Capital, Mr. Chazen was one of the four founders of Liz Claiborne Inc., where he is also Chairman Emeritus. Mr. Chazen is also the founder and Benefactor of the Jerome A. Chazen Institute of International Business, the focal point of all international programs at Columbia Business School. Mr. Chazen received his Bachelor Degree from the University of Wisconsin and his MBA from Columbia Business School. Mr. Chazen has been a director of Taubman Centers, Inc. since 1992.


         None of our officers or directors has had any bankruptcy petition filed by or against any business of which such officer or director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. None of our officers and directors have been convicted in a criminal proceeding or are subject to a pending criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. There are no family relationships among our executive officers and directors.

         SHANE MAIDY. Shane Maidy became our Senior Vice President, Marketing and Licensing in August 2005. From 2003 to 2004, he served as Vice President of National Sales at Universal Music and Video Distribution, a division of Universal Music Group, where he managed over $1.2 billion in sales with mass market retailer clients, including Wal-Mart, Target, Best Buy, Kmart, Amazon and Costco. Prior to joining Universal, from 2001 to 2003, he oversaw the category sales management team at Brand Sense Marketing, a sister company to NASCAR and was with Precision Entertainment from 1998 to 2001. Mr. Maidy has worked with numerous entertainment clients, including MTV, Playboy, ABC, Sony Pictures, Fox Family Worldwide, Marvel Entertainment Group, Precision Entertainment, Inc., O.S.P. Publishing Inc., and J. Walter Thompson. Mr. Maidy holds a Bachelor of Arts degree in International Relations from the University of Southern California, and a Masters in Business Administration from Pepperdine University's Graziadio School of Business and Management.

BOARD COMPOSITION AND COMMITTEES

         Our board of directors currently consists of six members: Burton Katz, Raymond Musci, Drew Larner, Barry I. Regenstein, Robert S. Ellin, and Jerome Chazen. Each director was elected either at a meeting of shareholders or by written consent of the shareholders and serves until our next annual meeting or until his or her successor is duly elected and qualified.

         We do not have a separately designated audit, compensation or nominating committee of our board of directors and the functions customarily delegated to these committees are performed by our full board of directors. We are not a "listed company" under SEC rules and are therefore not required to have separate committees comprised of independent directors. We have, however, determined that Drew

Larner, Barry Regenstein, and Jerome Chazen are "independent" as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market. In addition, our board of directors has determined that Barry Regenstein is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, our board of directors believes that each of its members has sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

         We intend to establish an audit committee, compensation committee, and nominating and corporate governance committee in the near future.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         Prior to the  Closing  of the  Exchange,  MPLC,  Inc.  (now  called New
Motion, Inc.) had its fiscal year end on July 31. The following table sets forth, as to MPLC's named executive officers, information concerning all compensation paid to its named executive officers for services rendered during its fiscal years ended July 31, 2006, 2005 and 2004. No other executive officers received salary and bonus in excess of $100,000 for the fiscal years ended July 31, 2006, 2005 and 2004.

                                                                                    Long Term Compensation
                                                                          -------------------------------------------
                                          Annual Compensation                       Awards                Payouts
                       -------------------------------------------------- ---------------------------- -------------- --------------
        Name                                                  Other        Restricted     Securities
         and                                                  Annual          Stock       Underlying                      All Other
      Principal                                            Compensation     Award(s)       Options/         LTIP        Compensation
      Position          Year     Salary ($)  Bonus ($)         ($)             ($)       SARs (#) (2)    Payouts ($)         ($)
---------------------- -------- ----------- ----------- ----------------- ------------ --------------- -------------- --------------
Isaac Kier (1)          2006        --          --             --             --             --             --              --
President,              2005        --          --             --             --             --             --              --
Secretary, Treasurer    2004        --          --             --             --             --             --              --
and Director
---------------------- -------- ----------- ----------- ----------------- ------------ --------------- -------------- --------------
David Allen (2)         2006        --          --             --             --             --             --              --
President, CEO, CFO     2005     $160,000    $100,000          --             --             --             --              --
and Secretary           2004     $160,000       --             --             --             --             --              --
---------------------- -------- ----------- ----------- ----------------- ------------ --------------- -------------- --------------

(1) Mr. Kier received no compensation for his services as a director of MPLC. Mr. Kier resigned as a director on January 24, 2007.

(2) Mr. Allen served as MPLC's President, Chief Executive Officer, Chief Financial Officer and Secretary and resigned from these positions effective April 26, 2005.

         OPTION/SAR GRANTS IN LAST FISCAL YEAR. MPLC granted no options during the fiscal year ended July 31, 2006. Pursuant to an order from the Bankruptcy Court, all outstanding options were repurchased by MPLC for $0.01 per share and cancelled. Accordingly, MPLC had no options outstanding as of the fiscal year ended July 31, 2006.

         AGGREGATED OPTIONS/SARS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES. No executive officers exercised options during the fiscal year ended July 31, 2006. There were no outstanding options as of the fiscal year ended July 31, 2006.

         EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS. MPLC was party to an employment agreement with Mr. Allen. Mr. Allen voluntarily terminated his employment agreement on April 26, 2005 and MPLC has no obligation remaining under such agreement.

         DIRECTOR COMPENSATION. MPLC did not pay any compensation to any of its directors in fiscal 2006, 2005 or 2004.

NEW MOTION COMPENSATION

EXECUTIVE OFFICERS

         The following summary compensation table sets forth information, as to our named executive officers, information concerning all compensation paid to such named executive officers for services rendered to New Motion (now called New Motion Mobile) during the fiscal ended December 31, 2006:

                                                                         All
                                                              Option    Other
                                                              Awards    Compen-
Name and Principal Position       Year    Salary($) Bonus($)  ($)(1)    sation($) Total($)
-----------------------------   -------   -------   -------   -------   -------   -------
Burton Katz .................      2006    87,151    50,000    32,976      --     170,127
Chief Executive Officer(2)
-----------------------------   -------   -------   -------   -------   -------   -------
Raymond Musci ...............      2006   307,500      --        --        --     307,500
President and Chief
Operating Officer(3)
-----------------------------   -------   -------   -------   -------   -------   -------
Allan Legator ...............      2006   175,833    34,220      --      21,835   231,888
Chief Financial Officer and
Secretary(4)
-----------------------------   -------   -------   -------   -------   -------   -------
Scott Walker ................      2006   213,541   164,408      --      33,839   411,788
Senior Vice President of
Marketing(5)
-----------------------------   -------   -------   -------   -------   -------   -------
Shane Maidy .................      2006   139,607    34,220      --      10,420   184,247
Senior Vice President of
Licensing(6)
-----------------------------   -------   -------   -------   -------   -------   -------

(1) Assumptions relating to the estimated fair value of these stock options, which we are accounting for in accordance with SFAS 123(R) are as follows: risk-free interest rate of 5%; expected dividend yield zero percent; expected option life of seven years; and current volatility of 86%. Please see our financial statements for further discussion of our assumptions relating to the estimated fair value of these stock options.

(2) Mr. Katz became New Motion's Chief Executive Officer on August 28, 2006. Mr. Katz is subject to an employment agreement the terms of which are described hereafter. Mr. Katz was granted an option to purchase 250,000 shares of the common stock of New Motion at a per share exercise price of $3.40. Subsequent to the Exchange, this option entitles Mr. Katz to purchase 363,185 shares of our Common Stock at a per share exercise price of $2.34.

(3) Mr. Musci became New Motion's President and Chief Operating Officer on August 3, 2006. The compensation information reported for Mr. Musci was all paid to Mr. Musci as a consultant. Mr. Musci is not an employee of New Motion.

(4) Mr. Legator became New Motion's Chief Financial Officer on March 21, 2005 and became New Motion's Secretary on January 26, 2007. Mr. Legator is subject to an employment agreement the terms of which are described hereafter.

(5) Mr. Walker served as New Motion's Chief Executive Officer from March 21, 2005 through August 28, 2006, and has served as New Motion's Senior Vice President of Marketing since August 28, 2006. Mr. Walker is subject to an employment agreement the terms of which are described hereafter.

(6) Mr. Maidy became New Motion's Senior Vice President of Licensing on October 1, 2005. Mr. Maidy is subject to an employment agreement the terms of which are described hereafter.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

         We compensate our executive officers through a combination of a base salary, a cash bonus, and options to purchase shares of our common stock. In addition, we provide other perquisites to some of our executive officers, which primarily consist of car expenses and allowances. The bonuses paid to our executive officers in 2006 were determined by our Board of Directors, and were based on the performance of the executive officer and the company. We do not have a formal plan for determining the compensation of our executive officers. Instead, each executive officer negotiates their respective employment agreement with us.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table presents information regarding outstanding options held by our named executive officers as of the end of New Motion's fiscal year ending December 31, 2006. The information below assumes that New Motion's named executive officers were entitled to purchase shares of common stock as of December 31, 2006, and reflects per share exercise prices after taking into account the Exchange and Reverse Split.


                                                                        EQUITY
                                                                      INCENTIVE
                                                                     PLAN AWARDS:
                                  NUMBER OF         NUMBER OF         NUMBER OF
                                 SECURITIES        SECURITIES        SECURITIES
                                 UNDERLYING        UNDERLYING        UNDERLYING
                                 UNEXERCISED       UNEXERCISED       UNEXERCISED
                                 OPTIONS (#)       OPTIONS (#)        UNEARNED       OPTION EXERCISE        OPTION
NAME                             EXERCISABLE      UNEXERCISABLE      OPTIONS (#)        PRICE ($)      EXPIRATION DATE
----------------------------   ---------------   ---------------   ---------------   ---------------   ---------------
Burton Katz(1) .............              --                --             363,185              2.34            9/1/16
Raymond Musci ..............              --                --                --                --                --
Allan Legator(2) ...........           145,274              --             145,274              0.48          11/15/15
Scott Walker(3) ............           290,548              --             290,548              0.53          11/15/10
Shane Maidy(4) .............            38,740              --              48,425              0.48          11/15/15

(1) On August 3, 2006, Mr. Katz was granted an option to purchase 250,000 shares of the common stock of New Motion at a per share exercise price of $3.40. Subsequent to the Exchange, this option entitles Mr. Katz to purchase 363,185 shares of common stock at a per share exercise price of $2.34. This option vests as follows: 33.3% of the shares subject to the option vests on August 1, 2007, and the remaining 66.7% of the shares subject to the option vest monthly over the next 24 months thereafter.

(2) On June 1, 2005, Mr. Legator was granted an option to purchase 200,000 shares of the common stock of New Motion at a per share exercise price of $0.70. Subsequent to the Exchange, this option entitles Mr. Legator to purchase 290,548 shares of common stock at a per share exercise price of $0.48. This option vests as follows: 33.3% of the shares subject to the option vested on June 1, 2006, and the remaining 66.7% of the shares subject to the option vest monthly over the next 24 months thereafter.

(3) On June 1, 2005, Mr. Walker was granted an option to purchase 400,000 shares of the common stock of New Motion at a per share exercise price of $0.77. Subsequent to the Exchange, this option entitled Mr. Walker to purchase 581,096 shares of common stock at a per share exercise price of $0.53. This option was cancelled on March 8, 2007 and, on the same date, Mr. Walker was granted an option to purchase 37,500 shares of common stock on a post-Reverse Split basis at an exercise price of $6.60 per share. Thirty three and one-third percent (33.3%) of the shares subject to the option vest on the first anniversary of the grant date (March 8, 2008), and the remaining sixty six and seven-tenths percent (66.7%) of the shares subject to the option vest monthly in equal installments over the next twenty four (24) months thereafter.

(4) On August 1, 2005, Mr. Maidy was granted an option to purchase 60,000 shares of the common stock of New Motion at a per share exercise price of $0.70. Subsequent to the Exchange, this option entitles Mr. Maidy to purchase 87,165 shares of common stock at a per share exercise price of $0.48. This option vests as follows: 33.3% of the shares subject to the option vested on August 1, 2006, and the remaining 66.7% of the shares subject to the option vest monthly over the next 24 months thereafter.

EMPLOYMENT CONTRACTS

         We are subject to employment or consulting contracts with Burton Katz, Raymond Musci, Allan Legator, Shane Maidy and Scott Walker. All agreements with our new named executive officers that provide for payments to such named executive officers at, following or in connection with the resignation, retirement or other termination of such named executive officers, or a change in control of our company or a change in the responsibilities of such named executive officers following a change in control are set forth in the description of the employment agreements below.

         BURTON KATZ


         Burton Katz is party to an Employment Agreement dated August 28, 2006 with New Motion. Mr. Katz's Employment Agreement has a term of three years which term may be extended through December 31, 2009. Mr. Katz's Employment Agreement provides for an annual base salary of $300,000 with a guaranteed increase of at least 5% after each 12-month period during the term, and also provides for an advance of $30,000 for relocation expenses which amount (or a portion thereof) must be repaid by Mr. Katz in the event that Mr. Katz does not remain employed with us through the entire initial term of the Employment Agreement and all amounts owed to Mr. Katz upon his cessation of service do not exceed the amount of the advance. Mr. Katz's Employment Agreement also provides that Mr. Katz will be eligible for a bonus of up to 30% (but no less than $50,000) of the amount set aside by New Motion, based on its earnings before interest and taxes ("EBIT"), for payment to executives as determined by the Board of Directors. This management incentive program fund is based upon New Motion's EBIT for each fiscal year. Mr. Katz's EBIT bonus goal is 5% of New Motion's annual EBIT for 2007 and 2008. Mr. Katz is also entitled to receive an allowance of $1,000 per month for costs associated with the lease or purchase, maintenance and insurance of an automobile, and an additional allowance of $300 per month for costs associated with the use of cellular equipment and mobile communication service or subscription fees. Upon the termination of Mr. Katz' employment with New Motion for good reason or without cause, Mr. Katz is entitled to receive the base salary that would have been paid to Mr. Katz from the date of termination of his service through the expiration of his Employment Agreement, continued healthcare coverage for the same period, and a pro-rated portion of any bonus that would have been earned by Mr. Katz during the fiscal year in which his employment terminated. Mr. Katz has agreed not to solicit New Motion's customers, suppliers, employees or licensors for a period terminating on the earlier of two years after the termination of Mr. Katz employment with New Motion or June 30, 2011. Mr. Katz's Employment Agreement also provides for the arbitration of disputes.


         RAYMOND MUSCI

         Raymond Musci is not an employee of New Motion. Mr. Musci is party to a Contractor Agreement dated January 11, 2006 with New Motion. While Mr. Musci's Contractor Agreement terminated on December 11, 2006, New Motion and Mr. Musci continue to view the Contractor Agreement as the document governing the parties' relationship. Under the terms of the Contractor Agreement, Mr. Musci is entitled to receive a fee of $30,000 per month for services rendered under the Contractor Agreement.

         ALLAN LEGATOR

         Allan Legator is party to an Employment Agreement dated October 1, 2005 with New Motion. Mr. Legator's Employment Agreement terminates on June 1, 2008. In the current year, Mr. Legator's base salary is $185,000, which will increase to $205,000 on June 1, 2007. Mr. Legator's Employment Agreement also provides that Mr. Legator will be eligible to receive an annual bonus of up to $120,000 based on an accrual of 1% of each calendar month's net profits as determined in accordance with generally accepted accounting principals. Mr. Legator is also entitled to reimbursement for costs associated with the lease or purchase, maintenance and insurance of an automobile in an amount of up to $800 per month, and reimbursement of an additional amount of up to $300 per month for costs associated with the use of cellular equipment and mobile communication service or subscription fees. Upon the termination of Mr. Legator's employment with New Motion without cause, Mr. Legator is entitled to receive the base salary and the bonus that would have been paid to Mr. Legator from the date of termination of his service through the expiration of the initial term of his Employment Agreement. After the expiration of his Employment Agreement, upon the termination of Mr. Legator's employment with New Motion without cause, Mr. Legator is entitled to receive one month's pay at Mr. Legator's then current base salary. Mr. Legator's Employment Agreement also provides for the arbitration of disputes.

         SHANE MAIDY

         Shane Maidy is party to an Employment Agreement dated October 1, 2005 with New Motion. Mr. Maidy's Employment Agreement terminates on August 25, 2007. In the current year, Mr. Maidy's base salary is $160,000. Mr. Maidy's Employment Agreement also provides that Mr. Maidy will be eligible to receive an annual bonus of up to $120,000 based on an accrual of 1% of each calendar month's net profits as determined in accordance with generally accepted accounting principals. Mr. Maidy is also eligible to receive a bonus equal to 1% of the monthly net profits of New Motion's licensing division. Mr. Maidy is also entitled to receive commissions according to the terms set forth under his Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Maidy is entitled to reimbursement for costs associated with the lease or purchase, maintenance and insurance of an automobile in an amount of up to $800 per month, and reimbursement of an additional amount of up to $300 per month for costs associated with the use of cellular equipment and mobile communication service or subscription fees. Upon the termination of Mr. Maidy's employment with New Motion without cause, Mr. Maidy is entitled to receive the base salary, bonus and commissions that would have been paid to Mr. Maidy from the date of termination of his service through the expiration of the initial term of his Employment Agreement. After the expiration of his Employment Agreement, upon the termination of Mr. Maidy's employment with New Motion without cause, Mr. Maidy is entitled to receive one month's pay at Mr. Maidy's then current base salary. Mr. Maidy's Employment Agreement also provides for the arbitration of disputes.

         SCOTT WALKER

         Scott Walker is party to an Employment Agreement dated March 8, 2007 with New Motion. Mr. Walker's Employment Agreement terminates on June 1, 2008. In the current year, Mr. Walker base salary is $225,000, which will increase to $250,000 on June 1, 2007. Mr. Walker's Employment Agreement also provides that Mr. Walker will be eligible to participate in the Company's Management Incentive Program, pursuant to which the Company will set aside in a fund each fiscal year for payment to Mr. Walker and other members of management an amount based upon the Company's EBIT for such fiscal year. The portion of the fund payable to Mr. Walker will be determined in the sole discretion of the Board. Mr. Walker is also entitled to receive an option to purchase 37,500 shares of the Company's common stock at an exercise price per share of $6.60, however, all options to purchase equity securities of New Motion, Inc. which were previously granted to Mr. Walker were cancelled pursuant to the terms of the Employment Agreement. Mr. Walker is also entitled to reimbursement for costs associated with the lease or purchase, maintenance and insurance of an automobile in an amount of up to $1,200 per month, and reimbursement of an additional amount of up to $300 per month for costs associated with use of cellular equipment and mobile communication service or subscription fees. Upon the termination of Mr. Walker's employment with New Motion without cause, Mr.

Walker is entitled to receive the base salary and the bonus that would have been paid to Mr. Walker from the date of termination of his service through the expiration of the initial term of his Employment Agreement. After the expiration of his Employment Agreement, upon the termination of Mr. Walker's employment with New Motion without cause, Mr. Walker is entitled to receive one month's pay at Mr. Walker's then current base salary. Mr. Walker's Employment Agreement also provides for the arbitration of disputes. Mr. Walker is also party to a lock-up agreement with the Company whereby he agrees not to sell or otherwise transfer any shares of common stock which he owns or later acquires until March 8, 2009.

DIRECTOR COMPENSATION

         Historically, our non-employee directors did not receive compensation for their services on our board. However, we reimbursed directors for their travel expenses associated with attendance at meetings of our board of directors. There were no reimbursements for travel expenses for the fiscal year ended December 31, 2006 or for the quarter ended March 31, 2007. On February 16, 2007, our non employee directors Drew Larner, Barry Regenstein and Jerome Chazen were granted options to purchase 25,000, 25,000, and 50,000 shares of our common stock, respectively, at an exercise price of $6.00 per share. The options vest in equal monthly installments over a period of twelve months.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

         The Delaware General Corporation Law and certain provisions of our certificate of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, bylaws and to the statutory provisions.

         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

         A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We do not currently have any indemnification agreements with any of our directors or executive officers.

                       PRINCIPAL AND SELLING SHAREHOLDERS


         The selling security holders each acquired shares of our preferred stock (which subsequently converted into shares of our common stock) as a result of private placement transactions entered into with us, which are described elsewhere in this Registration Statement on Form SB-2. In addition, Lyrical Opportunity Partners II, L.P., Lyrical Opportunity Partners II, Ltd., Destar, LLC, Watchung Road Associates, L.P., and Margate Partners III acquired shares of our Series C Preferred Stock (which subsequently converted into shares of our common stock) from Scott Walker in a private sale. Sanders Morris Harris, Inc., a selling shareholder under the prospectus, acted as placement agent in connection with the sale of the Company's Series A, Series B and Series D Preferred Stock. For their services as placement agent, the Company paid Sanders Morris Harris, Inc. a fee equal to 7.5%, or approximately $1,500,000, of the gross proceeds from the financing and five year warrants to purchase 290,909 shares of common stock at an average exercise price of $5.50 per share (on a post-Reverse Split basis). Of the $1,500,000 fee paid to Sanders Morris Harris, Inc., $939,408 was paid in cash and $560,592 of the fee was provided to Sanders Morris Harris, Inc. through the issuance of 467.16 shares of the Company's Series D Preferred Stock, which subsequently converted into 93,942 shares of the Company's common stock on May 2, 2007.


         The selling security holders may offer and sell, from time to time, any or all of the shares of common stock held by them. Because the selling security holders may offer all or only some portion of the 6,362,820 shares of common stock to be registered, we cannot estimate how many shares of common stock the selling security holders may hold upon termination of the offering, nor can we express, as a percentage, how this number of shares will relate to the total number of shares that we will have outstanding at that time.


         The following table presents information regarding the beneficial ownership of our common stock as of July 16, 2007, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by:


         o        each of the executive officers;

         o        each of our directors;

         o        all of our directors and executive officers as a group;

         o each shareholder known by us to be the beneficial owner of more than 5% of our common stock; and

         o        each of the selling shareholders.


         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options from the company that are currently exercisable or exercisable within 60 days of July 16, 2007 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         The information presented in this table is based on 11,965,596 shares of our common stock outstanding on July 16, 2007. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o New Motion, Inc., 42 Corporate Park, Irvine, California 92606. Unless noted, the number of shares presented in the table are shares of common stock.

                                                      SHARES BENEFICIALLY                           SHARES BENEFICIALLY
                                                          OWNED PRIOR                                   OWNED AFTER
                                                          TO OFFERING                                    OFFERING
                                                   --------------------------                    --------------------------
                                                                    PERCENT       NUMBER OF                       PERCENT
                                                                    OF OUT-         SHARES                        OF OUT-
           NAME OF BENEFICIAL OWNER                   NUMBER        STANDING       OFFERED         NUMBER         STANDING
-----------------------------------------------    -----------    -----------    ------------    -----------    -----------
EXECUTIVE OFFICERS AND DIRECTORS:
Burton Katz                                                 -              *               0              0              0
Allan Legator (1)                                     218,992           1.8%               0        218,992           1.8%
Scott Walker (2)                                    1,583,907          13.2%               0      1,583,907          13.2%
Raymond Musci                                         435,821           3.6%               0        435,821           3.6%
Shane Maidy (3)                                        58,109              *               0         58,109              *
Drew Larner (4)                                        56,082              *               0         56,082              *
Robert S. Ellin (5)                                 1,432,500          12.0%       1,432,500              -              -
Jerome Chazen (6)                                      25,793              *               0         25,793              *
Barry I. Regenstein (7)                                12,500              *               0         12,500              *

All Executive Officers and Directors as a
   Group (9 persons) (8)                            3,823,705          31.0%       1,432,500      2,391,205              -

FIVE PERCENT STOCKHOLDERS:
MPLC Holdings, LLC (9)                              2,738,360          22.9%               0      2,738,360          22.9%
Jeffrey Akres (9)                                   2,773,901          23.2%               0      2,773,901          23.2%
Trinad Capital Master Fund, Ltd. (5)                1,432,500          12.0%       1,432,500              -              -
Jay A. Wolf (5)                                     1,449,166          12.1%       1,449,166              -              -
Brad Greenspan (10)                                   763,661           6.4%               0        763,661           6.4%
Destar, LLC (11)                                    1,237,116          10.3%       1,237,116              -              -
Europlay Capital Advisors, LLC (12)                   726,369           6.1%         726,369              -              -
Lyrical Opportunity Partners II, LP (13)            1,138,732           9.5%       1,138,732              -              -
Lyrical Opportunity Partners II, Ltd (13)           1,138,732           9.5%       1,138,732              -              -


OTHER SELLING STOCKHOLDERS:
Index Visual & Games Ltd. (14)                        172,572           1.4%         168,605              -              -
Watchung Road Associates, L.P. (15)                   280,267           2.3%         280,267              -              -
Game Boy Partners, LLC (16)                           208,332           1.7%         208,332              -              -
Sanders Morris Harris, Inc. (17)                      384,341           3.1%         384,341              -              -
Sandor Capital Master Fund L.P.(18)                    50,000              *          50,000              -              -
Landmark Charity Foundation (19)                       41,666              *          41,666              -              -
Weathervane Capital Partners, LP (20)                  41,666              *          41,666              -              -
Gina Robins                                            20,000              *          20,000              -              -
Arlene Scanlan                                         16,666              *          16,666              -              -
David Chamberlin Trustee, Paul Chamberlin
   Revocable Trust (21)                                16,666              *          16,666              -              -
Lisa Manganiello                                       16,666              *          16,666              -              -
Margate Partners III (22)                              21,666              *          21,666              -              -
Matthew Taubin                                         16,666              *          16,666              -              -
Patrick Scire                                          16,666              *          16,666              -              -
Randall Bernsohn                                       16,666              *          16,666              -              -
Simone Reitano                                         16,666              *          16,666              -              -
Steve Fetner                                           16,666              *          16,666              -              -
Steve S. Taylor                                        16,666              *          16,666              -              -
Jeffrey Tauber                                         16,666              *          16,666              -              -
Michelle Felman                                        16,666              *          16,666              -              -
Mary Wolf                                              16,666              *          16,666              -              -
Wendy Silverstein                                      16,666              *          16,666              -              -
Karen Z. Gardner, Trustee Jules E.
   Gardner 2005 GRAT (23)                               8,334              *           8,334              -              -
Gary Erlbaum, Trustee of the Adam J.
   Erlbaum Trust DTD 04/04/97 (24)                      8,334              *           8,334              -              -


                                       63


Steven H. Erlbaum                                       8,334              *           8,334              -              -
Trevor Colby (25)                                       8,334              *           8,334              -              -
Dylan & Trevor Colby (26)                               8,334              *           8,334              -              -
Shadow Capital, LLC (27)                               41,666              *          41,666              -              -
Todd Kay, Trustee of the Kay Living Trust,
   DTD 7/14/06 (28)                                    25,000              *          25,000              -              -
David Chazen                                           16,666              *          16,666              -              -
Gerard Guez Family Trust, DTD 4/15/05 (29)             33,334              *          33,334              -              -
Cipher 06, LLC (30)                                    18,000              *          18,000              -              -
Jeffrey Bogatin                                        41,666              *          41,666              -              -
Mitchell Ratner (31)                                    4,166              *           4,166              -              -
Richard Molinsky                                       10,000              *          10,000              -              -
Brooks Family Company, LLC (32)                        16,666              *          16,666              -              -
Abundance Partners LP (33)                             12,600              *          12,600              -              -
Walter Grossman                                         8,334              *           8,334              -              -
RP Capital LLC (34)                                    16,800              *          16,800              -              -
Clifford Berger Retirement Plan (35)                   33,334              *          33,334              -              -
Fox Hollow Holdings, Inc. (36)                          8,000              *           8,000              -              -
Jason Cavalier                                          8,400              *           8,400              -              -
Michael J. Cavalier Jr                                  8,400              *           8,400              -              -
Brian Weitman                                           8,334              *           8,334              -              -
Robert Willard and Associates, LLC (37)                 8,400              *           8,400              -              -
Carlo Ghailian and Charles M. Ghailian                  8,400              *           8,400              -              -
Daniel Kim and Margaret Pak, JT in Common
   WROS                                                 3,400              *           3,400              -              -
Charles C. Bentz                                        5,000              *           5,000              -              -


*       Less than 1%


(1) Consists of 9,152 shares of common stock that may be acquired upon the exercise of outstanding warrants at an exercise price of $3.44 per share and 209,840 shares of common stock that may be acquired upon the exercise of outstanding stock options.


(2) Includes 14,382 shares of common stock that may be acquired upon the exercise of outstanding warrants at an exercise price of $3.44 per share and 1,569,525 shares of common stock.

(3) Consists of 53,267 shares of common stock that may be acquired upon the exercise of outstanding stock options.


(4) Consists of 58,109 shares of common stock that may be acquired upon the exercise of outstanding stock options.

(5) Trinad Management, LLC (as the manager of Trinad Capital Master Fund, Ltd. and Trinad Capital LP), Robert S. Ellin and Jay A. Wolf (as a Managing Member and Managing Director, respectively, of Trinad Advisors GP, LLC and Trinad Management, LLC) may be deemed to be the beneficial owners of the stock held by Trinad Capital Master Fund, Ltd. Trinad Capital LP (as the owner of 96.5% of the shares of Trinad Capital Master Fund, Ltd.) and Trinad Advisors GP, LLC (as the general partner of Trinad Capital LP), each may be deemed to be the beneficial owner of 96.5% of the share of common stock of New Motion, Inc. held by Trinad Capital Master Fund, Ltd. Each of Trinad Capital LP, Trinad Management, LLC and Trinad Advisors GP, LLC disclaim beneficial ownership of the shares of common stock directly beneficially owned by Trinad Capital Master Fund, Ltd. Each of Robert S. Ellin and Jay A. Wolf disclaim beneficial ownership of the shares of common stock directly beneficially owned by Trinad Capital Master Fund, Ltd., except to the extent of their pecuniary interest therein. Robert S. Ellin and Jay A. Wolf have shared power to direct the vote and shared power to direct the disposition of these shares of common stock.

         Mr. Ellin was the former Chief Executive Officer of MPLC, Inc. (now New Motion, Inc.) and resigned from these positions on February 12, 2007 upon the closing of the Exchange. Mr. Ellin's address is c/o Trinad Management LLC, 2121 Avenue of the Stars, Suite 1650, Los Angeles, CA 90067.


         Jay A. Wolf also holds 16,666 shares of common stock as an individual, which are being registered for re-sale on this prospectus. Mr. Wolf was the former Chief Financial Officer, Chief Operating Officer and Secretary of MPLC, Inc. (now New Motion, Inc.) and resigned from these positions on February 12, 2007 upon the closing of the Exchange.


(6) Includes 25,000 shares of common stock that may be acquired upon the exercise of outstanding stock options and 793 shares of common stock. Mr. Chazen's address is c/o Chazen Capital Partners, 676 Fifth Avenue, New York, NY 10153.

(7) Consists of 12,500 shares of common stock that may be acquired upon the exercise of outstanding stock options.

(8) Includes 23,534 shares of common stock that may be acquired upon the exercise of outstanding warrants at an exercise price of $3.44 per share, 361,531 shares of common stock that may be acquired upon the exercise of outstanding stock options and 3,438,640 shares of common stock.


(9) In addition to exercising voting and dispositive power over the shares owned by MPLC Holdings, LLC, Jeffrey Akres individually owns 35,541 shares of common stock. Jeffrey Akres disclaims beneficial ownership of the shares of common stock directly beneficially owned by MPLC Holdings, LLC except to the extent of his pecuniary interests therein. The address of MPLC Holdings, LLC is 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, CA 91403.

(10) The address of Mr. Greenspan is c/o Palisades Capital, Inc., 264 South La Cienega, Suite 1218, Beverly Hills, CA 90211.

(11) David E. Smith exercises voting and dispositive power over these shares. While Trinad Management, LLC has an economic interest in Destar, LLC, it has no power to vote or dispose of the shares held by Destar, LLC and, accordingly, disclaims beneficial ownership of the shares held by Destar, LLC except to the extent of its pecuniary interest therein. The address of Destar, LLC is 2450 Colorado Avenue, Suite 100, East Tower, Santa Monica, CA 90404.

(12)     Joseph M.  Miller,  one of the Managing  Directors of Europlay  Capital
         Advisors, LLC, exercises voting and dispositive power over these shares. Mr. Miller disclaims beneficial ownership of the shares of common stock beneficially owned by Europlay Capital Advisors, LLC, except to the extent of his pecuniary interests therein. The address of Europlay Capital Advisors, LLC is 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, CA 91403.


(13) Includes 489,655 shares of common stock held by Lyrical Opportunity Partners II, LP and 649,077 shares of common stock held by Lyrical Opportunity Partners II, Ltd. Jeffrey Keswin, as managing member of the general partners of Lyrical Opportunity Partners II, LP, and as Director of Lyrical Opportunity Partners II, Ltd. exercises voting and dispositive power over these securities. The address of Lyrical Opportunity Partners II LP and Lyrical Opportunity Partners II Ltd. is 405 Park Avenue, 6th Floor, New York, NY 10022.

(14) Consists of 172,572 shares of common stock. Shigeki Takuechi exercises voting and dispositive power over these shares.


(15) Leon G. Cooperman, as general partner of Watchung Road Associates, L.P., exercises voting and dispositive power over these shares.

(16) Craig Effron, Managing Member of Game Boy Partners, LLC exercises voting and dispositive power over these shares.

(17) Consists of warrants to acquire 290,909 shares of common stock at a weighted average exercise price of $5.50 per share and 93,942 shares of common stock. The warrants are fully vested, and have a term of 5 years. Ben T. Morris serves as Chief Executive Officer of Sanders Morris Harris, Inc. and, in such capacity may be deemed to exercise voting and dispositive power over these securities. Additionally, Don
         A. Sanders serves as Vice Chairman of Sanders Morris Harris, Inc. and, in such capacity may also be deemed to exercise voting and investment authority over the shares held by this selling stockholder. Sanders Morris Harris, Inc. is a registered broker/dealer and is a member of NASD.

(18) John Lemak, as general partner of the selling shareholder, exercises voting and dispositive power over these securities.

(19) Gary Gelbfish, of Landmark Charity Foundation, exercises voting and dispositive power over these securities.

(20) Steve Shenfeld, as managing partner of the selling shareholder, exercises voting and dispositive power over these securities.

(21) David Chamberlin, as Trustee of the Paul Chamberlin Revocable Trust, exercises voting and dispositive power over these securities.

(22) Andrew Perry, the managing partner of the selling shareholder, exercises voting and dispositive power over these securities. Andrew Perry is an affiliate of a broker-dealer, since he is employed by Deutsche Bank. The selling shareholder bought its registrable securities in the ordinary course of business, and at the time of the purchase of the registrable securities to be resold, it had no arrangements or understandings, directly or indirectly, with any person to distribute the registrable securities.


(23) Karen Z. Gardner, as Trustee of the Jules E. Gardner 2005 GRAT, exercises voting and dispositive power over these securities.


(24) Gary Erlbaum, as trustee of the Adam J. Erlbaum Trust DTD 04/04/97, exercises voting and dispositive power over these securities.

(25) Trevor Colby is affiliated with RBC Dain Rauscher, a registered broker dealer. The selling shareholder bought its registrable securities in the ordinary course of business, and at the time of the purchase of the registrable securities to be resold, it had no arrangements or understandings, directly or indirectly, with any person to distribute the registrable securities.

(26) Trevor Colby exercises voting and dispositive power over the securities held by this selling shareholder. Trevor Colby is affiliated with RBC Dain Rauscher, a registered broker dealer. The selling shareholder bought its registrable securities in the ordinary course of business, and at the time of the purchase of the registrable securities to be resold, it had no arrangements or understandings, directly or indirectly, with any person to distribute the registrable securities.

(27) Kent Garlinghouse, as Managing Member of Shadow Capital, LLC, exercises voting and dispositive power over these securities.

(28) Todd Kay, as trustee of the Kay Living Trust, DTD 7/14/06, exercises voting and dispositive power over these securities.

(29) Gerard Guez, as trustee of the Guez Family Trust, DTD 4/15/05, exercises voting and dispositive power over these securities.

(30) Jason Adelman, as Managing Member of Cipher 06, LLC, exercises voting and dispositive power over these securities.

(31) Mitchell Ratner is affiliated with T.R. Winston & Company, LLC, a registered broker dealer. Mr. Ratner works as a senior trader at the company. The selling shareholder bought its registrable securities in the ordinary course of business, and at the time of the purchase of the registrable securities to be resold, it had no arrangements or understandings, directly or indirectly, with any person to distribute the registrable securities.

(32) Ben F. Brooks, as Manager of Brooks Family Company, LLC, exercises voting and dispositive power over these securities.

(33)     Vladimir  Efros,  as  Managing  Director  of  Abundance   Partners  LP,
         exercises voting and dispositive power over these securities.

(34) Erick Richardson, as President of RP Capital LLC, exercises voting and dispositive power over these securities.

(35) Clifford Berger, as trustee of the Clifford Berger Retirement Plan, exercises voting and dispositive power over these securities.

(36) Jared Shaw, as President of the selling shareholder, exercises voting and dispositive power over these securities.

(37) Douglas B. Croxall, as President of the selling shareholder, exercises voting and dispositive power over these securities.

                           RELATED PARTY TRANSACTIONS

         Other than the employment arrangements described above in "Executive Compensation" and the transactions described below, since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our assets at year-end for the last three completed fiscal years; and

         o in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

NEW MOTION, INC. (FORMERLY MPLC, INC.)

         On March 8, 2007, New Motion entered into an employment agreement with Scott Walker, our Chief Marketing Officer, the terms of which are described above under the heading, "Employment Contracts."

         On February 28, 2007, New Motion entered into a Securities Purchase Agreement with various accredited investors as listed on the signature pages thereto pursuant to which New Motion agreed to sell to the investors in a private offering approximately 8,333 shares of its Series D Stock for an aggregate purchase price of approximately $10 million. Trinad has an economic interest in Destar LLC, one of the Series D Investors who purchased 188.88 shares of Series D Stock with an aggregate purchase price of $226,651. Trinad has no power to vote or dispose of such shares and, accordingly, disclaims beneficial ownership of the shares held by Destar LLC.

         On February 16, 2007, New Motion granted Jerome Chazen an option to purchase 50,000 shares of common stock at an exercise price of $6.00. On the same date, New Motion granted each of Drew Larner and Barry Regenstein an option to purchase 25,000 shares of common stock at an exercise price of $6.00. Also on February 16, 2007, New Motion granted Burton Katz an option to purchase 81,250 shares of common stock at an exercise price of $6.00.

         On February 12, 2007, New Motion consummated the transactions contemplated under the Series B Purchase Agreement with the Series B investors. Trinad has an economic interest in Destar LLC, one of the Series B investors who purchased 376.315 shares of Series B Preferred Stock with an aggregate purchase price of $3,763,150. Trinad has no power to vote or dispose of such shares and, accordingly, disclaims beneficial ownership of the shares held by Destar LLC.

         On January 24, 2007, New Motion entered into a Series A Convertible Preferred Stock Purchase Agreement with Trinad Capital Master Fund, Ltd., New Motion's controlling shareholder, pursuant to which New Motion agreed to sell to Trinad in a private offering one share of its Series A Convertible Preferred Stock, par value $0.10 per share, for an aggregate purchase price of $3.5 million.

         In addition, pursuant to a Registration Rights Agreement with Trinad, dated as of January 24, 2007, New Motion granted Trinad certain registration rights with respect to all of the shares of common stock owned by Trinad, including the common stock underlying the Series A Preferred Stock sold in the private placement. Pursuant to the Registration Rights Agreement, we are registering Trinad's shares for re-sale pursuant to this prospectus.


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


         On October 24, 2006, MPLC and certain of its stockholders entered into a common stock Purchase Agreement with Trinad, pursuant to which we agreed to redeem 23,448,870 shares of common stock (on a pre-reverse stock split basis) from the stockholders and sell an aggregate of 69,750,000 shares of our common stock (on a pre-reverse stock split basis), representing 93% of our issued and outstanding shares of common stock on the closing date, to Trinad in a private placement transaction for aggregate gross proceeds to us of $750,000, $547,720 of which was used for the redemption described below, and $202,280 was used to repay all loans to New Motion from Isaac Kier, a former director and the former president, treasurer and secretary of New Motion.


         Trinad Management, LLC (as the manager of Trinad Capital Master Fund, Ltd. and Trinad Capital LP), Robert S. Ellin and Jay A. Wolf (as a Managing Member and Managing Director, respectively, of Trinad Advisors GP, LLC and Trinad Management, LLC) may be deemed to be the beneficial owners of the stock held by Trinad Capital Master Fund, Ltd. Trinad Capital LP (as the owner of 96.5% of the shares of Trinad Capital Master Fund, Ltd.) and Trinad Advisors GP, LLC (as the general partner of Trinad Capital LP), each may be deemed to be the beneficial owner of 96.5% of the share of common stock of New Motion, Inc. held by Trinad Capital Master Fund, Ltd. Each of Trinad Capital LP, Trinad Management, LLC and Trinad Advisors GP, LLC disclaim beneficial ownership of the shares of common stock directly beneficially owned by Trinad Capital Master Fund, Ltd. Each of Robert S. Ellin and Jay A. Wolf disclaim beneficial ownership of the shares of common stock directly beneficially owned by Trinad Capital Master Fund, Ltd., except to the extent of their pecuniary interest therein. Robert S. Ellin and Jay A. Wolf have shared power to direct the vote and shared power to direct the disposition of these shares of common stock.

         Mr. Ellin was the former Chief Executive Officer of MPLC, Inc. (now New Motion, Inc.) and resigned from these positions on February 12, 2007 upon the closing of the Exchange. Mr. Ellin's address is c/o Trinad Management LLC, 2121 Avenue of the Stars, Suite 1650, Los Angeles, CA 90067.

         Jay A. Wolf also holds 16,666 shares of common stock as an individual, which are being registered for re-sale on this prospectus. Mr. Wolf was the former Chief Financial Officer, Chief Operating Officer and Secretary of MPLC, Inc. (now New Motion, Inc.) and resigned from these positions on February 12, 2007 upon the closing of the Exchange.


         Simultaneously with the sale of shares of common stock to Trinad, New Motion redeemed 23,448,870 shares of common stock (on a pre-reverse stock split basis) from certain stockholders of New Motion for a purchase price of $547,720. In addition, following closing, Mr. Kier or First Americas Management LLC ("First Americas"), an affiliate of Mr. Kier, was no longer obligated to provide office space or services to New Motion.

         On April 26, 2005, New Motion issued 25,828,983 restricted shares of its common stock (on a pre-reverse stock split basis) to First Americas in exchange for $75,000 in cash. Mr. Kier, a former director of MPLC, is the sole member of First Americas. First Americas subsequently distributed shares to Mr. Kier who sold shares to Mr. Chazen and three other individuals.

         In February 2005,  MPLC paid David Allen, a former officer and director
of  MPLC,  a  $100,000  bonus  for  continuing   with  MPLC  during   bankruptcy
proceedings. This payment was approved by the Bankruptcy Court.

NEW MOTION MOBILE, INC. (FORMERLY CALLED NEW MOTION, INC.)

         New Motion Mobile had Secured Convertible Promissory Notes outstanding in the principal amounts of $15,000, $100,000 and $50,000 which were issued to Scott Walker, its Chief Executive Officer and President, on June 10, 2005, August 2, 2005, and August 24, 2005, respectively. In addition, it had Secured


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Convertible Notes in the principal amounts of $35,000, $50,000 and $20,000 which were issued to SGE, a corporation owned by Allan Legator, its Chief Financial Officer and Secretary, on June 10, 2005, August 2, 2005, and August 24, 2005, respectively. The notes were convertible into securities issued in the next
financing  resulting  in  gross  proceeds  of  at  least  $500,000   ("Qualified
Financing") at 80% of per share price in Qualified Financing. Pursuant to the terms of the Secured Convertible Notes, each of Scott Walker and SGE were granted a right to receive a warrant to purchase that number of shares in a Qualified Financing equal to 30% of the shares purchasable by the principal amount of the Convertible Notes held by each of Walker and SGE issuable upon consummation of Qualified Financing.

         On January 26, 2007, New Motion Mobile agreed with each of Scott Walker and SGE that the warrants would entitle Scott Walker to purchase 9,900 shares of New Motion Mobile's common stock at an exercise price of $5.00 per share and SGE to purchase 6,300 shares of New Motion Mobile's common stock at an exercise price of $5.00 per share. After the Exchange and the assumption of the warrants, Mr. Walker's warrant now entitles him to purchase 14,384 shares of New Motion's common stock at an exercise price of $3.44 per share and SGE's warrant now entitles SGE to purchase 9,153 shares of New Motion's common stock at an exercise price of $3.44 per share. All notes referenced above were paid in full with interest according to the terms of the notes by September 2006.

         Burton Katz is party to an Employment Agreement with New Motion Mobile dated August 28, 2006. The terms of Mr. Katz's Employment Agreement have been disclosed under Item 10, "Executive Compensation," "New Motion Mobile Compensation." Mr. Katz received compensation, not including option awards, in the amount of $137,151 in fiscal 2006 pursuant to the terms of his Employment Agreement.


         Raymond Musci is party to a Contractor Agreement with New Motion Mobile dated January 11, 2006. While Mr. Musci's Contractor Agreement terminated on December 11, 2006, New Motion and Mr. Musci continue to view the Contractor Agreement as the document governing the parties' relationship. Under the terms of the Contractor Agreement, Mr. Musci is entitled to receive a fee of $30,000 per month for services rendered under the Contractor Agreement. Mr. Musci received a fee of $307,500 under the terms of the Contractor Agreement during fiscal 2006.


PROMOTERS AND CONTROL PERSONS

         Prior to February 12, 2007, MPLC (now called New Motion, Inc.) existed as a "shell company" with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On February 12, 2007, we consummated an exchange transaction in which we acquired all of the outstanding ownership interests of New Motion, Inc. (now called New Motion Mobile, Inc.), a Delaware corporation from its stockholders in exchange for an aggregate of 500,000 shares of our Series C Preferred Stock. At the closing of the exchange transaction, New Motion became our wholly-owned subsidiary. The exchange transaction was accounted for as a reverse merger (recapitalization) with New Motion deemed to be the accounting acquirer, and MPLC the legal acquirer.

         In addition, please see the description of the transactions which occurred on October 24, 2006 between MPLC and certain of its stockholders set forth above.

TRANSACTIONS WITH SELLING SHAREHOLDERS

         FINANCING TRANSACTIONS

         In combination with the Exchange, on January 24, 2007, we entered into the Series A Convertible Preferred Stock Purchase Agreement with Trinad and received gross proceeds of $3.5 million in exchange for one share of Series A


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Convertible  Preferred Stock, par value $0.10 per share (the "Series A Preferred
Stock"). On January 31, 2007, we entered into the Series B Convertible Preferred
Stock  Purchase   Agreement  with  Watchung  Road  Associates,   L.P.,   Lyrical
Opportunity Partners II LP, Lyrical Opportunity Partners II Ltd. and Destar LLC and received gross proceeds of $6.5 million in exchange for 650 shares of our Series B Convertible Preferred Stock, par value $0.10 per share ("Series B Preferred Stock"). The closing of the purchase and sale of Series B Preferred Stock occurred on February 12, 2007. On May 2, 2007, the effective date of the Reverse Split, immediately and automatically upon the effectiveness of the Reverse Split, all issued and outstanding Series A Preferred Stock and Series B Preferred Stock converted into 1,200,000 and 1,300,000 shares of our common stock, respectively.

         On February 28, 2007, we entered into a Securities Purchase Agreement with various accredited investors and received gross proceeds of approximately $10 million in exchange for 8,333 shares of our Series D 8% Convertible Preferred Stock, par value $0.10 per share (the "Series D Preferred Stock"). This financing transaction closed on March 6, 2007. Upon the effectiveness of the Reverse Split on May 2, 2007, all issued and outstanding Series D Preferred Stock immediately and automatically converted into 1,666,658 shares of our common stock.


         Sanders Morris Harris, Inc. acted as placement agent in connection with the sale of our Series A, B and D Preferred Stock. For their services as placement agent, we paid Sanders Morris Harris, Inc. a fee equal to 7.5%, or approximately $1,500,000, of the gross proceeds from the financing and issued a five year warrant to Sanders Morris Harris, Inc. to purchase 290,909 shares of our common stock. The warrant is fully vested and has a per share exercise price of $5.50. Sanders Morris Harris, Inc. is a selling shareholder under this prospectus. Of the $1,500,000 fee paid to Sanders Morris Harris, Inc., $939,408 was paid in cash and $560,592 of the fee was provided to Sanders Morris Harris, Inc. through the issuance of 467.16 shares of our Series D Preferred Stock.


         Each of the stockholders who received shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series D Convertible Preferred Stock in the aforementioned financing transactions are also selling shareholders under this prospectus.

         IVG ASSET PURCHASE


         On January 19, 2007, we entered into an Asset Purchase Agreement with Index Visual & Games, Ltd. ("IVG"), pursuant to which we purchased from IVG certain specified assets of Mobliss, a Washington corporation affiliated with IVG. In exchange for the assets specified in the Asset Purchase Agreement, we issued IVG a convertible promissory note with an aggregate maximum principal amount of up to $2,320,000 (the "IVG Note"). On January 19, 2007, we consummated the initial closing of the acquisition and issued the IVG Note in the principal amount of $500,000 and received hardware and software assets to be purchased under the Asset Purchase Agreement. As a result of the assignment of one of the cellular carrier connection contracts listed in the Asset Purchase Agreement, on January 26, 2007, we increased the principal amount of the IVG Note by $580,000 to $1,080,000. On February 26, 2007, we repaid $500,000 of the IVG Note. On July 11, 2007, IVG converted all outstanding principal and accrued interest on the IVG Note into 172,572 shares of common stock at a conversion price of $3.44 per share, the fair market value of our common stock on the date of issuance of the IVG Note.


         SALES OF STOCK BY SCOTT WALKER

         On March 8, 2007, Scott Walker sold an aggregate of 53,538.859 shares of Series C Convertible Preferred Stock which he received in the Exchange transaction with New Motion Mobile, Inc., to Watchung Road Associates, L.P., Lyrical Opportunity Partners II, LP, Lyrical Opportunity Partners II, Ltd., Destar, LLC and Margate Partners III for proceeds of $3,500,000 (the purchase


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


price was $4.50 per share of common stock on a post-reverse stock split basis). On May 2, 2007, the aforementioned shares of Series C Convertible Preferred Stock converted into an aggregate of 777,779 shares of common stock. Each of Watchung Road Associates, L.P., Lyrical Opportunity Partners II, LP, Lyrical Opportunity Partners II, Ltd., Destar, LLC and Margate Partners III are selling shareholders under this prospectus.


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


                          DESCRIPTION OF CAPITAL STOCK


         As of July 16, 2007, our authorized capital stock consisted of:


         o        100,000,000 shares of common stock, par value $0.01 per share;
                  and

         o 1,000,000 shares of preferred stock, par value $0.10 per share, none of which were designated.


         As of July 16, 2007, there were outstanding:

         o 11,965,596 shares of common stock held by approximately 81 shareholders of record; and


         o 314,443 shares of common stock issuable upon exercise of outstanding warrants.


         o 1,575,383 shares of common stock issuable upon exercise of outstanding options, of which 680,355 are exercisable within 60 days of July 16, 2007.


COMMON STOCK

         DIVIDEND RIGHTS

         The holders of common stock shall be entitled to receive dividends, when, as and if declared by our board out of funds legally available for such purpose and subject to any preferential dividend rights of any then outstanding preferred stock.

         VOTING RIGHTS

         Except as otherwise required by law or as otherwise provided in any preferred stock designation, the holders of the common stock shall exclusively possess all voting power and each share of common stock shall have one vote.

         NO PREEMPTIVE OR SIMILAR RIGHTS

         Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

         RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

         After distribution in full of the preferential amount, if any, to be distributed to the holders of our preferred stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, the holders of the common stock shall be entitled to receive all of our remaining assets, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them respectively.

         AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

         We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board can also increase or decrease the number of shares of any series, but


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


not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of our capital stock entitled to vote, unless a vote of any other holders is required by the articles of incorporation establishing the series. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of New Motion and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

WARRANTS AND PURCHASE RIGHTS


         At July 16, 2007, there were outstanding warrants exercisable to purchase 314,443 shares of common stock, as follows:


         o Warrants to purchase 23,534 shares at an exercise price of $3.44 per share, which will expire on January 26, 2012.

         o Warrants to purchase 290,909 shares at an exercise price of $5.50 per share, which will expire on February 28, 2012.



ANTI-TAKEOVER PROVISIONS

         Certain provisions of our articles of incorporation and Delaware law may have the effect of delaying, deferring or discouraging another person from acquiring control of New Motion, Inc.

         CHARTER AND BYLAW PROVISIONS

         Our restated certificate of incorporation, as amended, allows our Board to issue 1,000,000 shares of preferred stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that the board designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our restated certificate of incorporation, as amended, may inhibit changes of control that are not approved by our board. These provisions could limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a change in control. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our certificate of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our stockholders.

         DELAWARE LAW

         In addition, Delaware has enacted the following legislation that may deter or frustrate takeovers of Delaware corporations, such as our company:

         SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. Section 203 provides, with some exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of the person, who is an "interested stockholder" for a period of three years from the date that the person became an interested stockholder unless: (i) the transaction


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


resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and shares held by some employee stock ownership plans; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

LISTING

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the trading symbol "NWMO" Prior to our name change and the 1-for-300 reverse stock split, which took effect as of May 2, 2007, our common stock was quoted on the Over-The-Counter Bulletin Board under the trading symbol "MPNC."


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


                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in making short sales or in transactions to cover short sales;

         o        put or call option transactions relating to the shares; and

         o        any other method permitted under applicable law.

         The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the


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


Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify certain selling security holders and certain selling security holders have agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each such selling security holder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.


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                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP ("SAM LLP"), has provided legal services to us in connection with its preparation of this Registration Statement. SAM LLP owns 114 shares of our common stock, and its individual partners, in the aggregate, own 11,341 shares of our common stock. SAM LLP has rendered a legal opinion, attached hereto as Exhibit 5.1, as to the validity of the shares of the Registrant's common stock to be registered hereby. Neither SAM LLP, nor any individual partner thereof, has been employed on a contingent basis. Neither SAM LLP, nor any individual partner thereof, is connected with us other than in their role as outside legal counsel for us.

                                     EXPERTS

         The financial statements of New Motion, Inc. as of December 31, 2005 and 2006 included in this prospectus have been so included in reliance of the audit report of Windes & McClaughry, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm                      F-1

Consolidated Balance Sheet                                                   F-2

Consolidated Statements of Operations                                        F-3

Consolidated Statement of Stockholders' Equity                               F-4

Consolidated Statements of Cash Flows                                        F-5

Notes to the Consolidated Financial Statements                        F-6 - F-32

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of New Motion, Inc.

We have audited the accompanying consolidated balance sheet of New Motion, Inc. and subsidiary as of December 31, 2006, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. THE COMPANY IS NOT REQUIRED TO HAVE, NOR WERE WE ENGAGED TO PERFORM, AN AUDIT OF ITS INTERNAL CONTROL OVER FINANCIAL REPORTING. OUR AUDIT INCLUDED CONSIDERATION OF INTERNAL CONTROL OVER FINANCIAL REPORTING AS A BASIS FOR DESIGNING AUDIT PROCEDURES THAT ARE APPROPRIATE IN THE CIRCUMSTANCES, BUT NOT FOR THE PURPOSE OF EXPRESSING AN OPINION ON THE EFFECTIVENESS OF THE COMPANY'S INTERNAL CONTROL OVER FINANCIAL REPORTING. ACCORDINGLY WE EXPRESS NO SUCH OPINION. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Motion, Inc. and subsidiary as of December 31, 2006, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.


        /S/ WINDES & MCCLAUGHRY
-------------------------------------------
Windes & McClaughry Accountancy Corporation
Irvine, California
March 30, 2007

                         NEW MOTION, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                                           DECEMBER 31,     MARCH 31,
                                                               2006           2007
                                                           ------------   ------------
                                                                           (Unaudited)
                        ASSETS
CURRENT ASSETS
Cash ...................................................   $        544   $     17,720
Accounts receivable, net of allowance for doubtful
 accounts of $1,263 and $700 (unaudited), respectively .          3,527          3,627
Prepaid income taxes ...................................            578            733
Prepaid expenses and other .............................            167            359
Deferred income taxes ..................................            149            149
                                                           ------------   ------------
                                                                  4,965         22,588
                                                           ------------   ------------
PROPERTY AND EQUIPMENT
                                                                    146            865
                                                           ------------   ------------
OTHER ASSETS
Acquisition costs ......................................            336            130
Deposits and other assets ..............................             47             46
Intangible asset .......................................           --              460
                                                           ------------   ------------
                                                                    383            636
                                                           ------------   ------------

TOTAL ASSETS ...........................................   $      5,494   $     24,089
                                                           ============   ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable ......................................          2,870          2,370
 Accrued expenses ......................................            837          1,245
 Short-term notes payable to related parties ...........           --              669
 Deferred income taxes .................................            564            564
                                                           ------------   ------------
                                                                  4,271          4,848
                                                           ------------   ------------

LONG TERM LIABILITIES
Note payable ...........................................           --               89

Minority interest in joint venture .....................           --              155

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01, 100,000,000 shares
 authorized, 7,263,688 and 11,680,346 issued and
 outstanding ...........................................             73            118
Additional paid-in-capital .............................             84         18,185
Retained earnings ......................................          1,066            694
                                                           ------------   ------------
                                                                  1,223         18,997
                                                           ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............   $      5,494   $     24,089
                                                           ============   ============


The accompanying notes are an integral part of these consolidated statements.

                         NEW MOTION, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
               (in thousands, except share and per share amounts)

                                             FOR THE YEAR ENDED      FOR THE THREE MONTHS ENDED
                                                DECEMBER 31,                  MARCH 31,
                                         -------------------------   --------------------------
                                             2005          2006          2006           2007
                                         -----------   -----------   -----------    -----------
                                                                     (Unaudited)    (Unaudited)
NET SALES ............................   $     5,867   $    18,721   $     3,078    $     5,642

COST OF SALES ........................           267           597            63            726
                                         -----------   -----------   -----------    -----------

GROSS PROFIT .........................         5,600        18,124         3,015          4,916
                                         -----------   -----------   -----------    -----------

EXPENSES
Selling and marketing ................         3,618        11,971           514          2,987
General and administrative ...........         1,289         4,679           880          2,200
                                         -----------   -----------   -----------    -----------
                                               4,907        16,650         1,394          5,187
                                         -----------   -----------   -----------    -----------

INCOME (LOSS) FROM OPERATIONS ........           693         1,474         1,621           (271)
                                         -----------   -----------   -----------    -----------

OTHER EXPENSE (INCOME)
Other expense, net ...................            27            75            24             21
Interest income ......................          --            --            --              (86)
Interest expense .....................             9            14             4              7
                                         -----------   -----------   -----------    -----------

                                                  36            89            28            (58)
                                         -----------   -----------   -----------    -----------
INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES ..................           657         1,385         1,593           (213)

PROVISION FOR INCOME TAXES ...........           270           708           396              4
                                         -----------   -----------   -----------    -----------

INCOME (LOSS) BEFORE MINORITY INTEREST           387           677         1,197           (217)

MINORITY INTEREST, NET OF PROVISION
   FOR INCOME TAX OF $80 .............          --            --            --              155

NET INCOME (LOSS) ....................   $       387   $       677   $     1,197    $      (372)
                                         ===========   ===========   ===========    ===========

NET INCOME (LOSS) PER SHARE:

Basic ................................   $      0.05   $      0.09   $      0.16    $     (0.04)
                                         ===========   ===========   ===========    ===========
Diluted ..............................   $      0.05   $      0.09   $      0.15    $     (0.04)
                                         ===========   ===========   ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:

Basic ................................     7,263,688     7,263,688     7,263,688      9,483,004
                                         ===========   ===========   ===========    ===========
Diluted ..............................     7,263,688     7,263,688     7,750,426      9,483,004
                                         ===========   ===========   ===========    ===========


The accompanying notes are an integral part of these consolidated statements.

                         NEW MOTION, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM JANUARY 1, 2005 TO DECEMBER 31, 2006 (AUDITED) AND
                 JANUARY 1, 2007 TO MARCH 31, 2007 (UNAUDITED)
                      (in thousands, except share amounts)

                                            SERIES A                   SERIES B                   SERIES D
                                    ------------------------   ------------------------   ------------------------
                                      SHARES        AMOUNT       SHARES        AMOUNT       SHARES        AMOUNT
                                    ----------    ----------   ----------    ----------   ----------    ----------
BALANCE AT JANUARY 1, 2005 ......         --      $     --           --      $     --           --      $     --
Retroactive share conversion ....         --            --           --            --           --            --
2005 Recapitalization of New
Motion ..........................         --            --           --            --           --            --
Net income ......................         --            --           --            --           --            --
                                    ----------    ----------   ----------    ----------   ----------    ----------
BALANCE AT DECEMBER 31, 2005 ....         --            --           --            --           --            --

Stock-based compensation expense          --            --           --            --           --            --
Net income ......................         --            --           --            --           --            --
                                    ----------    ----------   ----------    ----------   ----------    ----------
BALANCE AT DECEMBER 31, 2006 ....         --            --           --            --           --            --


Financing Costs related to
reverse acquisition of MPLC .....         --            --           --            --           --            --
Issuance of Series A Preferred
(See Note 6) ....................            1          --           --            --           --            --
MPLC Common Exchange (See Note 6)         --            --           --            --           --            --
Issuance of Series B Preferred
(See Note 6) ....................         --            --            650          --           --            --
Issuance of Series D Preferred
(See Note 6) ....................         --            --           --            --          8,333             1
Equity issuance costs related to
issuance of preferred stock .....         --            --           --            --           --            --
Stock-based compensation expense          --            --           --            --           --            --
Value of warrants issued (See
Note 7) .........................         --            --           --            --           --            --
Reverse split and conversion
(See Note 6) ....................           (1)         --           (650)         --         (8,333)           (1)
Net loss ........................         --            --           --            --           --            --
                                    ----------    ----------   ----------    ----------   ----------    ----------
BALANCE AT MARCH 31, 2007 .......         --      $     --           --      $     --           --      $     --



                                             COMMON           ADDITIONAL
                                    -----------------------     PAID-IN      RETAINED
                                      SHARES       AMOUNT       CAPITAL      EARNINGS       TOTAL
                                    ----------   ----------   ----------    ----------    ----------
BALANCE AT JANUARY 1, 2005 ......    7,263,688   $     --     $     --      $        2    $        2
Retroactive share conversion ....         --             68          (68)         --            --
2005 Recapitalization of New
Motion ..........................         --              5            5          --              10
Net income ......................         --           --           --             387           387
                                    ----------   ----------   ----------    ----------    ----------
BALANCE AT DECEMBER 31, 2005 ....    7,263,688   $       73   $      (63)   $      389    $      399

Stock-based compensation expense          --           --            147          --             147
Net income ......................         --           --           --             677           677
                                    ----------   ----------   ----------    ----------    ----------
BALANCE AT DECEMBER 31, 2006 ....    7,263,688   $       73   $       84    $    1,066    $    1,223

Financing Costs related to
reverse acquisition of MPLC .....         --           --           (576)         --            (576)
Issuance of Series A Preferred
(See Note 6) ....................         --           --          3,500          --           3,500
MPLC Common Exchange (See Note 6)      250,000            3           (3)         --            --
Issuance of Series B Preferred
(See Note 6) ....................         --           --          6,500          --           6,500
Issuance of Series D Preferred
(See Note 6) ....................         --           --          9,999          --          10,000
Equity issuance costs related to
issuance of preferred stock .....         --           --         (1,529)         --          (1,529)
Stock-based compensation expense          --           --            194          --             194
Value of warrants issued (See
Note 7) .........................         --           --             57          --              57
Reverse split and conversion
(See Note 6) ....................    4,166,658           42          (41)         --            --
Net loss ........................         --           --           --            (372)         (372)
                                    ----------   ----------   ----------    ----------    ----------
BALANCE AT MARCH 31, 2007 .......   11,680,346   $      118   $   18,185    $      694    $   18,997


The accompanying notes are an integral part of these consolidated statements.

                         NEW MOTION, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      (in thousands, except share amounts)

                                                                                          FOR THE THREE
                                                               FOR THE YEAR ENDED         MONTHS ENDED
                                                                  DECEMBER 31,              MARCH 31,
                                                              --------------------    --------------------
                                                                2005        2006        2006        2007
                                                              --------    --------    --------    --------
                                                                                     (Unaudited) (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) .........................................   $    387    $    677    $  1,197    $   (372)
Adjustments to reconcile net income (loss)
 to net cash from operating activities:
Allowance for doubtful accounts ...........................      1,035         288        (566)       (563)
Depreciation and amortization .............................          9          25           7         194
Stock-based compensation expense ..........................       --           147        --           194
Deferred income taxes .....................................        232         183        --          --
Minority interest in joint venture ........................       --          --          --           155
Changes in operating assets and liabilities:
Accounts receivable .......................................     (2,378)     (2,388)        670         463
Prepaid income taxes ......................................       --          (578)       --          (155)
Prepaid expenses ..........................................        (43)       (124)        (25)       (192)
Deposits and other assets .................................        (42)         (5)         (1)          1
Accounts payable ..........................................      1,028       2,129        (239)       (500)
Accrued expenses ..........................................        198         637         163         408
                                                              --------    --------    --------    --------
 Net Cash Provided By (Used In) Operating Activities               426         931       1,206        (367)
                                                              --------    --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures fort Mobliss transaction .....................       --          (123)       --           (36)
Purchase of property and equipment ........................       (103)        (77)       --           (56)
                                                              --------    --------    --------    --------
Net Cash Used In Investing Activities .....................       (103)       (200)       --           (92)
                                                              --------    --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from recapitalization ............................         10        --          --          --
Borrowings from short-term notes payable to related parties        355        --          --          --
Repayment of short-term notes payable to related parties ..       (341)       (324)        (54)       (530)
Expenditures for equity financing .........................       --          (213)       --          (363)
Issuance of warrants ......................................       --          --          --            57
Issuance of preferred stock ...............................       --          --          --        18,471
                                                              --------    --------    --------    --------
Net Cash Provided By (Used In) Financing Activities .......         24        (537)        (54)     17,635
                                                              --------    --------    --------    --------

NET CHANGE IN CASH ........................................        347         194       1,152      17,176
CASH AT BEGINNING OF PERIOD ...............................          3         350         350         544
                                                              --------    --------    --------    --------
CASH AT END OF PERIOD .....................................   $    350    $    544    $  1,502    $ 17,720
                                                              ========    ========    ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid for interest and taxes .....................   $     (3)   $   (969)   $   (146)   $     (2)
                                                              ========    ========    ========    ========
     Non cash financing and investing disclosure (certain
        other non-cash transactions are disclosed in the
        financial statements footnotes):
          Assumption of note payable for expenses paid on
                behalf of the Company .....................   $    295    $   --      $   --      $   --
                                                              ========    ========    ========    ========
          Acquisition of property and equipment by
             isssuance of note payable ....................   $   --      $   --      $   --      $   (708)
                                                              ========    ========    ========    ========
          Acquisition of intangible assets by issuance
             of note payable ..............................   $   --      $   --      $   --      $   (580)
                                                              ========    ========    ========    ========


The accompanying notes are an integral part of these consolidated statements.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

         New Motion, Inc. (the "Company" or "New Motion"),headquartered in Irvine, California, provides a wide range of digital entertainment products and services, using the power of the Internet, the latest in mobile technology, and traditional marketing / advertising methodologies in its three product lines:
MobileSidewalk(TM), RingtoneChannel and Bid4Prizes. MobileSidewalk(TM) is one of the largest U.S. based mobile entertainment companies, RingtoneChannel is a mobile storefront provider, and Bid4Prizes is a low-bid mobile auction game. In 2004 the Company began to sell ringtones internationally and then launched its first ringtone subscription service in the USA in February 2005. In August 2005, the Company launched its first successful text message campaign incorporating music trivia. In March of 2006, the Company partnered with Goldpocket Wireless to enhance the proficiency and performance of its mobile service offering. The Company manages its business under one entity.

HISTORY

         RingtoneChannel Pty Limited, an Australian developer and aggregator of ringtones ("RingtoneChannel"), was incorporated on February 23, 2004 and was acquired by BroadSpring, Inc., a Delaware corporation ("Broadspring"), in June 2004 as a wholly-owned subsidiary to explore mobile opportunities in the United States market. In March 2005, Broadspring stockholders formed New Motion, a Delaware corporation with common ownership with Broadspring, with the intent of exploring mobile opportunities in the USA and the eventual possibility of transferring the mobile business out of Broadspring. Beginning June 2005, RingtoneChannel continued operations as a legal subsidiary of New Motion. This transition was deemed a continuation of an existing business controlled by common ownership and the historical operating results of RingtoneChannel from its inception in February 2004 to the date of the recapitalization (see Note 6) are therefore included in the financial statements of New Motion. All expenditures by BroadSpring on behalf of RingtoneChannel during the period in which it was a subsidiary of BroadSpring were recorded in the historical operating results of RingtoneChannel and thus were included in the financial statements of the combined New Motion-Ringtone Channel entity. The assets and liabilities of RingtoneChannel were recorded at their historical cost basis at that time of the recapitalization and not marked to fair value by either BroadSpring or New Motion.

         On January 31, 2007, the Company entered into an exchange agreement with MPLC, Inc. a Delaware corporation ("MPLC"), and Trinad Capital Master Fund, Ltd. The closing, ("Closing") of the transaction occurred on February 12, 2007. At the Closing, MPLC acquired all of the outstanding shares of the capital stock of the Company's stock so that New Motion became a publicly traded company, now trading under the ticker "NWMO" on the Over-The-Counter Bulletin Board. Accordingly, for accounting purposes, the acquisition was treated as a "reverse acquisition" and the Company is the "accounting acquiror." Therefore, the transaction is accounted for as a recapitalization of the Company and recorded based on MPLC's net tangible assets acquired by the Company. No goodwill or other intangible assets is to be recorded. Effective at Closing, MPLC changed its fiscal year end to December 31. Since the Company is the surviving entity, the financial statements and other data to be reported in MPLC's Form 10-KSB for the year ended December 31, 2006 reflects the Company's historical results of operations prior to these transactions.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

HISTORY (CONTINUED)

         Effective on May 2, 2007, after receiving the affirmative vote from the Company's stockholders on March 15, 2007, MPLC changed its corporate name to New Motion, Inc., completed a 1-for-300 reverse split of its common stock (the "Reverse Split"), and increased its authorized shares of common stock from 75,000,000 to 100,000,000. Upon the effectiveness of the Reverse Split on May 2, 2007, all classes of the Company's preferred stock converted into common stock.

INTERIM FINANCIAL INFORMATION

         The unaudited financial statements as of March 31, 2007 and for the three months ended March 31, 2006 and 2007 includes, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the three months ended March 31, 2007 are not necessarily an indication of the results that may be expected for the entire fiscal year.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of RingtoneChannel from its inception in February 2004 and the accounts of New Motion from its inception in March 2005. All significant intercompany balances and transactions have been eliminated in consolidation.

         The Company has focused its efforts on the high-growth opportunities in the United States market with less focus on the international market that was historically Ringtone Channel's business. As such, by September 2006, the operations of RingtoneChannel were essentially blended into the operations of New Motion and the Company began the process for the eventual dissolution of the RingtoneChannel legal entity.


         Beginning in the three months ended March 31, 2007, the consolidated financial statements also include the accounts of the Company's Mobile Entertainment Channel Corporation ("MEC") joint venture. On January 19, 2007, the Company entered into a Heads of Agreement with Index Visual & Games Ltd. ("IVG") setting forth the terms of the joint venture to distribute IVG content within North America and to manage and service the Mobliss, Inc. ("Mobliss") assets acquired from IVG. In accordance with FASB Interpretation No. 46(R), "Consolidation of Variable Interest Entities (revised December 2003) - an interpretation of ARB No. 51," the results of MEC have been consolidated with the Company's accounts because the Company (i) currently controls the joint venture's activities, (ii) will share equally in any dividends or other distributions made by the joint venture, and (iii) expects to fund the joint venture and absorb the expected losses for the foreseeable future. The Company owns a 49% stake and IVG owns a 51% stake in the joint venture. As a result of the consolidation, the minority interest liability on the Company's balance sheet represents IVG's interest in operating results of the joint venture.


USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, the recognition of revenue and related chargebacks and other credits, realizability of accounts receivable, recoverability of long-lived assets, valuation of stock options and deferred taxes. Actual results could materially differ from those estimates.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RISKS AND UNCERTAINTIES

         The Company operates in industries that are subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an operating business, including the potential risk of business failure.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of current assets and liabilities are reasonable estimates of their fair value because of the short maturity of these items. The Company believes the fair value of its convertible short-term notes payable to related parties cannot be estimated as these transactions can not be considered to be arm's length transactions. These balances are carried at historical value. The Company determined that it was not necessary to separately value the conversion feature within the note agreements (See Note 3).

FOREIGN CURRENCY RISK

         The Company has conducted a small amount of sales activity in Australia which is collected by our billing partner in Australian currency and remitted to the Company in the U.S. In addition, the Company's subsidiary in Australia conducts its business in its local currency. The Company has experienced insignificant foreign exchange gains and losses to date without engaging in any hedging activities.

         The Company's foreign operations' functional currency is the applicable local currency. Assets and liabilities for these foreign operations are translated at the exchange rate in effect at the balance sheet date, and income and expenses are translated at average exchange rates prevailing during the year. Translation gains or losses are reflected in the statement of operations.

CONCENTRATION OF CREDIT RISK

         Financial instruments that subject the Company to credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances in bank deposit accounts that, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company places its cash with high quality financial institutions and limits the amount of credit exposure to any one institution. At December 31, 2006 the Company had approximately $400,000 in excess of federally insured limits. The Company has not experienced any losses in such accounts. The Company extends credit to its customers, all on an unsecured basis, after performing certain credit analysis. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts for potential credit losses.

         The Company is currently utilizing several billing partners in order to provide content and subsequent billings to its customers. These partner companies have not had long operating histories in the U.S. or operations with traditional business models. These companies face a greater business risk in the market place, due to a constant evolving business environment that stems from the infancy of the U.S. mobile content industry.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK (CONTINUED)

         The Company's sales were derived entirely from two customers for the year ended December 31, 2005 and from three customers for the year ended December 31, 2006. For the three months ended March 31, 2007, the Company's sales were derived entirely from two customers. For the three months ended March 31, 2006, the Company's sales were derived entirely from two customers. Approximately 99% of the Company's sales for the year ended December 31, 2005 and 2006 and for the three months ended March 31, 2007, were within the United States.

The following table reflects the concentration of sales with these customers:

                              FOR THE YEAR ENDED         FOR THE THREE MONTHS
                                 DECEMBER 31,               ENDED MARCH 31,
                          -------------------------   -------------------------
                              2005          2006          2006          2007
                          -------------------------   -------------------------
SIGNIFICANT CUSTOMERS:
REVENUES
Customer A                     22%         34%              87%           15%
Customer B                     78%          6%              13%           - %
Customer C                     - %         60%              - %           85%

ACCOUNTS RECEIVABLE
Customer A                     91%         18%              67%           22%
Customer B                      9%         11%              33%           - %
Customer C                     - %         70%              - %           78%

         For the year ended December 31, 2005, the Company's advertising and marketing expenses were concentrated with three vendors, each of which provided more than 10% of the total and collectively accounted for 58% of total selling and marketing expenses. For the year ended December 31, 2006, the Company's advertising and marketing expenses were concentrated with one vendor, who accounted for 54% of total selling and marketing expenses. For the three months ended March 31, 2007, the Company's advertising and marketing expenses were concentrated with two vendors, each of which provided more than 10% of the total and collectively accounted for more than 50% of total selling and marketing expenses in the first quarter of 2007. For the three months ended March 31, 2006, the Company's advertising and marketing expenses were concentrated with two vendors who accounted for approximately 40% of total selling and marketing expenses in the period.

ACCOUNTS RECEIVABLE

         Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company makes estimates for future refunds, charge backs or credits, and provides for these probable uncollectible amounts through a credit to a valuation allowance and a reduction of recorded revenues in the period for which the sale occurs based on analyses of previous rates and trends, which have historically varied between 10% and 17% of gross revenue. This reserve is reconciled once a carrier remits total payment to the Company's aggregator, who subsequently remits payments to the Company, usually between 90-180 days after billing. Balances that are still outstanding and deemed uncollectible after management has performed this reconciliation are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company has an arrangement with its aggregators that allows for the collection of 70% of the outstanding receivable from the aggregator within 30 days, instead of waiting the 90-180 days for the final carrier confirmation of the receivable. The Company believes that the reserve established against the accounts receivable balance is adequate to cover any credits and charge backs from the carrier and that the Company will not be required to repay any amounts to the aggregator.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

         The Company provides for depreciation using the straight-line method over the estimated useful lives of its property and equipment, ranging from three to five years. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense, as incurred. Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived   assets,   such  as  property  and  equipment   subject  to
amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Assets to be disposed of, if any, would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. For each of the periods reported herein, the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products or services will continue which could result in impairment of long-lived assets in the future.

STOCK-BASED COMPENSATION

         The  Company  has  historically  utilized  the  fair  value  method  of recording stock-based compensation as contained in Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as amended, whereby, compensation expense is measured at the grant dated based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value of stock options is estimated on the grant date using the Black-Scholes option pricing model.

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment," ("SFAS No. 123(R)"), which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and amends SFAS No. 95, "Statement of Cash Flows." Generally, the approach in SFAS No.123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. One such change was the elimination of the minimum value method, which under SFAS No. 123 permitted the use of zero volatility when performing Black-Scholes valuations. Under SFAS No. 123(R), companies are required to use expected volatilities derived from the historical volatility of the company's stock, implied volatilities from traded options on the company's stock and other factors. SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION (CONTINUED)

         The provisions of SFAS No. 123(R) were effective for and adopted by the Company as of January 1, 2006. As the Company was using the fair market value accounting for stock based compensation pursuant to SFAS No. 123, the adoption of SFAS No. 123(R) was made using the modified prospective method. Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated under SFAS No. 123.

         Since the Company had previously recorded stock compensation expense under the fair value method prescribed by SFAS No. 123, the adoption of SFAS No. 123(R) did not have a significant impact on the Company's results of operations, income taxes or earnings per share.

         The Company estimates stock option forfeiture rates based on historical trends of its employees.

REVENUE RECOGNITION

         The Company recognizes revenue from the sale or subscription of its applications to wireless subscribers under distribution agreements with wireless carriers and other distributors in the period in which the applications are purchased or over the period in which the applications are subscribed, assuming that: fees are fixed and determinable; we have no significant obligations remaining; and collection of the related receivable is reasonably assured. The Company makes estimates and creates reserves for future refunds, charge backs or credits in the period for which the sale occurs based on analyses of previous rates and trends, which have historically varied between 10% and 17% of gross revenue. This reserve is reconciled once a carrier remits total payment to the Company's aggregator, who subsequently remits payment usually 90-180 days after billing. Management reviews the revenue by carrier on a monthly basis and gross billings on a daily basis to identify unusual trends that could indicate operational, carrier or market issues which could lead to a material misstatement in any reporting period. Additionally, on a weekly basis, management monitors cash settlements made by carriers to the aggregators. The Company's policy is to record differences between recognized revenues and actual revenue in the next reporting period once the actual amounts are determined. To date, differences between estimates and ultimate reconciled revenues have not been significant.

         Revenue earned from certain aggregators may not be reasonably estimated. In these situations, the Company's policy is to recognize revenue upon the receipt of a carrier revenue report, which usually is received just prior to actual cash collection (i.e., on a cash basis). These revenue amounts are not significant.

         In accordance with Emerging Issues Task Force ("EITF") No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," the Company recognizes as revenue the net amount the wireless carrier or distributor pays to the Company upon the sale of applications, net of any service or other fees earned and deducted by the wireless carrier or distributor. The Company has evaluated its wireless carrier and distributor agreements and has determined that it is not the principal when selling its applications through wireless carriers.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SOFTWARE DEVELOPMENT COSTS

         The Company accounts for software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed." Costs incurred in the research and development of software products and enhancements to existing software products are expensed until the time when technological feasibility is established. Costs incurred from that point through the point the product is available for general release to customers are capitalized. Under the Company's current practice of developing new applications, the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model. As a result, to date, the Company has not capitalized any costs relating to its application development because the costs incurred after the establishment of technological feasibility of applications have not been significant. The Company does not consider the amount of the Company's software development costs to be material for the period presented.

ADVERTISING AND MARKETING EXPENSE

         The Company expenses advertising and marketing costs as incurred. For the quarters ended March 31, 2006 and 2007, advertising and marketing expenses were $514,000 and $2,987,000, respectively. For the years ended December 31,
2005 and 2006, advertising and marketing expenses were $3,618,000 and $11,971,000, respectively.

INCOME TAXES

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. The Company increased it valuation allowance as of December 31, 2006 to $27,000, from $0 as of December 31, 2005.

         The Company provides a valuation allowance against a portion of its deferred tax assets. In assessing the realization of deferred tax assets, management weighs the positive and negative evidence to determine if it is more likely than not that some or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the appropriate tax jurisdiction. A decrease in the Company's valuation allowance would result in an immediate material income tax benefit, an increase in total assets and stockholder's equity and could have a significant impact on earnings in future periods.

         The Company's estimate of the value of its tax reserves contains assumptions based on past experiences and judgments about the interpretation of statutes, rules and regulations by taxing jurisdictions. It is possible that the ultimate resolution of these matters may be greater or less than the amount that the Company estimated. If payment of these amounts proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period in which it is determined that the liabilities are no longer necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result. Uncertainties are recorded in accordance with SFAS No. 5, "Loss Contingencies."

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

         The Company and its subsidiaries file income tax returns in the U.S. and Australian federal jurisdictions and the state of California jurisdiction. The Company is subject to U.S. and Australia federal examinations and California state examinations by tax authorities. The statute of limitations for 2005 and 2006 in all jurisdictions remains open and are subject to examination by tax authorities.

         The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of Interpretation 48, the Company recognized approximately $0 increase in the liability for unrecognized tax benefits. The amount of unrecognized tax benefits as of January 1, 2007, and March 31, 2007, are $0 and $0, respectively.

         Included in the balance at January 1, 2007, are $0 of tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to taxing authorities to an earlier period. Also included in the balance at January 1, 2007, are $0 of unrecognized tax benefits that, if recognized, would impact the effective tax rate. The Company expects no adjustment to its amount of unrecognized tax benefits during 2007.

         The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense. The Company had no amount accrued for the payment of interest and penalties at March 31, 2007.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE

         Basic earnings per share ("EPS") is computed by dividing reported earnings by the weighted average number of shares of common stock outstanding for the period. Diluted EPS includes the effect, if any, of the potential issuance of additional shares of common stock as a result of the exercise or conversion of dilutive securities, using the treasury stock method. Potential dilutive securities for the Company include outstanding stock options, warrants and convertible debt. Basic and diluted EPS reflects the Exchange and Reverse Split, retroactively applied to the common stock and common stock equivalents for the periods presented.

NEW ACCOUNTING PRONOUNCEMENTS

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards that permit, or in some cases require, estimates of fair market value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The Company is currently in the process of evaluating the impact of this pronouncement on its financial statements.

         In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes --an interpretation of FASB Statement No. 109," which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." This Interpretation prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financials statements uncertain tax positions that it has taken or expects to take on a tax return, including a decision whether to file or not to file a return in a particular jurisdiction. Under the Interpretation, the financial statements must reflect expected future tax consequences of these positions presuming the taxing authorities' full knowledge of the position and all relevant facts. The Interpretation also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company adopted this interpretation in the first quarter of 2007 and has determined that it has not had a material impact on its financial position, results of operations or cash flows.

         In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements", which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The Company was required to adopt the provisions of SAB No. 108 in its fiscal year 2006. The Company adopted the provisions of SAB No. 108 in the quarter ended March 31, 2007. To date, the adoption of SAB No. 108 has not had a material impact on its consolidated financial position, results of operations or cash flows.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

         In February 2007, FASB issued FAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("FAS 159"), which gives companies the option to measure eligible financial assets, financial liabilities and firm commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or liability or upon entering into a firm commitment. Subsequent changes in fair value must be recorded in earnings. FAS 159 is effective for financial statements issued for fiscal year beginning after November 15, 2007. The Company does not expect adoption of FAS 159 will have a material impact on our consolidated results of operations or financial position.

         In December 2006, the FASB issued FASB Staff Position EITF 00-19-2, "Accounting for Registration Payment Arrangements" (" FSP EITF 00-19-2"). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies." FSP EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable GAAP without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. FSP EITF 00-19-2 is effective for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of FSP EITF 00-19-2, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. Early adoption for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The adoption of FSP EITF 00-19-2 has not had a material impact on our consolidated results of operations or financial position.

NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                   DECEMBER 31,      MARCH 31,
                                                       2006            2007
                                                   ------------    ------------
Computer hardware and software .................   $     71,000         815,000
Furniture and fixtures .........................        109,000         130,000
                                                   ------------    ------------
                                                        180,000         945,000
Less: accumulated depreciation .................        (34,000)        (80,000)
                                                   ------------    ------------
                                                   $    146,000    $    865,000
                                                   ============    ============

         Depreciation expense for the three months ended March 31, 2006 and 2007 totaled $6,000 and $7,000, respectively. Depreciation expense for the years ended to December 31, 2005 and 2006 totaled $9,000 and $25,000, respectively.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 3 - DEBT AND NOTES PAYABLE

NOTES TO FUND OPERATING EXPENSES

         During June and August 2005, the Company entered into a series of short-term notes with certain of its executives to fund general operating expenses. The notes were all twelve month notes that bore 7.5% simple interest per annum. The notes included the right to convert the notes into common stock of the Company, at the option of the Company, upon the first equity financing transaction of at least $500,000. The conversion price for these notes was to be 80% of the per share price of the equity transaction. In addition, in the event of such an equity financing transaction, under the terms of the note agreements, the Company would have been required to issue stock warrants to the note holders totaling 30% of the number of shares issuable upon conversion of the notes. The conversion price of the warrants would have been equal to the per share price of the equity transaction. The Company reviewed the terms of the conversion feature and contingent warrants within these note agreements in light of EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," and concluded that separate accounting for these features at the date of issuance was not necessary since
(i) the conversion was at the option of the Company, (ii) this option was contingent upon a future undeterminable event, and (iii) the number of shares and warrants to be issued was not determinable until the future event would have occurred. As of December 31, 2005, no such equity transaction had been consummated by the Company. The remaining balances of these notes totaled $270,000 as of December 31, 2005 and $0 as of December 31, 2006 as these notes were repaid in full.

         In June 2005, in connection with the transaction with BroadSpring, the Company issued a short-term note payable to Broadspring related to marketing expenses incurred by Broadspring on behalf of Ringtone Channel. Under this note, the Company undertook to reimburse the marketing expenses totaling $295,000 within one year. This note carried interest at a rate of 3.4% per annum. The remaining balance of this note was $53,730 as of December 31, 2005, and as of December 31, 2006 the note was repaid in full.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 3 - DEBT AND NOTES PAYABLE (CONTINUED)

PURCHASE OF MOBLISS ASSETS AND IVG NOTE

         On January 19, 2007, the Company entered into an Asset Purchase Agreement with IVG, pursuant to which the Company purchased from IVG certain mobile associated assets of Mobliss, Inc. ("Mobliss"). These assets do not constitute substantially all of the assets or the ongoing business of Mobliss and thus will be accounted for at cost consistent with the purchase of specific assets and not the acquisition of a business. The Company purchased the assets specified in the Asset Purchase Agreement through the issuance to IVG of a convertible promissory note (the "IVG Note") with an aggregate principal amount of up to $2,320,000. Pursuant to the terms of the Asset Purchase Agreement, on January 19, 2007, the Company consummated the initial closing of the acquisition wherein the Company issued the IVG Note in the principal amount of $500,000 to IVG and received all of the assets to be purchased under the Asset Purchase Agreement, other than certain cellular carrier connection contracts described under the Asset Purchase Agreement. On January 26, 2007, the Company increased the principal amount of the IVG Note by $580,000 to $1,080,000 in payment of the assignment of one of the cellular carrier connection contracts listed in the Asset Purchase Agreement. On February 26, 2007, the Company repaid $500,000 of the IVG Note. The Company and IVG are continuing to use commercially reasonable efforts to facilitate an assignment of the agreements not yet assigned to the Company in the initial closing or to facilitate the issuance and execution of new agreements between the carriers and the Company. Pursuant to the terms of the Asset Purchase Agreement, the Company may pay additional sums to IVG for any new cellular carrier connection contracts assigned or issued to the Company by increasing the principal amount of the IVG Note up to a maximum of $2,320,000. Unless requested by it, the Company has no obligation to purchase any additional cellular carrier connection contracts beyond what was already purchased at February 28, 2007.

         The IVG Note bears interest at the rate of 5% per annum accruing from the time amounts are advanced thereunder and matures on the earlier of November 30, 2007 or 30 days after delivery by IVG of written notice to the Company demanding payment. Prior to repayment, IVG may convert the IVG Note into shares of common stock at a conversion price of $3.44 per share (on a post-Reverse Split basis). The IVG Note automatically converts into shares of common stock at a conversion price of $3.44 (on a post-Reverse Split basis) upon the date that the common stock is listed on the New York Stock Exchange, American Stock Exchange, Nasdaq Global Market or Nasdaq Capital Market. The Company also granted IVG piggyback registration rights for the shares issuable upon conversion of the IVG Note. However, the Company is not obligated to register these shares within any specific period of time. In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company has accounted for this note as short-term debt and has not separately valued the convertibility feature of the IVG Note because (i) this option was contingent upon a future undeterminable event, (ii) the number of shares to be issued was not determinable until the future event would have occurred and (iii) the derivative component of the IVG Note is embedded and not detachable from the IVG Note.

         In addition to the IVG Note, the Company also has a note payable due to Oracle for hardware and software purchases made on February 28, 2007. The term of the note is two years and interest charged there under is approximately 8%.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 4 - THE MOBILE ENTERTAINMENT CHANNEL CORPORATION JOINT VENTURE

         Concurrent with the signing of the Asset Purchase Agreement with IVG, the Company also entered into a Heads of Agreement with IVG, setting forth the terms of a joint venture with IVG to distribute IVG content within North America and to manage and service the assets acquired under the Asset Purchase Agreement. The joint venture, The Mobile Entertainment Channel Corporation ("MEC"), is a Nevada corporation in which the Company will own a 49% stake and IVG will own a 51% stake. The joint venture is to be managed by a three-member board, with each party designating one member and both parties mutually designating the third member of the board. The Company will enter into a management services agreement with the joint venture pursuant to which it will pay the joint venture a management fee equal to the purchase price paid under the Asset Purchase Agreement, with a maximum fee of $2,320,000, for management services rendered by the joint venture. The Company made an advance payment on the management fee of $500,000 on March 12, 2007, which was eliminated in the consolidation of MEC into the Company's consolidated financial statements, and expects to make another $500,000 advance payment on June 30, 2007, with the remainder of the management fee payable in quarterly installments, through June 30, 2008. Beyond the advance payments, each quarterly management fee payment made by the Company to the joint venture will equal 10% of the revenue generated from the assets the Company acquired from IVG. The joint venture has been established and the Company is in the process of evaluating, with IVG, various Asian-themed content for placement in the joint venture.


         The Company's condensed consolidated financial statements include the accounts of the MEC joint venture. In accordance with FASB Interpretation No. 46(R), "Consolidation of Variable Interest Entities (revised December 2003) - an interpretation of ARB No. 51," the results of MEC have been consolidated with the Company's accounts because the Company (i) currently controls the joint venture's activities, (ii) will share equally in any dividends or other distributions made by the joint venture, and (iii) expects to fund the joint venture and absorb the expected losses for the foreseeable future. As a result of the consolidation of MEC, for the first quarter of 2007 the Company has recorded $155,000 of minority interest, net of provision for income tax of $80,000, which represents IVG's interest in the operating results of the joint venture. This minority interest also offsets the net tangible assets of the joint venture reflected on the Company's consolidated balance sheet as of March 31, 2007.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 5 - INTANGIBLE ASSETS

         The Company's intangible assets consist of a cellular carrier connection contract acquired pursuant to the Asset Purchase Agreement with IVG. The gross carrying amount of the cellular carrier connection contract is $580,000 and as of March 31, 2007 the amortization applicable to this contract was $120,000, resulting in a net carrying amount of $460,000. The value of the contract is being amortized over the one year term of the contract.

NOTE 6 - STOCKHOLDERS' EQUITY

         RingtoneChannel was incorporated on February 23, 2004 with authorized common stock of 100 shares at $1 par value. New Motion was incorporated on March 21, 2005 with an authorized common stock of 10,000,000 shares at $.001 par value. As discussed in Note 1, RingtoneChannel was transferred to New Motion from BroadSpring, under common ownership with New Motion. Accordingly, New Motion from its inception was considered to be a continuation of the RingtoneChannel business. In connection with this transfer, the Company issued 1,000,000 shares to its stockholders in May 2005 in return for $100,000 in proceeds and then paid $90,000 of these proceeds back to Broadspring for all the outstanding shares of RingtoneChannel. The change in the equity structure of the Company at the time of the transfer was a recapitalization with net proceeds of $10,000 but no change in the percentage of ownership amongst the stockholders. In June 2005, the Board of Directors of the Company approved a 5 for 1 stock split, thus increasing issued and outstanding common stock to 5,000,000 shares.

         In November 2005, the Board of Directors approved an employee stock incentive program whereby 1,000,000 shares of common stock were reserved for issuance under the Stock Incentive Plan.

         On January 31, 2007, the Company entered into an exchange agreement with MPLC and Trinad Capital Master Fund, Ltd. The closing of the Exchange occurred on February 12, 2007. At the closing, MPLC acquired all of the outstanding shares of the capital stock of the Company. In exchange for the stock, MPLC issued to the New Motion's stockholders 500,000 shares of MPLC's Series C Convertible Preferred Stock, par value $0.10 per share (the "Series C Preferred Stock"), which was subsequently converted into 7,263,688 shares of MPLC's common stock on May 2, 2007. After the Exchange, the stockholders of MPLC immediately prior to the Exchange owned approximately 250,000 post-Reverse Split common shares of the Company.

         On May 2, 2007 the Company filed an amendment to its restated certificate of incorporation with the Secretary of State of the State of Delaware, to change its corporate name to New Motion, Inc. from MPLC, Inc., to increase the authorized shares of common stock from 75 million to 100 million and to effect a 1-for-300 reverse stock split. These matters were approved by the requisite vote of the stockholders of the Company on March 15, 2007. As such, for comparative purposes, the 7,263,688 shares of outstanding common stock of the combined entity, after recapitalization and the 1-for-300 Reverse Split, has been retroactively applied consistently throughout all periods presented.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 6 - STOCKHOLDERS' EQUITY (CONTINUED)

         As a result of the $20 million in financing transactions, the Company issued one share of Series A Preferred Stock on January 19, 2007, 650 shares of Series B Preferred Stock on February 12, 2007 and 8,333 shares of Series D Preferred Stock on March 6, 2007. As a result of the Reverse Split, which was approved on March 15, 2007 and effective May 2, 2007, the one share of Series A Preferred Stock automatically converted into 1,200,000 shares of common stock, the 650 shares of Series B Preferred Stock automatically converted into 1,300,000 shares of common stock and the 8,333 shares of Series D Preferred Stock automatically converted into 1,666,658 shares of common stock. The effect of the Reverse Split and of the conversion of all classes of preferred stock into common shares of the Company have been retroactively applied to the financing transactions.

         Pursuant to a registration rights agreement entered into on February 28, 2007, the Company is required to file a registration statement with the SEC to register the common stock issued in connection with the conversion of the Series D Preferred Stock. The Company is subject to payment of liquidated damages of one percent of the Series D aggregate purchase price if the registration statement is not filed within 75 days of the Series D financing, which closed on March 6, 2007, the date the Company received the cash proceeds of the Series D financing. The Company is subject to a further 1% liquidated damages payment for each 30-day period in which the registration statement has not been filed, up to a maximum of 12% of the Series D aggregate purchase price.

NOTE 7 - STOCK BASED COMPENSATION

         To ensure consistency across all periods presented, the options and warrants, and the associated prices thereof, have been retroactively adjusted for the Exchange and for the Reverse Split.

2005 STOCK INCENTIVE PLAN

         In 2005, the Company established the Stock Incentive Plan, (the "Plan"), for eligible employees and other directors and consultants. Under the Plan, officers, employees and non-employees may be granted options to purchase the Company's common stock at no less than 100% of the market price at the date the option is granted. Since the Company's stock was not publicly traded, the market price at the date of grant was historically determined by third party valuation. Incentive stock options granted to date typically vest at the rate of 33% on the anniversary of the vesting commencement date, and 1/24th of the remaining shares on the last day of each month thereafter until fully vested. The options expire ten years from the date of grant subject to cancellation upon termination of employment or in the event of certain transactions, such as a merger of the Company. In connection with the Exchange transaction discussed in
Note 12, there could be a modification to the stock incentive plan.

2007 STOCK INCENTIVE PLAN

         On February 16, 2007, the Company's board of directors approved our 2007 Stock Incentive Plan (the "2007 Plan"). On March 15, 2007, the Company received, by written consent of holders of a majority of all classes of its common and preferred stock voting together and as a single class, approval of the 2007 Plan. Under the 2007 Plan, officers, employees and non-employees may be granted options to purchase the Company's common stock at no less than 100% of the market price at the date the option is granted. Incentive stock options granted under the 2007 Plan typically vest at the rate of 33% on the anniversary of the vesting commencement date, and 1/24th of the remaining shares on the last day of each month thereafter until fully vested. The options expire ten years from the date of grant subject to cancellation upon termination of employment or in the event of certain transactions, such as a merger of the Company.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 - STOCK BASED COMPENSATION (CONTINUED)

OPTION VALUATION

         To value awards granted, the Company uses the Black-Scholes option pricing model. The Company determines the assumptions in this pricing model at the grant date. For options granted prior to January 1, 2006, the Company used the minimum value method for volatility, as permitted by SFAS No. 123, resulting in 0% volatility. For options granted or modified after January 1, 2006, the Company bases expected volatility on the historical volatility of a peer group of publicly traded entities. The Company has limited history with its stock option grants, during which time there has been limited stock option exercise and forfeiture activity on which to base expected maturity. Management estimates that on average, options will be outstanding for approximately 7 years. The Company bases the risk-free rate for the expected term of the option on the U.S. Treasury Constant Maturity rate as of the grant date.

         The fair value of each option award within the 2005 Plan was estimated on the date of grant or modification using a Black-Scholes valuation model that used the assumptions noted in the following table:

GRANT/MODIFICATION DATE                 JUNE 2005        JUNE 2005       SEPTEMBER 2006    SEPTEMBER 2006
----------------------------------   --------------    --------------    --------------    --------------
                                         (Grant)           (Grant)       (Modification)        (Grant)
Stock price ......................   $         0.22    $         0.22    $         1.17    $         1.17
Strike Price .....................   $         0.48    $         0.53    $         0.48    $         2.34
Maturity .........................          7 years           7 years           7 years           7 years
Risk free interest rate ..........                4%                4%                5%                5%
Volatility .......................                0%                0%               86%               86%
Fair market value per share ......             None              None    $         1.02    $         0.82
Forfeiture rate ..................                0%                0%                0%                0%

         The fair value of each option award under the 2007 Plan, during the quarter ended March 31, 2007 was estimated on the date of grant using a Black-Scholes valuation model that used the assumptions noted in the following table:

                              FEBRUARY 2007
                              -------------
                                 (Grant)
Stock price ...............   $        6.00
Strike Price ..............   $        6.00
Maturity ..................         7 years
Risk free interest rate ...               5%
Volatility ................              86%
Fair market value per share   $        4.72
Forfeiture rate ...........               5%

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 - STOCK BASED COMPENSATION (CONTINUED)

OPTION VALUATION (CONTINUED)

         As part of Scott Walker's 2007 employment agreement, Mr. Walker received an option to purchase 37,500 shares of the Company's common stock at an exercise price per share of $6.60 (on a post Reverse-Split basis) and a five year term, however, all options to purchase equity securities of New Motion, Inc. which were previously granted to Mr. Walker were cancelled pursuant to the terms of the Employment Agreement. The fair value of the option granted to Scott Walker was estimated on the date of grant using a Black-Scholes valuation model that used the assumptions noted above, except that the strike price was $6.60.

         The Company determines stock option forfeiture rates based on the historical trends of its employees.

STOCK INCENTIVE PLAN ACTIVITY

         Because the following tables present information that reflects the retroactive application of the Exchange and the Reverse Split, in order to reconcile the number of shares presented in the following tables with the number of shares presented in our most recent Form 10KSB, which presents pre-Exchange and pre-Reverse Split shares, the Exchange ratio of 1.452737 should be multiplied by the number of pre-Exchange, pre-Reverse Split shares to derive the number of shares in this footnote.

         Stock option activity under the 2005 Plan and 2007 Plan was as follows (amounts presented on a post-Exchange and post-Reverse Split basis):

                                                                 WEIGHTED-    ESTIMATED
                                                                  AVERAGE     AGGREGATE
                                                   NUMBER OF     EXERCISE     INTRINSIC
                                                    SHARES         PRICE        VALUE
                                                  ----------    ----------   ----------
Outstanding at January 1, 2005 ................         None
Granted .......................................    1,375,017    $     0.50
                                                  ----------
Outstanding at December 31, 2005 ..............    1,375,017    $     0.50
                                                  ==========
Exercisable at December 31, 2005 ..............       43,582    $     0.48
                                                  ==========

Granted .......................................        7,264    $     2.34
Forfeited or cancelled ........................      (32,687)   $     0.48
                                                  ----------
Outstanding at December 31, 2006 ..............    1,349,594    $     0.51   $  892,000
                                                  ==========
Vested or expected to vest at December 31, 2006    1,349,594    $     0.51   $  892,000
                                                  ==========
Exercisable at December 31, 2006 ..............      776,225    $     0.50   $  518,000
                                                  ==========

Granted .......................................      443,700    $     6.05
Forfeited or cancelled ........................     (581,095)   $     0.53
                                                  ----------
Outstanding at March 31, 2007 .................    1,212,199    $     2.53   $4,206,000
                                                  ==========
Vested or expected to vest at March 31, 2007 ..      538,683    $     0.57   $2,925,000
                                                  ==========
Exercisable at March 31, 2007 .................      538,683    $     0.57   $2,925,000
                                                  ==========

         In connection with the termination of an executive, the vesting of approximately 110,408 options was accelerated in September 2006. Additional compensation expense associated with these options was valued under SFAS No.123(R), resulting in $113,000 ($113,000 after tax) of compensation expense recorded immediately at the date of modification.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 - STOCK BASED COMPENSATION (CONTINUED)

ACTIVITY OUTSIDE OF PLANS

         In September 2006, the Company issued options to purchase 363,184 shares of the Company's common stock to an executive of the Company. These options were issued outside of the Plan due to a limitation in the number of shares available under the Plan, and were issued at an exercisable price of $2.34 with other terms similar to those issued under the Plan. There were no other options granted outside of the Plan.

         Awards granted outside the Plan are valued in the same manner as options granted under the Plan, including the methods of deciding upon the assumptions used in the Black-Scholes valuation. The fair value of the option award outside the Plan was estimated on the date of grant using a Black-Scholes valuation model that used the assumptions noted in the following table:

                     GRANT/MODIFICATION DATE       SEPTEMBER 2006
                     ---------------------------   --------------
                                                        (Grant)
                     Stock price ...............   $         1.17
                     Strike Price ..............   $         2.34
                     Maturity ..................          7 years
                     Risk free interest rate ...                5%
                     Volatility ................               86%
                     Fair market value per share   $         0.82
                     Forfeiture rate ...........                0%

         Stock option activity outside the 2005 Plan and 2007 Plan was as follows:

                                                               WEIGHTED-  ESTIMATED
                                                                AVERAGE   AGGREGATE
                                                  NUMBER OF    EXERCISE   INTRINSIC
                                                   SHARES       PRICE       VALUE
                                                  ---------   ---------   ---------

Outstanding at January 1, 2006 ................        None                    None
Granted .......................................     363,184   $    2.34
                                                  ---------
Outstanding at December 31, 2006 ..............     363,184   $    2.34        None
                                                  =========
Vested or expected to vest at December 31, 2006        None                    None
                                                  =========
Exercisable at December 31, 2006 ..............        None                    None
                                                  =========

         There has been no stock option activity outside the 2005 Plan and 2007 Plan during the quarter ended March 31, 2007.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 - STOCK BASED COMPENSATION (CONTINUED)

OUTSTANDING AND EXERCISABLE OPTIONS

         The  following  table  summarizes   information   concerning  currently
outstanding and exercisable stock options as of March 31, 2007:

                                               WEIGHTED        WEIGHTED                      WEIGHTED
                                                AVERAGE         AVERAGE                       AVERAGE
                                  OPTIONS      REMAINING       EXERCISE        OPTIONS       EXERCISE
RANGE OF EXERCISE PRICES        OUTSTANDING   LIFE (YEARS)       PRICE       EXERCISABLE       PRICE
----------------------------   ------------   ------------   ------------   ------------   ------------
2005 PLAN:
      $0.48 ................        761,235            8.7   $       0.48        530,350   $       0.48
      $2.34 ................          7,264            9.4   $       2.34           --     $       2.34

2007 PLAN:
      $6.00 ................        406,200            9.9   $       6.00          8,333   $       6.00
      $6.60 ................         37,500            4.9   $       6.60           --     $       6.60

OUTSIDE OF PLANS:
      $2.34 ................        363,184            9.4   $       2.34           --     $       2.34


         The following table summarizes outstanding and exercisable stock options as of December 31, 2006:

                                   WEIGHTED-
                                    AVERAGE        WEIGHTED-                     WEIGHTED
    RANGE OF                       REMAINING        AVERAGE                       AVERAGE
    EXERCISE          OPTIONS      CONTRACTUAL     EXERCISE        OPTIONS       EXERCISE
     PRICES         OUTSTANDING   LIFE (YEARS)       PRICE       EXERCISABLE       PRICE
----------------   ------------   ------------   ------------   ------------   ------------
WITHIN PLAN:
     $0.48 .....        761,235            9.0   $       0.48        485,678   $       0.48
     $0.53 .....        581,095            3.9   $       0.53        290,547   $       0.53
     $2.34 .....          7,264            9.6   $       2.34           --     $       2.34

OUTSIDE OF PLAN:
     $2.34 .....        363,184            9.7   $       2.34           --     $       2.34

         For the three months ended March 31, 2007, $194,000 ($194,000 after tax) of compensation relating to options was recorded. For the year ended December 31, 2006, $147,000 ($147,000 after tax) of compensation was recorded.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 - STOCK BASED COMPENSATION (CONTINUED)

OUTSTANDING AND EXERCISABLE OPTIONS (CONTINUED)

         For the year ended December 31, 2006, $147,000 ($147,000 after tax) of compensation was recorded. As a result of the option modification discussed above, there was no other compensation expense recorded related to stock options for any of the periods presented. No stock-based compensation costs were capitalized as part of the cost of an asset for any of the periods presented. Additionally, SFAS No. 123(R) requires that the tax benefit from the tax deduction related to share-based compensation that is in excess of recognized compensation costs be reported as a financing cash flow rather than an operating cash flow. Prior to January 1, 2006, the Company would have reported the entire tax benefit related to the exercise of stock options as an operating cash flow if options had been exercised. There was no tax benefit from option exercises for the period ended December 31, 2006. There was no tax benefit from option exercises for the period ended March 31, 2007.

         Compensation cost of approximately $269,000 had not yet been recognized on nonvested awards through December 31, 2006 and is expected to be recognized as follows:

         YEAR ENDING        COMPENSATION
         DECEMBER 31,            COST
         ------------       ------------
             2007           $    101,000
             2008                101,000
             2009                 67,000
                            ------------

                            $    269,000
                            ============

WARRANTS

         To value warrants granted, the Company uses the Black-Scholes option pricing model. The Company determines the assumptions in this pricing model at the grant date. For warrants granted or modified after January 1, 2006, the Company bases expected volatility on the historical volatility of a peer group of publicly traded entities. The Company bases the risk-free rate for the expected term of the option on the U.S. Treasury Constant Maturity rate as of the grant date.

         The fair value of each warrant issued during the quarter ended March 31, 2007 were estimated on the date of grant using a Black-Scholes valuation model that used the following assumptions:


                                                JANUARY 2007      FEBRUARY 2007
                                               WALKER AND SGE         SMH
                                                  WARRANTS          WARRANTS
                                               --------------    --------------
                                                   (Grant)           (Grant)
Stock price ................................   $         3.44    $         6.00
Strike Price ...............................   $         3.44    $         5.50
Maturity ...................................          5 years           5 years
Risk free interest rate ....................                5%                5%
Volatility .................................               86%               86%
Fair market value per share ................   $         2.42    $         4.31

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 - STOCK BASED COMPENSATION (CONTINUED)

WARRANTS (CONTINUED)

         The warrants issued during the first quarter 2007 are fully vested and exercisable on the date of grant

         In 2006, the Company issued Secured Convertible Notes to Scott Walker and SGE, a corporation owned by Allan Legator, the Company's Chief Financial Officer. These Secured Convertible Notes were repaid in full with interest in September 2006. Pursuant to the terms of the Secured Convertible Notes, on January 26, 2007, Scott Walker was granted a right to receive a warrant to purchase, on a post-Reverse Split basis, 14,384 shares of common stock at an exercise price of $3.44 per share and SGE was granted a right to receive a warrant to purchase, on a post-Reverse Split basis, 9,153 shares of common stock at an exercise price of $3.44 per share. The per share fair market value of the Company's common stock on January 26, 2007 was $3.44. The warrants issued to Scott Walker and SGE are freestanding instruments and exercise of the warrants requires a physical or net share settlement. Thus, in accordance with Emerging Issues Task Force EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," the warrants have been classified in stockholders' equity and the Company recorded $57,000 of expense related to the issuance of the warrants to Scott Walker and SGE on January 26, 2007.

         In connection with the Series A, B and D Preferred Stock financings, Sanders Morris Harris, Inc. acted as placement agent. For its services, the Company paid Sanders Morris Harris a cash fee equal to 7.5% of the gross proceeds from the financing and five year warrants to purchase 290,909 shares of common stock at an average exercise price of $5.50 per share (post-Reverse Split), which was equivalent to the average per share valuation of the Company for the Series A, B and D Preferred Stock financings. The warrants issued to Sanders Morris Harris are freestanding instruments and exercise of the warrants requires a physical or net share settlement. In addition, the warrants were issued as a fee for Sanders Morris Harris' services as placement agent in connection with the Series A, B and D financings. Thus, in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and Emerging Issues Task Force EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," the Company recorded the issuance of the Sanders Morris Harris warrants based on the value of the warrants established by the Black-Scholes option pricing model and credited additional paid in capital in the amount of $1,253,000 with a corresponding offset to the net proceeds from issuance of Preferred Stock.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 7 - STOCK BASED COMPENSATION (CONTINUED)

WARRANTS (CONTINUED)

The following table summarizes information concerning currently outstanding and exercisable common stock warrants as of March 31, 2007:

                                      WEIGHTED       WEIGHTED                      WEIGHTED
     RANGE OF                         AVERAGE         AVERAGE                       AVERAGE
     EXERCISE          WARRANTS      REMAINING       EXERCISE       WARRANTS       EXERCISE
      PRICES          OUTSTANDING   LIFE (YEARS)      PRICE        EXERCISABLE      PRICE
------------------   ------------   ------------   ------------   ------------   ------------

$3.44 ............         16,200            4.8   $       3.44         16,200   $       3.44
$5.50 ............        290,909            4.9   $       5.50        290,909   $       5.50


NOTE 8 - EARNINGS PER SHARE

         The following tables present information, where appropriate, that reflect the retroactive application of the Exchange and the Reverse Split.

         The computational components of basic and diluted earnings per share are as follows:

                                                       WEIGHTED
                                                        AVERAGE
                                       NET INCOME       SHARES
                                         (LOSS)       OUTSTANDING       EPS
                                       -----------    -----------   -----------

QUARTER ENDED MARCH 31, 2007
Basic earnings per share ...........   $  (372,000)     9,483,004   $     (0.04)
Effect of dilutive stock options ...          --             --            --
                                       -----------    -----------   -----------
Diluted earnings per share .........   $  (372,000)     9,483,004   $     (0.04)
                                       ===========    ===========   ===========

QUARTER ENDED MARCH 31, 2006
Basic earnings per share ...........   $ 1,197,000      7,263,688   $      0.16
Effect of dilutive stock options ...         4,000        486,738         (0.01)
                                       -----------    -----------   -----------
Diluted earnings per share .........   $ 1,201,000      7,750,426   $      0.15
                                       ===========    ===========   ===========


                                                       WEIGHTED
                                                        AVERAGE
                                           NET          SHARES
                                          INCOME      OUTSTANDING       EPS
                                       -----------    -----------   -----------
YEAR ENDED DECEMBER 31, 2005
Basic earnings per share ...........   $   387,000      7,263,688   $      0.05
Effect of dilutive stock options ...          --             --            --
                                       -----------    -----------   -----------
Diluted earnings per share .........   $   387,000      7,263,688   $      0.05
                                       ===========    ===========   ===========

YEAR ENDED DECEMBER 31, 2006
Basic earnings per share ...........   $   677,000      7,263,688   $      0.09
Effect of dilutive stock options ...          --             --            --
                                       -----------    -----------   -----------
Diluted earnings per share .........   $   677,000      7,263,688   $      0.09
                                       ===========    ===========   ===========

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 8 - EARNINGS PER SHARE (CONTINUED)

         For comparative purposes, the 7,263,688 shares of outstanding common stock of the Company, after the recapitalization has been retroactively applied and consistently applied throughout all periods presented for the purposes of earnings per share calculations.

         Common stock underlying outstanding options and warrants and the IVG note were not included in the computation of diluted earnings per share for the quarter ended March 31, 2007, because their inclusion would be antidilutive when applied to the Company's net loss per share. For the three months ended March 31, 2007, the Company's weighted average shares outstanding includes, after giving effect to the Reverse Split, (i) 1,200,000 common shares as of January 19, 2007, after the conversion of the Series A Preferred Stock, (ii) 1,300,000 common shares as of February 12, 2007, after the conversion of the Series B Preferred Stock, (iii) 250,000 common shares which were issued and outstanding shares of MPLC immediately prior to the Exchange as of February 12, 2007, and
(iv) 1,666,658 common shares as of March 6, 2007, after the conversion of the Series D Preferred Stock.

         Under the treasury stock method, options to purchase 448,934 shares of common stock and notes convertible into 37,804 shares of common stock were included in the computation of diluted earnings per share for the quarter ended March 31, 2006 because their exercise or conversion prices were greater than the fair value of the common shares and therefore would be dilutive.

         Options to purchase an additional 520,000 shares of common stock were not included in the computation of diluted earnings per share for the year ended December 31, 2005, because their exercise price was greater than the market price of the common shares and therefore would be antidilutive. Options to purchase an additional 383,000 and 32,000 share of common stock were not included in the computation of diluted earnings per share for the periods ended December 31, 2005 and 2006, for the same reasons.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 9 - PROVISION FOR INCOME TAXES

         The provision for income taxes consists of the following components for the periods ended as follows:

                                          FOR THE YEAR ENDED
                                             DECEMBER 31,
                                         -------------------
                                           2005       2006
                                         --------   --------

                    CURRENT:
                    Federal ..........   $  4,000   $420,000
                    State ............      8,000    105,000
                    Foreign ..........     26,000       --
                                         --------   --------
                                           38,000    525,000
                                         --------   --------
                    DEFERRED:
                    Federal ..........    188,000    141,000
                    State ............     44,000     42,000
                                         --------   --------
                                          232,000    183,000
                                         --------   --------

                                         $270,000   $708,000
                                         ========   ========

         The income tax effects of significant items comprising the Company's deferred income tax liabilities are as follows:

                                                  DECEMBER 31,
                                                      2006
                                                  ------------
               Deferred tax assets:
                Allowance for doubtful accounts   $     91,000
                Professional fee accrual ......         22,000
                State taxes ...................         36,000
                Net operating loss carryforward         27,000
                                                  ------------
                                                       176,000
                Valuation Allowance ...........        (27,000)
                                                  ------------
                Total deferred tax assets .....        149,000
                                                  ------------

                Deferred tax liabilities:
                Prepaid expenses ..............         28,000
                Depreciation ..................         53,000
                Accrual to cash adjustments ...        483,000
                                                  ------------
                                                       564,000
                                                  ------------

                Net deferred tax liabilities: .   $    415,000
                                                  ============

         As of December 31, 2006, the Company had available approximately $90,000 of foreign net operating loss carryforward that relates to the Company's Australian entity and may be applied against future taxable income of that entity. The foreign net operating loss carryforward will expire in 2014. The foreign net operating loss has a 100% valuation allowance as the Company does not expect to be able to utilize these losses.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 9- PROVISION FOR INCOME TAXES (CONTINUED)

         A reconciliation of the Company's income tax provision as compared to the tax provision for continuing operations is calculated by applying the statutory federal tax rate at 34% to the income from continuing operations before income taxes for the periods:

                                                       FOR THE YEAR ENDED
                                                           DECEMBER 31,
                                       ---------------------------------------------------
                                                 2005                        2006
                                       -----------------------     -----------------------
Computed expected income tax expense
   at statutory rate ...............   $ 223,000            34%    $ 470,000            34%
Benefit for graduated federal rates       (8,000)           (1)%        --              - %
Permanent differences ..............       9,000             1%       65,000             5%
State taxes, net of federal benefit       53,000             8%      144,000            10%
Foreign rate differential ..........      (3,000)           - %        4,000            - %
Amortization of goodwill ...........      (1,000)           - %       (2,000)           - %
Change in valuation allowance ......      (3,000)           - %       27,000             2%
                                       ---------     ---------     ---------     ---------
                                       $ 270,000            42%    $ 708,000            51%
                                       =========     =========     =========     =========

         For the three months ended March 31, 2007, the Company's provision for income taxes of approximately $4,000 represents a current tax benefit for the Company of $155,000, offset by a tax provision of $159,000, for our consolidated joint venture entity, MEC.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

LITIGATION

         On August 24, 2006, New Motion and Burton Katz filed an action against Buongiorno USA, Inc. ("Buongiorno") in the Superior Court of California, county of Orange, seeking a declaration that the non-competition, non-solicitation and non-interference provisions of that certain Employment Agreement dated April 11, 2005, between Burton Katz and Buongiorno, are void and unenforceable under the California Business and Professions Code, an order permanently enjoining Buongiorno from enforcing the above referenced provisions, reasonable attorneys' fees and other costs related to the action. Subsequent to filing, Buongiorno threatened to withhold payments due to New Motion Inc. for previous sales totaling approximately $340,000.

         On October 24, 2006, New Motion filed a Demand for Arbitration with the American Arbitration Association against Buongiorno pursuant to the terms of that certain Marketing Agreement dated January 10, 2006, between New Motion and Buongiorno, whereby New Motion agreed to market certain of Buongiorno's services and the parties agreed to share revenue generated from such services. The Company seeks payment of $340,000 and attorneys' fees and other costs related to the action. Subsequently, the Company has settled the dispute with Buongiorno for $384,000, which it received in the first quarter of 2007. The Company is not liable for any additional costs related to this dispute.

         In the normal course of business, the Company has been involved in various disputes, which are routine and incidental to the business. In the opinion of management the results of such disputes will not have a significant adverse effect on the financial position or the results of operations of the Company.

REGISTRATION RIGHTS

         In connection with the sale of New Motion's Series A and Series B Preferred Stock, the Company entered into a registration rights agreement with the holders of its Series A and Series B Preferred Stock pursuant to which it granted the holders certain registration rights with respect to the shares of its common stock owned by the holders, including the common stock underlying the Series A Preferred Stock and Series B Preferred Stock sold in the offering. In addition, in connection with the sale of the Company's Series D Preferred Stock, pursuant to a registration rights agreement with the investors in the Series D financing, it granted the investors certain registration rights with respect to the shares of its common stock issuable upon conversion of the shares of its Series D Convertible Preferred Stock and upon conversion of the shares of any other series of its preferred stock owned by the investors. The Company is required to prepare and file with the Securities and Exchange Commission within 75 days of the closing of the Series D offering a registration statement on Form S-3, Form SB-2, or on another appropriate form, covering the resale of all of the registerable securities. In the event that the Company does not satisfy certain filing and other obligations in its registration rights agreement with the purchasers of its Series D Preferred Stock, it is required to pay such Series D Preferred Stock purchasers liquidated damages in an aggregate amount of up to 12% of the gross proceeds of the Series D offering. The common stock held by the former holders of the Company's Series A, Series B, and Series D Preferred Stock are being registered for resale on this prospectus.

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

OPERATING LEASES

         In September 2005, the Company entered into a lease agreement for office space. Prior to that the Company paid month to month rent at a monthly rate of $3,000. Rent payments are $9,969, $10,228, and $10,487 per month through September 30, 2006, 2007, and 2008, respectively. There is a separate 24 month lease which originated in September 2006, with rent payments per month of $4,818 and $5,010 for the twelve months ending August 31, 2007 and August 31, 2008, respectively. In August 2005, the Company entered into an equipment lease for twenty four months at a monthly rental rate of $687 per month.

         The following is a schedule by years of future minimum lease payments required under operating leases that have remaining noncancellable lease terms in excess of one year at December 31, 2006.

                YEAR ENDING             MINIMUM
                DECEMBER 31,            PAYMENTS
                ------------           ---------
                    2007               $ 298,000
                    2008                 188,000
                                       ---------

                                       $ 486,000
                                       =========

         Rent expense for the three months ended March 31, 2006 and 2007 was approximately $30,000 and $83,000, respectively. Rent expense for the year ended to December 31, 2005, was approximately $39,000 for office space and approximately $2,000 for office equipment. Rent expense for the year ended to December 31, 2006, was approximately $155,000 for office space and approximately $9,000 for office equipment, respectively.

EMPLOYMENT AGREEMENTS

         The Company has various employment agreements for members of its management. Each employment agreement states the compensation benefits and if termination occurs the Company shall continue to pay the executive's then-current base salary and bonus for the balance of the initial term. The average employment contract is two to three years. The future commitments under employment agreements are as follows:

                  YEAR ENDING              FUTURE
                  DECEMBER 31,           COMMITMENTS
                  ------------           -----------
                     2007                $ 1,578,000
                     2008                  1,034,000
                     2009                    233,000
                                         -----------

                                         $ 2,845,000
                                         ===========

                         NEW MOTION, INC. AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (AUDITED) AND
             THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

NOTE 11 - EMPLOYEE BENEFIT PLAN

         The Company's employee benefit plan covers all eligible employees with over three months of service and includes a savings plan under Section 401(k) of the Internal Revenue Code. The savings plan allows participants to make pretax contributions up to 90% of their earnings, with the Company contributing an additional 35% of up to six percent of an employee's compensation. During the year ended December 31, 2005 and 2006, the Company contributed approximately $1,700 and $20,000, respectively, to the plan. During the three months ended March 31, 2006 and 2007, the Company contributed approximately $5,000 and $6,000, respectively, to the plan.

NOTE 12 - RELATED PARTY TRANSACTIONS

         At various periods throughout the year ended December 31, 2005 and 2006, the Company rented a house owned by one of its officers to various Company employees visiting from out of town. For the year ended December 30, 2005 and 2006 rent payments to this officer totaled of $3,000 and $0, respectively.

         The Company utilizes the legal expertise of Stubbs, Alderton & Markiles LLP law firm, which is a founding shareholder of the Company. Total legal services paid to Stubbs, Alderton & Markiles LLP during the year ended December 31, 2005 and 2006 totaled approximately $46,000 and $112,000, respectively.


NOTE 13 - UNAUDITED SUBSEQUENT EVENTS

INCREASE IN AUTHORIZED SHARES, NAME CHANGE AND REVERSE SPLIT


         After receiving approval by written consent of holders of a majority of all classes of the Company's common and preferred stock voting together and as a single class, on May 2, 2007, the Company filed a certificate of amendment to its restated certificate of incorporation with the Delaware Secretary of State to effect the following corporate actions: (i) increase the authorized number of shares of the Company's common stock from 75,000,000 to 100,000,000, (ii) change the Company's corporate name to New Motion, Inc. from MPLC, Inc., and (iii) effect a 1-for-300 reverse split.


CONVERSION OF SERIES A, B, C AND D CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK

         On May 2, 2007, immediately after the effectiveness of the Reverse Split and as described above, all of the outstanding shares of the Company's Series A, Series B, Series C and Series D convertible preferred stock were converted into shares of its common stock. The one share of Series A Preferred Stock automatically converted into 1,200,000 shares of common stock, the 650 shares of Series B Preferred Stock automatically converted into 1,300,000 shares of common stock and the 8,333 shares of Series D Preferred Stock automatically converted into 1,666,658 shares of common stock. The Series C Preferred Stock was also converted into 7,263,688 shares of common stock on May 2, 2007. The effect of the Reverse Split and of the conversion of all classes of preferred stock into common shares of the Company have been retroactively applied to the financing transactions.

PURCHASE OF KATAZO ASSETS

         On May 25, 2007, the Company purchased from Opera Telecom USA a number of specified assets, including an established subscriber base, for a purchase price of $970,000. The Company is currently evaluating the accounting treatment of this asset purchase in accordance with SFAS 142, "Goodwill and Other Intangible Assets".

IVG NOTE

         On July 11, 2007, IVG converted all outstanding principal and accrued interest on the IVG Note into 172,572 shares of common stock at a conversion price of $3.44 per share, the fair market value of the Company's common stock on the date of issuance of the IVG Note.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Paragraph Ninth of our restated certificate of incorporation states that the personal liability of the directors is eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law.

         Paragraph Tenth of our restated certificate of incorporation states that we shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom we shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Article Eight of our By-Laws states that we shall have the power to indemnify our officers, directors, employees, and agents, and any such other persons as may be designated by the board or as may be provided in our By-Laws, to the full extent permitted by the laws of the State of Delaware.

         In addition to the indemnification required in our articles of incorporation and bylaws, we may enter into indemnity agreements with each of our current officers and directors to provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. To date, we have not entered into any indemnification agreements with our directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                   EXHIBIT
EXHIBIT DOCUMENT                                                   NUMBER
----------------                                                   -------

Restated certificate of incorporation, as amended...........         3.1
By-Laws of Registrant.......................................         3.5


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Registrant will bear all expenses of registration incurred in connection with this offering. The selling shareholders whose shares are being registered will bear all selling and other expenses. The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.


                                                                       AMOUNT
                                                                      -------

Registration fee - Securities and Exchange Commission .............   $ 2,642
Legal fees and expenses ...........................................   $60,000
Accounting fees and expenses ......................................   $10,000
Miscellaneous expenses ............................................   $ 5,000
                                                                      -------
     Total ........................................................   $77,642
                                                                      =======


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

RECENT SALES BY NEW MOTION, INC.

      REDEMPTION AND SALE

         On October 24, 2006, the company (now called New Motion, Inc.) and certain of our stockholders entered into a Common Stock Purchase Agreement with Trinad, pursuant to which we agreed to redeem 23,448,870 shares of common stock from the stockholders and sell an aggregate of 69,750,000 shares of our common stock (on a pre-reverse stock split basis), representing 93% of our issued and outstanding shares of common stock on the closing date, to Trinad in a private placement transaction for aggregate gross proceeds to us of $750,000, $547,720 of which was used for the redemption described below, and $202,280 was used to pay all loans to us from Isaac Kier, our former director and our former president, treasurer and secretary.


         The securities were acquired by Trinad for investment and not with a view of distribution thereof. No brokers, underwriters or finders were involved in the transaction and there was no general solicitation or advertising used in connection with the transaction. The issuance and sale of these securities was deemed exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.


         Simultaneously with the sale of shares of common stock to Trinad, we redeemed 23,448,870 shares of common stock (on a pre-reverse stock split basis) from certain of our stockholders for a purchase price of $547,720. In addition, following the closing, Mr. Kier or First Americas, an affiliate of Mr. Kier, was no longer obligated to provide office space or services to us.

         On April 26, 2005, we issued 25,828,983 restricted shares of our common stock (on a pre-reverse stock basis) to First Americas in exchange for $75,000 in cash. Mr. Kier, our former director, is the sole member of First Americas. First Americas subsequently distributed shares to Mr. Kier who sold shares to Mr. Chazen and three other individuals.


         The securities were acquired by Mr. Kier for investment and not with a view of distribution thereof. No brokers, underwriters or finders were involved in the transaction and there was no general solicitation or advertising used in connection with the transaction. The issuance and sale of these securities was deemed exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.


     EXCHANGE TRANSACTION

         On January 31, 2007, we entered into an exchange agreement ("Exchange Agreement") with New Motion Mobile, the stockholders of New Motion Mobile and Trinad. The closing of the transactions contemplated by the Exchange Agreement (the "Exchange") occurred on February 12, 2007. At the Closing, we acquired all of the outstanding shares of the capital stock of New Motion Mobile from the Stockholders in exchange for 500,000 of our Series C Convertible Preferred Stock, par value $0.10 per share (the "Series C Preferred Stock"), which was subsequently converted into 7,263,688 shares of our common stock on May 2, 2007, immediately and automatically upon the effectiveness of a 1-for-300 reverse stock split (the "Reverse Split").


         The securities were acquired by the stockholders of New Motion Mobile, Inc. for investment and not with a view of distribution thereof. No brokers, underwriters or finders were involved in the transaction and there was no general solicitation or advertising used in connection with the transaction. The issuance and sale of these securities was deemed exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.


     FINANCING TRANSACTION

         In combination with the Exchange, on January 24, 2007, we entered into the Series A Convertible Preferred Stock Purchase Agreement with Trinad and received gross proceeds of $3.5 million in exchange for one share of Series A Convertible Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"). On January 31, 2007, we entered into the Series B Convertible Preferred Stock Purchase Agreement with Watchung Road Associates, L.P., Lyrical Opportunity Partners II LP, Lyrical Opportunity Partners II Ltd. and Destar LLC and received gross proceeds of $6.5 million in exchange for 650 shares of our Series B Convertible Preferred Stock, par value $0.10 per share ("Series B Preferred Stock"). The closing of the purchase and sale of Series B Preferred Stock occurred on February 12, 2007. On May 2, 2007, the effective date of the Reverse Split, immediately and automatically upon the effectiveness of the Reverse Split, all issued and outstanding Series A Preferred Stock and Series B Preferred Stock converted into 1,200,000 and 1,300,000 shares of our common stock, respectively.

         On February 28, 2007, we entered into a Securities Purchase Agreement with various accredited investors and received gross proceeds of approximately $10 million in exchange for 8,333 shares of our Series D 8% Convertible Preferred Stock, par value $0.10 per share (the "Series D Preferred Stock"). This financing transaction closed on March 2, 2007, and upon the effectiveness of the Reverse Split on May 2, 2007, all issued and outstanding Series D Preferred Stock immediately and automatically converted into 1,666,658 shares of our common stock.

         Sanders Morris Harris, Inc. acted as placement agent in connection with the sale of our Series A, B and D Preferred Stock. For their services as placement agent, we paid Sanders Morris Harris, Inc. a fee equal to 7.5%, or approximately $1,500,000, of the gross proceeds from the financing and issued a five year warrant to Sanders Morris Harris, Inc. to purchase 290,909 shares of our common stock. The warrant is fully vested and have a per share exercise price of $5.50.

         In connection with the above stock issuances, other than as described, we did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act of 1933, as amended (the "Securities Act"). Each of the purchasers fell into one or more of the categories that follow: one of our existing stockholders or an accredited investor with whom we or one of our affiliates had a prior business relationship. As a result, no general solicitation or advertising was used in connection with the sales. In making the sales without registration under the Securities Act, we relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated thereunder.


RECENT SALES BY NEW MOTION MOBILE, INC.

         In May 2005, New Motion Mobile, Inc. (formerly New Motion, Inc.), our wholly owned subsidiary, issued an aggregate of 5,000,000 shares of its common stock (7,263,688 shares of Common Stock on a post-Reverse Split basis) in connection with the capitalization of the company by its stockholders in the amount of $100,000.

         New Motion Mobile had Secured Convertible Promissory Notes outstanding in the principal amounts of $15,000, $100,000 and $50,000 which were issued to Scott Walker, then its Chief Executive Officer and President and our current Chief Marketing Officer, on June 10, 2005, August 2, 2005, and August 24, 2005, respectively. In addition, New Motion Mobile had Secured Convertible Notes in the principal amounts of $35,000, $50,000 and $20,000 which were issued to SGE, a corporation owned by Allan Legator, then its Chief Financial Officer and Secretary and our current Chief Financial Officer and Secretary, on June 10, 2005, August 2, 2005, and August 24, 2005, respectively. The notes were convertible into securities issued in the next financing resulting in gross proceeds of at least $500,000 ("Qualified Financing") at 80% of the per share price in the Qualified Financing. Pursuant to the terms of the Secured Convertible Notes, each of Scott Walker and SGE were granted a right to receive a warrant to purchase that number of shares in the Qualified Financing equal to 30% of the shares purchasable by the principal amount of the Convertible Notes held by each of Scott Walker and SGE issuable upon consummation of the Qualified Financing. On January 26, 2007, New Motion Mobile agreed with each of Scott Walker and SGE that the warrants would entitle Scott Walker to purchase 9,900 shares of New Motion Mobile's common stock at an exercise price of $5.00 per share and SGE to purchase 6,300 shares of New Motion Mobile's common stock at an exercise price of $5.00 per share. After the Exchange and the assumption of the warrants, Scott Walker's warrant now entitles him to purchase 14,384 shares of Common Stock of New Motion, Inc. at an exercise price of $3.44 per share and SGE's warrant now entitles SGE to purchase 9,153 shares of New Motion, Inc.'s Common Stock at an exercise price of $3.44 per share. All notes referenced above were paid in full with interest according to the terms of such notes by September 2006.


         In connection with the above stock issuances, New Motion Mobile did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act. Each of the purchasers fell into one or more of the categories that follow: one of New Motion Mobile's existing stockholders, one of New Motion Mobile's creditors, one of New Motion Mobile's current or former officers or directors, or an accredited investor with whom New Motion Mobile or one of its affiliates had a prior business relationship. As a result, no general solicitation or advertising was used in connection with the sales. In making the sales without registration under the Securities Act, New Motion Mobile relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated under the Securities Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      The following exhibits are filed herewith:


 EXHIBIT
   NO.                                      TITLE
--------      ------------------------------------------------------------------

2.1 Plan of Reorganization dated January 25, 2005. Incorporated by reference to Exhibit 2.1 to the Registrant's Form 10-SB (File No. 000-51353) filed with the Commission on June 10, 2005.

2.2           Order  Confirming Plan of  Reorganization  dated January 25, 2005.
              Incorporated by reference to Exhibit 2.2 to the Registrant's Form 10-SB (File No. 000-51353) filed with the Commission on June 10, 2005.

2.3 Exchange Agreement dated January 31, 2007, among MPLC, Inc., New Motion, Inc., the Stockholders of New Motion, Inc. and Trinad Capital Master Fund, Ltd. Incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 1, 2007.

3.1 Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.2 Certificate of Amendment to the Restated Certificate of Incorporation, dated October 12, 2004. Incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.3 Certificate of Amendment to the Restated Certificate of Incorporation, dated April 8, 2005. Incorporated by reference to
              Exhibit 3.3 to the Registrant's Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.4 Certificate of Amendment to the Restated Certificate of Incorporation, dated May 2, 2007. Incorporated by reference to
              Exhibit 3.1 to the Registrant's current report on Form 8-K (File No. 34-51353) filed with the Commission on May 7, 2007.

3.5           Bylaws.   Incorporated   by   reference  to  Exhibit  3.4  to  the
              Registrant's Form 10-SB (File No. 000-51353) filed with the Commission on June 10, 2005.

4.1 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock. Incorporated by reference to Exhibit
              99.3 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on January 26, 2007.

4.2 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock. Incorporated by reference to Exhibit
              99.2 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 1, 2007.

4.3 Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. Incorporated by reference to Exhibit
              3.1.6 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

4.4 Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock. Incorporated by reference to Exhibit
              4.1 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on March 6, 2007.

4.5           Series  A  Convertible   Preferred   Stock   Registration   Rights
              Agreement. Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on January 26, 2007.

4.6           Series  D  Convertible   Preferred   Stock   Registration   Rights
              Agreement. Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on March 6, 2007.

4.7           2005 Stock  Incentive  Plan.  Incorporated by reference to Exhibit
              4.3 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

4.8           Form of Stock  Option  Agreement.  Incorporated  by  reference  to
              Exhibit 4.4 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

4.9           2007 Stock  Incentive  Plan.  Incorporated by reference to Exhibit
              4.9 to the Registrant's Current Report on Form 10-QSB (File No. 34-51353) filed with the Commission on May 15, 2007.


5.1 Opinion of Stubbs Alderton & Markiles, LLP. Incorporated by reference to Exhibit 5.1 to the Registrant's Registration
              Statement on Form SB-2 (File No. 333-143025) filed with the Commission on May 16, 2007.


10.1 Common Stock Purchase Agreement, dated October 24, 2006, among the Registrant, Trinad Capital Master Fund, Ltd., Isaac Kier, Jerome
              A.  Chazen,   Sid  Banon,   Lawrence  S.  Coben  and  Ralph  Kier.
              Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on October 30, 2006.

10.2 Series A Convertible Preferred Stock Purchase Agreement dated January 24, 2007, between the Registrant and Trinad Capital Master Fund, Ltd. Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K (File No. 000-51353) filed with the Commission on January 26, 2007.

10.3 Series B Convertible Preferred Stock Purchase Agreement dated January 30, 2007, among the Registrant, Watchung Road Associates, L.P., Lyrical Opportunity Partners II LP, Lyrical Opportunity Partners II Ltd. and Destar LLC. Incorporated by reference to
              Exhibit 10..33 to the Registrant's Current Report on Form 8-K (File No. 33-51353) filed with the Commission on February 13, 2007.

10.4 Series D Convertible Preferred Stock Purchase Agreement dated February 28, 2007, between the Registrant and various purchasers. Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 33-51353) filed with the Commission on March 6, 2007.

10.5 Voting Agreement dated February 12, 2007 among Trinad Capital Master Fund, Raymond Musci, MPLC Holdings, LLC, Europlay Capital Advisors, LLC and Scott Walker. Incorporated by reference to
              Exhibit 10.34 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.6 Master SMS Services Agreement dated April 19, 2005, between New Motion, Inc. and Mobile Messenger Pty Ltd. Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.7 Addendum dated April 28, 2005 to Master SMS Services Agreement dated April 19, 2005, between New Motion, Inc. and Mobile Messenger Pty Ltd. Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.8 Amendment to Mobile Gateway Agreement dated July 1, 2005, between New Motion, Inc. and Mobile Messenger Australia Pty Ltd. This amendment is an addendum to the Master SMS Services Agreement dated April 19, 2005, between New Motion, Inc. and Mobile Messenger Pty Ltd. Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.9 Standard Multi-Tenant Office Lease dated July 6, 2005, between New Motion, Inc. and Dolphinshire, L.P. Incorporated by reference to
              Exhibit 10.4 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.10 Software Development and Consulting Agreement dated July 19, 2005, between New Motion, Inc. and e4site, Inc. d/b/a Visionaire.
              Incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.11 Engagement Letter dated August 2, 2005 and amended January 10, 2006, between New Motion, Inc. and Anest Financial Solutions. Incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.12 Master Equipment Lease Schedule dated August 5, 2005, between New Motion, Inc. and VAResources, Inc. Incorporated by reference to
              Exhibit 10.7 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.13 Premium Service Agreement dated September 1, 2005, between New Motion, Inc. and Mobile Messenger Australia Pty Ltd. Incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.14 Executive Employment Agreement dated October 1, 2005, between New Motion, Inc. and Allan Legator. Incorporated by reference to
              Exhibit 10.9 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.15 Executive Employment Agreement dated March 8, 2007, between MPLC, Inc. and Scott Walker. Incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on March 14, 2007.

10.16 Executive Employment Agreement dated October 1, 2005, between New Motion, Inc. and Shane Maidy. Incorporated by reference to Exhibit
              10.11 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.17 Employment Agreement dated October 1, 2005, between New Motion, Inc. and Brian Singleton. Incorporated by reference to Exhibit
              10.12 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.18         Letter Agreement dated October 20, 2005, between New Motion,  Inc.
              and The Strickholm  Company.  Incorporated by reference to Exhibit
              10.13 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.19         License Agreement dated December 1, 2005, between New Motion, Inc.
              and Jaytu Technologies, LLC dba SigAlert.com. Incorporated by reference to Exhibit 10.14 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.20 Master Agreement for Products and Services dated December 29, 2005, between New Motion, Inc. and GoldPocket Wireless, Inc. Incorporated by reference to Exhibit 10.15 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.21 Marketing Agreement dated January 10, 2006, between New Motion, Inc. and Buongiorno USA, Inc. Incorporated by reference to Exhibit
              10.16 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.22 Contractor Agreement dated January 11, 2006, between New Motion, Inc. and Raymond Musci. Incorporated by reference to Exhibit 10.17 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.23 US Premium Master Service Agreement dated January 17, 2006, between New Motion, Inc. and Mobile Messenger Americas Pty Ltd. Incorporated by reference to Exhibit 10.18 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.24 Addendum dated January 17, 2006 to US Premium Master Service Agreement dated January 17, 2006, between New Motion, Inc. and Mobile Messenger Americas Pty Ltd. Incorporated by reference to
              Exhibit 10.19 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.25 Addendum dated January 18, 2006 to US Premium Master Service Agreement dated January 17, 2006, between New Motion, Inc. and Mobile Messenger Americas Pty Ltd. Incorporated by reference to
              Exhibit 10.20 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.26         Sublease Agreement dated July 12, 2006,  between New Motion,  Inc.
              and Aeronet Worldwide. Incorporated by reference to Exhibit 10.21 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.27         Engagement Letter dated August 4, 2006,  between New Motion,  Inc.
              and  Sanders  Morris  Harris Inc.  Incorporated  by  reference  to
              Exhibit 10.22 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.28 Executive Employment Agreement dated August 28, 2006, between New Motion, Inc. and Burton Katz. Incorporated by reference to Exhibit
              10.23 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.29 Employment Agreement dated October 24, 2006, between New Motion, Inc. and Derrin Griffiths. Incorporated by reference to Exhibit
              10.24 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.30 Executive Employment Agreement dated October 28, 2006, between New Motion, Inc. and Zach Greenberger. Incorporated by reference to
              Exhibit 10.26 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.31 Employment Agreement dated October 31, 2006, between New Motion, Inc. and Farlan Dowell. Incorporated by reference to Exhibit 10.27 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.32 Asset Purchase Agreement dated January 19, 2007, between New Motion, Inc. and Index Visual & Games Ltd. Incorporated by reference to Exhibit 10.28 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.33 Secured Convertible Promissory Note issued on January 19, 2007 by New Motion in favor of Index Visual & Games Ltd. Incorporated by reference to Exhibit 10.29 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.34 SMS Connectivity Agreement dated January 8, 2004, between Mobliss, Inc. and Cingular Wireless LLC, assigned to New Motion, Inc. on January 19, 2007. Incorporated by reference to Exhibit 10.30 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.35 Heads of Agreement dated January 19, 2007, between New Motion, Inc. and Index Visual & Games Ltd. Incorporated by reference to
              Exhibit 10.31 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.


21.1          Subsidiaries  of the  registrant.  Incorporated  by  reference  to
              Exhibit 21.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-143025) filed with the Commission on May 16, 2007.


23.1          Consent of Windes McClaughry Accountancy Corporation

23.2          Consent of Stubbs,  Alderton & Markiles,  LLP (included in Exhibit
              5.1)


99.1          Form of Specimen Stock Certificate.


         (b)      Financial Statement Schedules

         Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1)      File,   during   any  period  in  which  it  offers  or  sells
securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (e)  Request  for   acceleration   of   effective   date.   Insofar  as
indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         (g) RELIANCE ON 430C. For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine, California, on July 20, 2007.


                                     NEW MOTION, INC.
                                     (Registrant)

                                     By:  /s/ Burton Katz
                                          ----------------------------------
                                          Burton Katz
                                          Chief Executive Officer (Principal
                                          Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         NAME                         TITLE                            DATE
         ----                         -----                            ----


  /s/ Burton Katz          Chief Executive Officer and            July 20, 2007
-----------------------        Director (Principal
      Burton Katz              Executive Officer)

 /s/ Allan Legator         Chief Financial Officer and            July 20, 2007
-----------------------        Secretary (Principal
     Allan Legator             Financial and Accounting
                               Officer)

  /s/ Raymond Musci        President, Director                    July 20, 2007
-----------------------
     Raymond Musci

  /s/ Drew Larner          Director                               July 20, 2007
-----------------------
      Drew Larner

          *                Director                               July 20, 2007
-----------------------
    Robert S. Ellin

          *                Director                               July 20, 2007
-----------------------
  Barry I. Regenstein

          *                Director                               July 20, 2007
-----------------------
     Jerome Chazen


*By:  /s/ Allan Legator
      ----------------------------------
      Allan Legator, as Attorney-in-Fact

                                  EXHIBIT INDEX


 EXHIBIT
   NO.                                      TITLE
--------      ------------------------------------------------------------------

2.1 Plan of Reorganization dated January 25, 2005. Incorporated by reference to Exhibit 2.1 to the Registrant's Form 10-SB (File No. 000-51353) filed with the Commission on June 10, 2005.

2.2           Order  Confirming Plan of  Reorganization  dated January 25, 2005.
              Incorporated by reference to Exhibit 2.2 to the Registrant's Form 10-SB (File No. 000-51353) filed with the Commission on June 10, 2005.

2.3 Exchange Agreement dated January 31, 2007, among MPLC, Inc., New Motion, Inc., the Stockholders of New Motion, Inc. and Trinad Capital Master Fund, Ltd. Incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 1, 2007.

3.1 Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.2 Certificate of Amendment to the Restated Certificate of Incorporation, dated October 12, 2004. Incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.3 Certificate of Amendment to the Restated Certificate of Incorporation, dated April 8, 2005. Incorporated by reference to
              Exhibit 3.3 to the Registrant's Form 10-SB (File No. 34-51353) filed with the Commission on June 10, 2005.

3.4 Certificate of Amendment to the Restated Certificate of Incorporation, dated May 2, 2007. Incorporated by reference to
              Exhibit 3.1 to the Registrant's current report on Form 8-K (File No. 34-51353) filed with the Commission on May 7, 2007.

3.5           Bylaws.   Incorporated   by   reference  to  Exhibit  3.4  to  the
              Registrant's Form 10-SB (File No. 000-51353) filed with the Commission on June 10, 2005.

4.1 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock. Incorporated by reference to Exhibit
              99.3 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on January 26, 2007.

4.2 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock. Incorporated by reference to Exhibit
              99.2 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 1, 2007.

4.3 Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. Incorporated by reference to Exhibit
              3.1.6 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

4.4 Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock. Incorporated by reference to Exhibit
              4.1 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on March 6, 2007.

4.5           Series  A  Convertible   Preferred   Stock   Registration   Rights
              Agreement. Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on January 26, 2007.

4.6           Series  D  Convertible   Preferred   Stock   Registration   Rights
              Agreement. Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on March 6, 2007.

4.7           2005 Stock  Incentive  Plan.  Incorporated by reference to Exhibit
              4.3 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.


                                      EX-1

4.8           Form of Stock  Option  Agreement.  Incorporated  by  reference  to
              Exhibit 4.4 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

4.9           2007 Stock  Incentive  Plan.  Incorporated by reference to Exhibit
              4.9 to the Registrant's Current Report on Form 10-QSB (File No. 34-51353) filed with the Commission on May 15, 2007.


5.1 Opinion of Stubbs Alderton & Markiles, LLP. Incorporated by reference to Exhibit 5.1 to the Registrant's Registration
              Statement on Form SB-2 (File No. 333-143025) filed with the Commission on May 16, 2007.


10.1 Common Stock Purchase Agreement, dated October 24, 2006, among the Registrant, Trinad Capital Master Fund, Ltd., Isaac Kier, Jerome
              A.  Chazen,   Sid  Banon,   Lawrence  S.  Coben  and  Ralph  Kier.
              Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on October 30, 2006.

10.2 Series A Convertible Preferred Stock Purchase Agreement dated January 24, 2007, between the Registrant and Trinad Capital Master Fund, Ltd. Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K (File No. 000-51353) filed with the Commission on January 26, 2007.

10.3 Series B Convertible Preferred Stock Purchase Agreement dated January 30, 2007, among the Registrant, Watchung Road Associates, L.P., Lyrical Opportunity Partners II LP, Lyrical Opportunity Partners II Ltd. and Destar LLC. Incorporated by reference to
              Exhibit 10..33 to the Registrant's Current Report on Form 8-K (File No. 33-51353) filed with the Commission on February 13, 2007.

10.4 Series D Convertible Preferred Stock Purchase Agreement dated February 28, 2007, between the Registrant and various purchasers. Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 33-51353) filed with the Commission on March 6, 2007.

10.5 Voting Agreement dated February 12, 2007 among Trinad Capital Master Fund, Raymond Musci, MPLC Holdings, LLC, Europlay Capital Advisors, LLC and Scott Walker. Incorporated by reference to
              Exhibit 10.34 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.6 Master SMS Services Agreement dated April 19, 2005, between New Motion, Inc. and Mobile Messenger Pty Ltd. Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.7 Addendum dated April 28, 2005 to Master SMS Services Agreement dated April 19, 2005, between New Motion, Inc. and Mobile Messenger Pty Ltd. Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.8 Amendment to Mobile Gateway Agreement dated July 1, 2005, between New Motion, Inc. and Mobile Messenger Australia Pty Ltd. This amendment is an addendum to the Master SMS Services Agreement dated April 19, 2005, between New Motion, Inc. and Mobile Messenger Pty Ltd. Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.9 Standard Multi-Tenant Office Lease dated July 6, 2005, between New Motion, Inc. and Dolphinshire, L.P. Incorporated by reference to
              Exhibit 10.4 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.10 Software Development and Consulting Agreement dated July 19, 2005, between New Motion, Inc. and e4site, Inc. d/b/a Visionaire.
              Incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.11 Engagement Letter dated August 2, 2005 and amended January 10, 2006, between New Motion, Inc. and Anest Financial Solutions. Incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.12 Master Equipment Lease Schedule dated August 5, 2005, between New Motion, Inc. and VAResources, Inc. Incorporated by reference to
              Exhibit 10.7 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.13 Premium Service Agreement dated September 1, 2005, between New Motion, Inc. and Mobile Messenger Australia Pty Ltd. Incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.


                                      EX-2

10.14 Executive Employment Agreement dated October 1, 2005, between New Motion, Inc. and Allan Legator. Incorporated by reference to
              Exhibit 10.9 to the Registrant's Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.15 Executive Employment Agreement dated March 8, 2007, between MPLC, Inc. and Scott Walker. Incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on March 14, 2007.

10.16 Executive Employment Agreement dated October 1, 2005, between New Motion, Inc. and Shane Maidy. Incorporated by reference to Exhibit
              10.11 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.17 Employment Agreement dated October 1, 2005, between New Motion, Inc. and Brian Singleton. Incorporated by reference to Exhibit
              10.12 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.18         Letter Agreement dated October 20, 2005, between New Motion,  Inc.
              and The Strickholm  Company.  Incorporated by reference to Exhibit
              10.13 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.19         License Agreement dated December 1, 2005, between New Motion, Inc.
              and Jaytu Technologies, LLC dba SigAlert.com. Incorporated by reference to Exhibit 10.14 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.20 Master Agreement for Products and Services dated December 29, 2005, between New Motion, Inc. and GoldPocket Wireless, Inc. Incorporated by reference to Exhibit 10.15 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.21 Marketing Agreement dated January 10, 2006, between New Motion, Inc. and Buongiorno USA, Inc. Incorporated by reference to Exhibit
              10.16 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.22 Contractor Agreement dated January 11, 2006, between New Motion, Inc. and Raymond Musci. Incorporated by reference to Exhibit 10.17 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.23 US Premium Master Service Agreement dated January 17, 2006, between New Motion, Inc. and Mobile Messenger Americas Pty Ltd. Incorporated by reference to Exhibit 10.18 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.24 Addendum dated January 17, 2006 to US Premium Master Service Agreement dated January 17, 2006, between New Motion, Inc. and Mobile Messenger Americas Pty Ltd. Incorporated by reference to
              Exhibit 10.19 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.25 Addendum dated January 18, 2006 to US Premium Master Service Agreement dated January 17, 2006, between New Motion, Inc. and Mobile Messenger Americas Pty Ltd. Incorporated by reference to
              Exhibit 10.20 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.26         Sublease Agreement dated July 12, 2006,  between New Motion,  Inc.
              and Aeronet Worldwide. Incorporated by reference to Exhibit 10.21 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.27         Engagement Letter dated August 4, 2006,  between New Motion,  Inc.
              and  Sanders  Morris  Harris Inc.  Incorporated  by  reference  to
              Exhibit 10.22 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.28 Executive Employment Agreement dated August 28, 2006, between New Motion, Inc. and Burton Katz. Incorporated by reference to Exhibit
              10.23 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.29 Employment Agreement dated October 24, 2006, between New Motion, Inc. and Derrin Griffiths. Incorporated by reference to Exhibit
              10.24 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.30 Executive Employment Agreement dated October 28, 2006, between New Motion, Inc. and Zach Greenberger. Incorporated by reference to
              Exhibit 10.26 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.


                                      EX-3

10.31 Employment Agreement dated October 31, 2006, between New Motion, Inc. and Farlan Dowell. Incorporated by reference to Exhibit 10.27 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.32 Asset Purchase Agreement dated January 19, 2007, between New Motion, Inc. and Index Visual & Games Ltd. Incorporated by reference to Exhibit 10.28 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.33 Secured Convertible Promissory Note issued on January 19, 2007 by New Motion in favor of Index Visual & Games Ltd. Incorporated by reference to Exhibit 10.29 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.34 SMS Connectivity Agreement dated January 8, 2004, between Mobliss, Inc. and Cingular Wireless LLC, assigned to New Motion, Inc. on January 19, 2007. Incorporated by reference to Exhibit 10.30 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.

10.35 Heads of Agreement dated January 19, 2007, between New Motion, Inc. and Index Visual & Games Ltd. Incorporated by reference to
              Exhibit 10.31 to the Registrants Current Report on Form 8-K (File No. 34-51353) filed with the Commission on February 13, 2007.


21.1          Subsidiaries  of the  registrant.  Incorporated  by  reference  to
              Exhibit 21.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-143025) filed with the Commission on May 16, 2007.


23.1          Consent of Windes McClaughry Accountancy Corporation

23.2          Consent of Stubbs,  Alderton & Markiles,  LLP (included in Exhibit
              5.1)


99.1          Form of Specimen Stock Certificate.



                                      EX-4